                                                                    EXHIBIT 10.1

                               SUBLEASE AGREEMENT


         This Sublease Agreement (the "Sublease") is made and entered into as of the 31 day of October, 1999, by and between ContiGroup Companies, Inc., a Delaware corporation, formerly known as Continental Grain Company ("Sublessor") and Web Street, Inc., a Delaware corporation ("Sublessee") (Sublessor and Sublessee are hereinafter collectively referred to as the "Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, 222 Riverside Plaza Corp, a Delaware corporation, as landlord ("Landlord"), and Sublessor, as tenant ("Tenant"), entered into that certain Lease dated July 12, 1995 (the "Master Lease"), which Master Lease is attached hereto as Exhibit A; and

         WHEREAS, pursuant to the terms of the Master Lease, Sublessor is leasing from Landlord 67,000 square feet consisting of Suites 900 and 1100 (the "Master Lease Premises") within that certain building (the "Building") located at the property commonly known as the 222 South Riverside Plaza, Chicago, Illinois; and

         WHEREAS, the term of the Master Lease expires on March 31, 2008; and

         WHEREAS, Sublessor desires to sublease that portion of the Master Lease Premises to Sublessee consisting of approximately 33,500 rentable square feet located in Suite 1100 of the Building (the "Premises"), and Sublessee desires to sublease the Premises from Sublessor, all upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, Landlord has reviewed this Sublease and has consented to the sublease of the Premises.

         NOW, THEREFORE, in consideration of the recitals set forth above, which as fully incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all Parties hereto, the Parties hereby covenant, acknowledge, represent and agree as follows:

         1. DEMISE; TERM. Sublessor hereby subleases the Premises to Sublessee and Sublessee hereby subleases the Premises from Sublessor, for a term commencing as of November 1, 1999 (the "Commencement Date") and expiring March 31, 2008 or on such earlier date upon which said term may expire or terminate (the "Sublease Term") pursuant to any of the provisions of the Master Lease or this Sublease or pursuant to law or on such later date upon which said term may be extended pursuant to the terms of this Sublease. Sublessor shall deliver possession of the Premises in broom-clean condition to Sublessee on the Commencement Date. Notwithstanding the foregoing, Sublessee shall be entitled, upon full execution of, and Landlord's written consent, to this Sublease and Sublessee's payment to Sublessor of $75,000 of the Security Deposit, to enter into the Premises prior to the Commencement Date but in no event prior to October 11, 1999 for purposes of installing

Sublessee's phone and data processing hookups. All of the covenants and conditions of this Sublease, including without limitation provisions regarding indemnification and insurance, shall apply to and shall control Sublessee's use of the Premises prior to the Commencement Date, except that Lessee shall not be required to pay Rent or pay the Additional Obligations (as defined herein).

         2. RENT. Sublessee agrees to pay to Sublessor, without previous demand therefor and without right of set-off, abatement, credit or deduction, except as expressly provided herein, rent for the Premises (the "Rent") (the Rent includes an amount equal to $3,154.58 per month, which amount is allocable to Sublessor's leasing of the Furniture, as hereinafter defined, to Sublessee, pursuant to the terms of Paragraph 19 herein), payable at the address of Sublessor set forth in Paragraph 17 of this Sublease or at such other address as Sublessor may from time to time designate by notice to Sublessee, in the amounts set forth below:

                                      Rent                        Rent
     Period                         (Annual)                    (Monthly)
     ------                         --------                    ---------

November 1, 1999 -
March 31, 2000                    $649,230.00                   54,102.50

April 1, 2000 -
March 31, 2001                     665,980.00                   55,498.33

April 1, 2001 -
March 31, 2002                     699,480.00                   58,290.00

April 1, 2002 -
March 31, 2003                     716,230.00                   59,685.83

April 1, 2003 -
March 31, 2004                     732,980.00                   61,081.66

April 1, 2004 -
March 31, 2005                     749,730.00                   62,477.50

April 1, 2005 -
March 31, 2006                     766,480.00                   63,873.33

April 1, 2006 -
March 31, 2007                     783,230.00                   65,269.16

April 1, 2007 -
March 31, 2008                     799,980.00                   66,665.00

Rent shall be payable to Sublessor in advance commencing on November 1, 1999 and thereafter on the first day of each month during the Sublease Term. Rent for any partial month shall be prorated on a per diem basis.

         3. NET MASTER LEASE - ADDITIONAL OBLIGATIONS. The Parties intend that the Rent provided in this Sublease shall be a net payment to Sublessor; that the Sublease shall continue for the full Sublease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Premises, including any damage or destruction affecting the Premises, and any action by any governmental authority relating to or affecting the Premises except as otherwise specifically provided in this Sublease; that the Rent shall be absolutely payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Sublease; that Sublessor shall not be required to pay any costs or expenses or provide any services or do any act in connection with the Premises and that Sublessee shall bear all costs and expenses relating to the Premises to the extent required under the Master Lease. Accordingly, subject to the provisions of the Master Lease, Sublessee covenants and agrees to pay in addition to the Rent, all costs and expenses relating to the Premises which are the responsibility of Sublessor pursuant to the terms of the Master Lease ("Additional Obligations"). In connection with Sublessee's obligation to pay all such Additional Obligations, Sublessee's proportionate share of the rentable square feet of the Building shall be deemed to be 3.307%. With respect to any insurance required to be provided by Sublessee pursuant to the terms of this Sublease, all such insurance shall name both Landlord and Sublessor as additional insureds, to the extent provided for in the Master Lease.

         4. ASSIGNMENT; SUBLETTING. Sublessee will not sublet the Premises, or any portion thereof, or assign this Sublease in whole or in part, for collateral purposes or otherwise, or permit use or occupancy of the Premises, or any portion thereof, by others without the prior written consent of Sublessor and Landlord in each instance being first obtained. In the event Sublessor and Landlord shall consent to any specific assignment, subletting, or occupancy, such consent shall not be construed as relieving Sublessee from any liability under this Sublease or from responsibility for obtaining Sublessor's and Landlord's prior written consent to any further assignment, subletting or occupancy.

         5. INCORPORATION OF THE MASTER LEASE.

         (a) The terms, covenants, conditions and definitions of the Master Lease (except such that are specifically excluded from this Sublease) are hereby incorporated in and made a part of this Sublease with the same force and effect as though set forth at length herein. By virtue of such incorporation, the term "Landlord" and "Tenant" in the Master Lease shall be deemed, for the purposes of this Sublease, to refer to Sublessor and Sublessee respectively.

         (b) All of the rights and obligations conferred and imposed by the Master Lease upon Sublessor are hereby conferred and imposed upon Sublessee with respect to the Premises, except as hereinafter expressly set forth. Sublessee shall, with respect to the Premises, duly and fully keep, observe and perform each and every term and covenant on Sublessor's part to be observed and performed as lessee under the Master Lease, except as such terms and covenants are expressly modified by the terms of this Sublease. Notwithstanding anything to the contrary contained herein,

Sublessee shall not (i) take any action inconsistent with the terms of the Master Lease, (ii) do or permit to be done by its agents, contractors, employees, invitees, visitors or licensees, anything prohibited to Sublessor as the lessee under the Master Lease, or which would constitute, with or without the giving of notice or the passage of time or both, a default under the Master Lease; or (iii) take any action or do or permit anything which would result in any additional cost or other liability to Sublessor under the Master Lease. With respect to any provision of the Master Lease which is incorporated herein and provides for an abatement of rent under certain circumstances, Sublessee shall be entitled to any such rent abatement thereunder only to the extent that Sublessor actually receives a rent abatement under the Master Lease. Any inconsistency between the Master Lease and this Sublease which relates to obligations of, or restrictions on, Sublessee, shall be resolved in favor of that obligation which is more onerous to Sublessee or that restriction which is more restrictive of Sublessee, as the case may be.

         (c) In the event of Sublessee's default under this Sublease, Sublessor shall have available to it all of the remedies available to Landlord under the Master Lease in the event of a like default on the part of the Sublessor as lessee thereunder. Such remedies shall be in addition to all other remedies available to Sublessor at law or in equity. In addition, in the event that Sublessor reasonably believes that a condition exists which could give rise to a default by Sublessee under the terms of the Master Lease or this Sublease and which condition Sublessor in its reasonable discretion believes will not be cured by Sublessee, then Sublessor shall have the right, but not the obligation, upon three (3) days' advance written notice to Sublessee, to take any and all steps to cure such condition, including, without limitation, the payment of money or entry upon the Premises to perform Sublessee's obligations, and Sublessor shall be entitled to receive payment from Sublessee of any and all costs and expenses incurred by Sublessor, including reasonable attorneys' fees and costs, in connection with the cure or attempted cure of any such condition.

         (d) Sublessor shall not be obligated to perform and shall not be liable for the performance by Landlord of any of the obligations of Landlord under the Master Lease. Sublessor shall not be liable with respect to any representations or warranties of Landlord contained in the Master Lease, nor shall Sublessor be deemed to have made any representations or warranties to Sublessee by virtue of the incorporation of the Master Lease into this Sublease. Sublessee shall have no claim against Sublessor by reason of any default on the part of Landlord. Sublessee shall not make any claim against Sublessor for any damages which may arise by reason of any act or omission, whether intentional or negligent, of Landlord. Nothing herein contained shall be deemed to authorize Sublessee to represent Sublessor in connection with any suit or claim by or against Landlord. Sublessor shall have no obligation to render any services to Sublessee in or to the Premises of any nature whatsoever or to expend any money for the preservation or repair of the Premises. Sublessee agrees to look solely to Landlord for the furnishing of any services to which Sublessor may be entitled under the Master Lease. Provided Sublessee in not in default under this Sublease, Sublessor agrees to cooperate with Sublessee, and to use reasonable efforts (without, however, incurring any liabilities or expenses (other than those liabilities or expenses which Sublessee agrees to reimburse)) to enforce for the benefit of Sublessee the obligations of Landlord to Sublessor under the Master Lease insofar as they relate to the Premises. Any and all out-of-pocket expenses of Sublessor arising from Sublessor's action taken pursuant to this Paragraph shall be promptly reimbursed by Sublessee within ten (10) days after receipt of written demand thereof in reasonable detail. The foregoing covenant shall not be deemed to require that Sublessor commence legal action to enforce the obligations of Landlord.

         (e) If Landlord shall default in any of its obligations to Sublessor with respect to the Premises and such default continues notwithstanding Sublessor's demands that Landlord provide such services then and in such event and provided that Sublessor shall have received "Adequate Assurance" (as defined below), Sublessee may either in its own name or in the name of Sublessor commence legal action against Landlord. As used herein "Adequate Assurance" means Sublessee providing Sublessor with an indemnity agreement in form reasonably satisfactory to Sublessor and its counsel indemnifying Sublessor against any and all claims, charges, costs or expenses (including reasonable attorneys' fees) that may be incurred in connection with or arising out of Sublessee's enforcement or attempted enforcement of such rights described hereunder.

         (f) The following provisions of the Master Lease are specifically agreed to be inapplicable as between Sublessor and Sublessee: Schedule (except for Sections 3, 5 and 7); Lease Term (Section 1); Tender of Possession; Early Occupancy (Section 2); Assignment and Subletting (Section 12); Real Estate Broker (Section 29); Existing Lease (Section 32); Allowances (Section 33); Right to Adjust Initial Office Space (Section 34); Right to Renew (Section 35); Right of Offer (Section 36); Option For Expansion Space (Section 37); Termination Option (Section 38); Drop Space Option (Section 39); Satellite Dish Installation (Section 40); Lessor's Additional Obligations and Agreements (Section 42(c)); Floor Plan for 9th Floor Office Space (Exhibit A-1); Storage Space (Exhibit A-2); Workletter (Exhibit B); Floor Plan for 14th Floor Reserved Space (Exhibit
F).

         (g) Provided that Sublessee is not in default beyond any applicable cure period, Sublessor agrees that it shall not exercise its right to either terminate the Master Lease (as provided in Section 38 of the Master Lease) or to eliminate the Premises from the Master Lease Premises (as provided in Section 39 of the Master Lease).

         6. CONSENT OF LANDLORD. In any case where this Sublease (including the provisions of the Master Lease which are incorporated herein by reference) requires Sublessee to obtain the consent or approval of Sublessor, whether prior to the taking of any action or otherwise, Sublessee shall, in addition to obtaining the consent or approval of Sublessor, obtain (at the time required) the consent or approval of Landlord, if such consent or approval is required by the Master Lease. In the event that Landlord's consent or approval is so required, Sublessee shall not contact Landlord directly, but shall deliver a written request for such consent or approval to Sublessor. Sublessor shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required other than the prompt transmission by Sublessor to Landlord of Sublessee's request for such consent or approval. Sublessee shall keep Sublessor apprised of any communications between Landlord and Sublessee to the extent any such communications have a material affect on Sublessor, whether under this Sublease, the Master Lease, or otherwise.

         7. INDEMNIFICATION. Sublessee hereby indemnifies and agrees to defend and hold Sublessor and Landlord harmless from and against any and all costs, claims, actions, damages, demands, expenses (including reasonable attorneys' and consultants' fees), injuries, judgments, liabilities, penalties, losses and suits, suffered sustained or incurred by Sublessor and Landlord in connection with, or as a result of, any accident, act or omission, claim, hazard, injury, violation of any environmental, health, fire, zoning, building or safety codes, ordinances or regulations, death or damage to person or property arising, directly or indirectly, in whole or in part, out of the business conducted in, or the use or occupancy of the Premises, or occurring in, on or about the premises, or any portion thereof, or arising from the use or condition of the Furniture, or arising from any default of Sublessee under the Master Lease or this Sublease, or arising, directly or indirectly, in whole or in part, from any act or omission of Sublessee or its licensees, servants, agents, employees, invitees, guests, suppliers or contractors or the breach or default by Sublessee of any term, provision, covenant, or condition contained in the Master Lease or this Sublease. The scope of this indemnification shall, at Sublessor's option, include, but not be limited to, defending or resisting, with attorneys reasonably satisfactory to Sublessor, any actions suit, claim, demand or proceeding that may be filed, instituted or brought against Sublessor or to which Sublessor may be made a party.

         8. CONDITION AND USE OF PREMISES. Sublessee acknowledges that it has fully inspected the Premises, is satisfied with the condition thereof and is taking the Premises in an "as-is" and "where-is" condition, subject only to latent defects to the same extent as provided under Section 13 of the Master Lease, and other than the express representations and warranties contained in this Sublease, Sublessor makes no representations or warranties (either express or implied) of merchantability or fitness for a particular purpose. No promise of Sublessor to alter, remodel or improve the Premises, or any portion of the Premises, and no representation respecting the condition of the Premises has been made by Sublessor or any employee, agent or representative of Sublessor to Sublessee. Sublessee's taking of possession of the Premises shall constitute an unconditional acceptance by it of the condition thereof.

         9. ALTERATIONS. Sublessee shall not make any alteration, improvement, decoration, or installation, including wall hangings (hereinafter called "Alterations") in or to the Premises, without in each instance obtaining the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed in the event that Landlord indicates to Sublessor that it shall consent to the Alterations and provided further that no consent shall be required for Alterations that cost $50,000 or less and do not affect the structure or systems of the Building. If any Alterations that require Sublessor's consent are made without consent, without limiting or waiving other remedies available to it, Sublessor may remove the same, and may correct, repair and restore the Premises and any damage arising from such removal, and Sublessee shall be liable for any and all costs and expenses incurred by Sublessor in the performance of this work. Alterations existing on the Premises upon the termination of this Sublease which have been put in at the expense of Sublessee shall remain upon and be surrendered with the Premises as a part thereof and thereupon become the property of Sublessor without cost, charge or reimbursement to Sublessee; provided, however, that at the written request of Sublessee submitted to Sublessor at such time as Sublessee requests Sublessor's consent to any proposed Alterations, Sublessor shall, at the time it grants consent to any proposed Alterations, designate those proposed Alterations Sublessee shall be required to remove upon the expiration or termination of this Sublease. All Alterations designated by Sublessor to be removed shall be removed by Sublessee, at Sublessee's sole cost and expense and the Sublease Premises shall be restored by Sublessee to the same condition as existed prior to the date of this Sublease.

         10. WAIVER OF CLAIMS. Except to the extent caused by Landlord's or Sublessor's negligence, Sublessee hereby waives any claim which may arise against Landlord or Sublessor during the Sublease Term for any loss, or damage to any of Sublessee's property or the property of any of its agents, employees or invitees, located upon or constituting a part of the Premises, or for any liability relating to personal injury or death in or about the Premises which loss, damage or liability is covered by insurance policies. Inasmuch as the aforesaid waiver will preclude the assignment of any such claim by way of subrogation or otherwise to an insurance company or any other person, Sublessee agrees to give each insurance company which has issued fire and extended coverage, personal property, property or public liability coverage, written notice of the terms of said waiver immediately and shall have said insurance policies properly endorsed with a waiver of subrogation. Evidence of said waiver shall be forwarded to Sublessor upon request. Sublessor shall endeavor to obtain Landlord's consent to a waiver of subrogation rights as against Sublessee, provided, however, that Sublessor's failure to obtain such consent shall not be deemed a default under this Sublease and this Sublease shall remain in full force and effect.

         11. COMPLIANCE WITH LAWS. To the extent not the obligation of the Landlord under the terms of the Master Lease, Sublessee shall, throughout the Sublease Term, and at Sublessee's sole cost and expense, promptly comply or cause compliance with (including compliance by all employees, agents, representatives or others acting on its behalf), and in any event shall not commit any act or omission which would result in any breach or violation of, any and all laws, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same shall be presently within the contemplation of Sublessor and Sublessee or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, irrespective of the cost thereof, which may be applicable to the Premises.

         12. INSURANCE. With respect to the Premises, Sublessee agrees to maintain the insurance coverage required to be provided by Sublessor in accordance with Section 9 of the Master Lease. Sublessor shall also be insured as an additional named insured and loss payee on all such policies.

         13. CASUALTY. In reference to Section 17 of the Master Lease, Sublessor shall have no obligation to repair or rebuild the Premises in the event that the same are damaged or destroyed by reason of fire, or other casualty. If the Master Lease is terminated pursuant to Section 17 of the Master Lease, this Sublease shall also terminate and Sublessor and Sublessee shall be relieved of all obligations hereunder arising on and after the date of such termination. In the event that Sublessor has the option to terminate the Master Lease due to casualty as provided in Sections 17(b) and 17(c) of the Master Lease, Sublessor shall promptly transmit to Sublessee a copy of Landlord's notice regarding repair or restoration of the Premises, and Sublessee shall have the option to terminate this Sublease by written notice to Sublessor delivered on or before ten (10) days after Sublessee's receipt of such notice.

         14. DEFAULT. If Sublessee shall default in the fulfillment of any of its covenants and agreements set forth herein or under the Master Lease, and, as to any monetary defaults under this Sublease or any monetary or non-monetary defaults under the Master Lease, Sublessee shall fail to cure the default within one-half of the time period provided for cure of such default under the Master

Lease, Sublessor shall have the same rights and remedies with respect to such default as provided to Landlord under the Master Lease. If a non-monetary default occurs under the Sublease for which a cure period is not otherwise provided under the terms of the Master Lease, then Sublessee shall cure any such default within thirty (30) days after written notice thereof. In addition to the foregoing, and not in limitation thereof, Sublessor shall have the right, but shall not be obligated, to cure any breach or default of Sublessee under this Sublease, or the Master Lease, and to enter the Sublease Premises for such purpose, and any and all costs incurred by Sublessor in connection with the curing of any such breach or default, shall become immediately due and payable to Sublessor.

         15. NON-WAIVER. Failure of Sublessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such action in law or in equity, as might be lawful or authorized hereunder. No waiver by Sublessor of a default by Sublessee shall be implied, and no express waiver by Sublessor shall affect any default other than the default specified in such waiver and then only for the time and extension therein stated. All rights and remedies specifically granted to Sublessor herein, shall be cumulative and not mutually exclusive.

         16. SURRENDER. Upon expiration of the Sublease Term hereof, or if, at any time prior to expiration of the Sublease Term, this Sublease shall be terminated as a result of the Sublessee's default hereunder or otherwise, Sublessee shall immediately quit and surrender up to Sublessor possession of the Premises in a broom-clean condition and in good order and repair, ordinary wear and tear and loss by fire or other casualty excepted, and, Sublessee shall remove all of its property therefrom, and any alterations or improvements made by or on behalf of Sublessee that have been previously designated for removal by Sublessor pursuant to Paragraph 9 of this Sublease, all in accordance with the terms of the Master Lease as modified by the terms of this Sublease. Sublessee's obligation to observe or perform this covenant shall survive the expiration or termination of this Sublease.

         17. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, first class air mail, telex, telecopier, or air courier to the parties set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; seven business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the first business day after timely delivery to the courier, if sent by air-courier.


If to:                       If to:                       If to:

Sublessor:                   Sublessee:                   Landlord:
---------                    ---------                    --------
ContiGroup Companies, Inc.   Web Street, Inc.             222 Riverside Plaza Corp.
222 South Riverside Plaza    510 Lake Cook Road           c/o New York State
9th Floor                    Deerfield, Illinois  60015   Teachers' Retirement System
Chicago, Illinois  60606     Attn:  Stuart A. Cohn        10 Corporate Woods Dr.
Fax:  (312) 466-6574         Fax:  (847) 267-9295         Albany, New York  12211
Attn:  Gerard J. Schulte,                                 Attn:  William C. Hammarstrom

                                   - and to -

ContiGroup Companies, Inc.
277 Park Avenue
New York, New York
Attention: General Counsel

         18. SECURITY DEPOSIT. On or prior to the Commencement Date, Sublessee shall deposit with Sublessor the sum of $230,033.33 as security for the full and faithful performance of every provision of this Sublease to be performed by Sublessee. If Sublessee defaults, with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, Sublessor may use, apply or retain all or any part of said security deposit for the payment of any Rent and any other sum in default or for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. Provided Sublessor does not deposit the security deposit in an interest bearing account, Sublessee shall not be entitled to interest on any security deposit. If Sublessor elects to deposit the security deposit in an interest bearing account, Sublessee shall be entitled to the accrued interest. If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, or shall timely cure any and all defaults, said security deposit or any balance thereof shall be returned to Sublessee upon the date which is thirty (30) days after the expiration of the Sublease Term and Sublessee's vacation of the Premises. Notwithstanding the forgoing and provided that (i) Sublessor has not then used, applied or retained any part of the Security Deposit as provided under the terms of this Sublease and (ii) Sublessee is not then in default under this Sublease, Sublessee shall be entitled to receive partial refunds of the Security Deposit in the amount of $57,508.33 on the first and third anniversaries of the Commencement Date.

         19. FURNITURE. Subject to the terms and conditions herein, the sublease of the Premises hereunder shall also include all furniture and other equipment located at the Premises as of the date hereof as set forth on the inventory attached hereto as Exhibit B (the "Furniture"), but specifically excluding therefrom those items indicated as excluded on Exhibit B. A portion of the Rent hereunder in the amount of $3,154.58 per month (or $37,854.96 annually) shall be allocated to the lease of the Furniture hereunder, which amount shall be deemed to be consideration reasonably attributable to reimburse Sublessor for Sublessor's personal property. Upon the expiration of the Sublease Term, and provided Sublessee has made all payments of Rent hereunder and Sublessee is not otherwise then in default hereunder, title to the Furniture shall pass to Sublessee, free and clear of any liens, claims or encumbrances of Sublessor. Sublessee shall accept the Furniture in its current "as-is" condition. Sublessee shall use the Furniture in a careful and proper manner and shall comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of the Furniture. Sublessee, at Sublessee's own cost and expense, shall keep the Furniture in good repair, condition, and working order. Sublessee shall ensure that the Furniture is not subjected to careless or needlessly rough usage. Sublessee, without prior written consent of Sublessor, shall not permit the Furniture to be removed from the Premises. If this Sublease is terminated prior to the expiration of the Sublease Term, Sublessee shall return the Furniture to Sublessor in good repair, ordinary wear and tear resulting from proper use alone excepted, in the manner as may be specified by Sublessor. Sublessee assumes all risk of loss of and damage to the Furniture from any cause. No loss or damage to the Furniture will impair any obligation of Sublessee under this Sublease, which will continue in full force and effect. In the event of loss of or damage to the Furniture during the Sublease Term, Sublessee, at the option of Sublessor, shall (a) place the Furniture in good repair or (b) replace the Furniture with like property in good repair, which Furniture shall become subject to this Sublease. The Furniture is, and shall at all times remain, personal property, notwithstanding that any part of it may now be, or may become, in any manner attached to, or embedded in, or permanently resting on, real property, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws, or otherwise. The Furniture is, and shall at all times during the Sublease Term remain, the sole property of Sublessor, and Sublessee shall have no right, title, or interest in the Furniture except as expressly set forth in this Sublease.

         20. RECORDING. Sublessee shall not record this Sublease, or any memorandum or summary thereof without the prior written consent of Sublessor.

         21. MISCELLANEOUS.

         (a) This Sublease constitutes the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby. This Sublease may be modified only by a written instrument executed by the Parties hereto. This Sublease is the result of the prior negotiations, conversations, representations, agreements and understandings of the Parties and is to be construed as the jointly prepared product of the Parties.

         (b) The terms and provisions of this Sublease shall inure to the benefit of and shall be binding upon the Parties and their respective successors, representatives and assigns (subject to the provisions hereinabove).

         (c) Time is of the essence of this Sublease.

         (d) This Sublease shall be construed in accordance with and governed by the laws of the State of Illinois.

         (e) The paragraph headings used in this Sublease have been inserted for convenience and reference only and should not be construed to limit or restrict the terms and provisions, covenants and conditions hereof,

         (f) If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         (g) This Sublease and any modifications or amendments thereto shall not take effect and be binding upon Sublessor until Sublessor executes this Sublease.

         (h) In the event either party receives a notice from Landlord, the receiving party agrees to immediately forward a copy of such notice to the other party.

         (i) Sublessor and Sublessee represent and warrant to each other that it has not dealt with any broker in connection with this Sublease other than Jones Lang LaSalle (Illinois) L.P. and Julien J. Studley, Inc. (whose commissions shall be paid pursuant to separate agreements with Sublessor) and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Sublease or is entitled to any fee or commission herewith. Sublessor and Sublessee agree to indemnify and hold the other harmless from all damages, liability, and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or finders for any commission alleged to be due such broker or brokers or finders as a result of the breach of this representation by one to the other.

         (j) In any proceeding to enforce the other party's obligations under this Sublease, the non-prevailing party shall pay to the prevailing party upon demand all of the prevailing party's reasonable costs, fees and expenses (including the reasonable fees and expenses of counsel, agents and others retained by the prevailing party).

         22. LANDLORD'S CONSENT. This Sublease shall be effective upon obtaining the written consent of Landlord in Landlord's customary form.

         IN WITNESS WHEREOF, the Parties have executed this Sublease as of the date set forth above.



SUBLESSOR:                                SUBLESSEE:

ContiGroup Companies, Inc.                Web Street, Inc.



By: /s/ Thomas J. Burnell                 By: /s/ Joseph J. Fox
    --------------------------------          --------------------------------
Title: VP & General Manager               Title: Chief Executive Officer
      ------------------------------            ------------------------------

                                    EXHIBIT A
                                    ---------

                              to Sublease Agreement
                              ---------------------


                                  MASTER LEASE
                                  ------------

                                 [See attached]

                                    EXHIBIT B
                                    ---------

                              to Sublease Agreement
                              ---------------------


A.       Inventory of Furniture

         1.       General space and private offices:
                  o        139 workstations
                  o        15 desks
                  o        14 credenzas
                  o        13 tables
                  o        72 chairs (including 8 executive chairs)
                  o        Approximately 60 file cabinets

         2.       Reception area:
                  o        4 chairs, 2 tables, reception desk

         3.       Kitchen area:
                  o        10 tables, 38 chairs
                  o        Refrigerator

         4.       Other:
                  o        1 large conference room table and chairs
                  o        Large conference room reception area chairs and table

B.       Exclusions From Furniture:

         1.       All works of art located on the Premises.

         2. All office equipment located on the Premises, including without limitation copiers, computer equipment, telephones and television monitors.

         3. All furniture located in the executive office located in the northeast corner of the Premises.

================================================================================




                                      LEASE


                                     between


                           222 RIVERSIDE PLAZA CORP.,
                             a Delaware corporation

                                     Lessor


                                       and


                           CONTINENTAL GRAIN COMPANY,
                             a Delaware corporation

                                     Lessee


                            Dated as of July 12, 1995




================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 1.      Lease Term ......................................................... 2

 2.      Tender of Possession; Early Occupancy .............................. 2

 3.      Rent ............................................................... 4

 4.      Payment of Rent .................................................... 4

 5.      Services ........................................................... 4

 6.      Rules and Regulations .............................................. 8

 7.      Certain Rights Reserved to Lessor .................................. 8

 8.      Default under other Lease .......................................... 9

 9.      Insurance .......................................................... 9

 10.     Waiver of Certain Claims and Rights of Subrogation .................11

 11.     Holding Over .......................................................12

 12.     Assignment and Subletting ..........................................13

 13.     Condition of Demised Premises ......................................15

 14.     Alterations ........................................................15

 15.     Use of Demised Premises ............................................17

 16.     Repairs ............................................................20

 17.     Destruction by Fire or Other Cause .................................21

 18.     Eminent Domain .....................................................23

 19.     Lessor's Remedies ..................................................24

 20.     Superior Leases and Mortgages ......................................26

 21.     Notices ............................................................28

 22.     Access to Demised Premises .........................................29

 23.     Inability To Perform ...............................................29

 24.     Additional Payments ................................................30

 25.     Sprinklers .........................................................34

 26.     Estoppel Certificate ...............................................34

 27.     Quiet Enjoyment ....................................................35

 28.     Definitions ........................................................35

 29.     Real Estate Broker .................................................36

 30.     Lessor's Title .....................................................36

 31.     Miscellaneous ......................................................36

 32.     Existing Lease .....................................................38

 33.     Allowances..........................................................39

 34.     Right to Adjust Initial Office Space ...............................40

 35.     Right to Renew .....................................................41

 36.     Right Of Offer .....................................................44

 37.     Option For Expansion Space .........................................47

 38.     Termination Option .................................................49

 39.     Drop Space Option ..................................................50

 40.     Satellite Dish Installation ........................................51

 41.     Exculpatory Clause .................................................53

 42.     Lessor's Additional Obligations and Agreements .....................53

 43.     Exhibits ...........................................................54

                                      LEASE
                                      -----


         THIS INDENTURE OF LEASE ("Lease") made as of July ____, 1995 to be effective as of April 1, 1995 (the "Effective Date").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         222 RIVERSIDE PLAZA CORP., a Delaware corporation ("Lessor"), hereby leases unto CONTINENTAL GRAIN COMPANY, a Delaware corporation ("Lessee"), and Lessee accepts, all rentable portions of the 9th and 11th Floors, as shown hatched in the plan attached hereto and marked Exhibit A-1 (the "Office Space") as well as the storage space shown on the plan attached hereto and marked as Exhibit A-2 (the "Storage Space"), in the building known as 222 South Riverside Plaza, Chicago, Illinois (such building, together with the air rights leasehold parcel upon which it is situated as legally described on Exhibit A-3 attached hereto, being herein referred to as the "Building"). The Office Space and the Storage Space are sometimes collectively referred to herein as the "Demised Premises." The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

                                   ----------

                                    SCHEDULE
                                    --------

1.       Office Space - Suite Numbers:                            900 and 1100

2.       Rentable Square Feet of the Office Space:                      67,000

3.       Rentable Square Feet of the Building:                       1,013,000

4.       Base Rent:

         Period from/to        Annually          Monthly
         --------------        --------          -------

         04/01/96-03/31/97     $1,122,250.00     $ 93,520.83
         04/01/97-03/31/98     $1,155,750.00     $ 96,312.50
         04/01/98-03/31/99     $1,189,250.00     $ 99,104.17
         04/01/99-03/31/00     $1,222,750.00     $101,895.83
         04/01/00-03/31/01     $1,256,250.00     $104,687.50
         04/01/01-03/31/02     $1,323,250.00     $110,270.83
         04/01/02-03/31/03     $1,356,750.00     $113,062.50
         04/01/03-03/31/04     $1,390,250.00     $115,854.17
         04/01/04-03/31/05     $1,423,750.00     $118,645.83
         04/01/05-03/31/06     $1,457,250.00     $121,437.50

         04/01/06-03/31/07     $1,490,750.00     $124,229.17
         04/01/07-03/31/08     $1,524,250.00     $127,020.83

5.       Base Year:                                           Calendar Year 1996

6.       Lessee's Proportionate Share:                                    6.614%

7. Additional Payments: For each calendar year after the Base Year, Lessee is to pay Lessee's Proportionate Share of any increases in the Operating Expenses and Ownership Taxes paid during such year to the extent the same exceed Operating Expenses and Ownership Taxes paid during the Base Year, as more particularly set forth in Section 24 of this Lease.

8.       Security Deposit:                                                  None

9.       Broker(s):                                 LaSalle Partners Limited and
                                             Premisys Real Estate Services, Inc.

10. Commencement Date: April 1, 1996, as the same may be modified by the terms of Section 2 hereof.

11. Expiration Date: March 31, 2008, as the same may be modified by the terms of Section 2 hereof or by the express terms and conditions of this Lease.

12.      Guarantor(s):                                                      None

13. Construction Allowance: $35.00 per rentable square foot of the Office Space, as set forth in the Workletter

14.      Storage Space - Suite Numbers:                            3501 and 3504

                                   ----------

         1. Lease Term. The term ("Term") of this Lease, unless extended or sooner terminated as provided herein, shall be for a period of twelve (12) years commencing on the date (the "Commencement Date") described in Item 10 of the Schedule and expiring on the date (the "Expiration Date") described in Item 11 of the Schedule.

         2. Tender of Possession; Early Occupancy.

                  (a) Lessor agrees to substantially complete Lessor's Work (as such term is defined in the Workletter attached hereto and made a part hereof as Exhibit B) and tender possession of the Demised Premises to Lessee on or before December 1, 1995 (the

         "Projected Delivery Date") in order to enable Lessee to commence construction of Lessee's Work (as defined in the Workletter). If Lessor shall be unable for any reason to give possession of any portion of the Demised Premises on or before the Projected Delivery Date or substantially complete the Lessor's Work which are, pursuant to the Workletter, to be completed prior to tender of possession of the Demised Premises to Lessee, Lessor shall not be subject to any liability on account of such failure except as provided in the Workletter, and such failure shall not affect the validity of this Lease or the obligations of Lessee hereunder except as provided in the Workletter, but the Commencement Date and Expiration Date shall be subject to adjustment as hereinafter provided, and Rent shall not commence until the Commencement Date except as hereinafter provided in this Section 2.

                  (b) If Lessor fails to tender possession of any portion of the Demised Premises to Lessee on or before the Projected Delivery Date as a result of Lessor's Delays (as such term is defined in the Workletter), then, unless Lessee nevertheless occupies the Demised Premises on or before April 1, 1996 for the purpose of conducting its business (in which case the Commencement Date shall remain April 1, 1996), the Commencement Date shall be deferred to the first day following April 1, 1996 that Lessee occupies all or substantially all of the Demised Premises for the purpose of conducting its business therein, but not later than one hundred twenty (120) days after the date that Lessor tenders possession of the Demised Premises to Lessee. If the Commencement Date is deferred, the Expiration Date shall be correspondingly adjusted so that the Term ends on the day prior to the twelfth (12th) anniversary of the Commencement Date and the dates upon which Base Rent is to be increased as set forth in Item 4 of the Schedule shall be adjusted to reflect the deferred Commencement Date and Expiration Date.

                  (c) Following the date that Lessor tenders possession of the Demised Premises to Lessee and within thirty (30) days following written request by either Lessor or Lessee, Lessor and Lessee shall execute a supplement to this Lease setting forth the actual Commencement Date and the Expiration Date of this Lease.

                  (d) Notwithstanding any provision in this Lease to the contrary, Lessee shall be entitled to enter into and occupy the Demised Premises at any time after the Projected Delivery Date for the purpose of constructing and installing Lessee's Work and otherwise preparing the Demised Premises for the conduct of Lessee's business therein. All of the covenants and conditions of this Lease shall apply to and shall control all possession and occupancy of all or any part of the Demised Premises by Lessee prior to the Commencement Date, except that Lessee shall not be required to pay either Base Rent (as such term is hereinafter defined) or make Additional Payments (as such term is hereinafter defined) on account of occupancy of the Demised Premises prior to the Commencement Date for the purpose of constructing and installing Lessee's Work and otherwise preparing the Demised Premises for the conduct of Lessee's business therein.

         3. Rent. Lessee shall pay as Base Rent ("Base Rent") to Lessor, in coin or in currency, which, at the time or times of payment is legal tender for public and private debts in the United States of America, in the amount set forth in Item 4 of the Schedule. All Base Rent shall be paid, without demand, in monthly installments set forth under "Monthly Base Rent" in Item 4 of the Schedule, in advance on the first day of each month during the Term to Lessor's manager for the Building, Premisys Real Estate Services, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606, or at such other place as Lessor may designate from time to time.

         4. Payment of Rent. All Base Rent, Additional Payments, and all other sums due hereunder or in connection herewith (collectively, "Rent") shall be paid to the order of Lessor or as Lessor may direct in writing. The following provisions shall govern the payment of Rent: (a) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (b) all Rent shall be paid to Lessor without offset or deduction (except as may be expressly provided to the contrary by the terms of this Lease), and the covenant to pay Rent shall be independent of every other covenant in this Lease; (c) all Rent (other than Base Rent and Additional Payments) owed by Lessee to Lessor hereunder shall be paid within ten (10) days from the date Lessor renders statements of account therefor; (d) any sum due from Lessee to Lessor which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two percentage (2%) points above the rate then most recently announced by The First National Bank of Chicago as its corporate base lending rate, from time to time in effect (the "Default Rate"), or, in the event The First National Bank of Chicago is not then in existence, the Default Rate shall be two percentage (2%) points above the corporate base rate of the largest Chicago-based commercial bank then in existence, but in no event shall the Default Rate be higher than the maximum rate permitted by law; and (e) in the event of the termination of this Lease prior to the determination of any Additional Payments for any period within the Term, Lessee's agreement to pay any such sums and Lessor's obligation to refund any such sums (provided Lessee is not in default hereunder) shall survive the termination of this Lease.

         5. Services.

                  (a) Lessor shall furnish:

                           (i) Air-cooling for the Office Space when required in
                  Lessor's reasonable judgment, daily from 8:00 a.m. to 6:00 p.m. (Saturdays from 8:00 a.m. to 1:00 p.m.), Sundays and holidays excepted, which will provide within tolerances normal in first class downtown Chicago office buildings and subject to density factors of not more than one person per 100 square feet nor more than 4 watts of electrical load per square foot, of each area served, inside space conditions not to exceed 78(degree)F dry bulb and 50% relative humidity (or 76(degree)F dry bulb and 50% relative humidity at one person per 150 square feet nor more than 4 watts of electrical load per square foot) when outside conditions are 95(degree)F dry bulb and 75(degree)F wet bulb. Wherever heat generating machines or equipment are used by Lessee in the Demised Premises (other than equipment customarily used for general office purposes such as personal computers and printers, facsimile machines and duplicating machines) or Lessee's concentration of personnel which affect the temperature otherwise maintained by the air-cooling system, Lessor reserves the right, upon sixty (60) days prior written notice to Lessee, to install supplementary air-conditioning units in the Demised Premises, unless Lessee removes such machines or equipment within said sixty (60) day period, and the cost, operation and maintenance thereof shall be paid by Lessee to Lessor at such rates as may be agreed upon. Lessee may install supplementary air-conditioning units of its own, subject to the provisions of this Lease, and shall have the right to remove the same upon expiration or earlier termination hereof. Lessor agrees to furnish heat to the Demised Premises, when required in Lessor's reasonable judgment, on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. which will provide inside temperatures of approximately 70(degree)F, within tolerances normal in first class downtown Chicago office buildings and subject to density factors of not more than one person per 100 square feet nor more than 4 watts of electrical load per foot. Lessee shall not open any windows. Lessor shall provide air cooling or circulation only at other times upon Lessee's advance four (4) hour request (which request may be written or oral), for which Lessee will be charged the actual cost thereof plus 10%. Such charges for additional air cooling or circulation shall be prorated based on usage by other Building occupants during the same time period.

                           (ii) Cold water from City of Chicago mains for
                  drinking, lavatory and toilet purposes drawn through fixtures installed by Lessor or through drinking fixtures installed by Lessee, and hot water for lavatory purposes from regular Building supply at the prevailing temperature. If permitted by the City of Chicago and if, in the reasonable judgment of Lessor, the Building has the capacity to do so given the current and anticipated use thereof, Lessee may use cold water to cool its air conditioning units. Lessee shall pay Lessor at reasonable rates fixed by Lessor for hot or cold water furnished for any other purpose. Lessee shall not waste or permit waste of water.

                           (iii) Janitor service in and about the Office Space,
                  Saturdays, Sundays and holidays excepted. Lessee shall not provide any janitor services without Lessor's written consent and then only subject to supervision of Lessor and at Lessee's sole responsibility and by janitor contractor or employees at all times satisfactory to Lessor; provided, however, that in the event that Lessee, in its reasonable discretion, has notified Lessor in writing that the janitor service provided by Lessor in the Demised Premises is deficient in a substantial or material manner (which notice shall include a detailed description of the unsatisfactory janitor services) and Lessor fails to remedy such items to Lessee's reasonable satisfaction within thirty (30) days of Lessor's receipt of such written notice, then Lessee, upon five (5) days additional notice, shall have the option, after notice to Lessor but without Lessor's prior approval, to procure replacement cleaning or janitorial services from a source other than Lessor's cleaning contractor provided, that any replacement cleaning contractor must be capable of working in harmony with Lessor's other contractors and, if Lessee's contractor is not capable of so working in harmony, Lessee must immediately replace said contractor, and Lessor shall pay the cost thereof subject to a maximum equal to the cost to Lessor for the janitorial service then being provided to the Demised Premises by Lessor in accordance with the terms hereof. Cleaning specifications are attached hereto as Exhibit C, and made a part hereof, and Lessor covenants to provide the services enumerated in said specifications. In addition, Lessor agrees to maintain all common areas in the Building in good condition, order and repair (including snow removal), consistent with other first class office buildings in the downtown Chicago area. Additional cleaning or janitorial services may be purchased by Lessee through Lessor's cleaning contractor without Lessor's prior approval.

                           (iv) Passenger elevator service in common with Lessor
                  and other tenants, 24 hours a day, 7 days a week (subject to Lessor's right to reduce the number of elevator cabs operating in the Building during holidays, weekends, and from 6:00 p.m. to 8:00 a.m. on weekdays), and freight elevator service in common with Lessor and other tenants, daily from 8:00 a.m. to 5:00 p.m., Saturdays, Sundays and holidays excepted, upon the request of Lessee and subject to (a) scheduling and (b) reasonable charges by Lessor for any freight elevator service provided to Lessee on (x) weekdays outside the hours of 8:00 a.m. to 5:00 p.m., (y) weekends or (z) holidays. Such normal elevator service, passenger or freight, if furnished at other times shall be optional with Lessor and shall never be deemed a continuing obligation. For Lessee's move-in and withdrawal from, the Demised Premises (or any additional premises demised to Lessee by Lessor in the future), Lessee shall be provided, without charge, unlimited freight elevator use over any weekend starting 6:00 p.m. Friday, subject to scheduling by Lessor. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

                           (v) Security personnel, which shall be on duty in the
                  Building 24 hours a day, 365 days a year. Access to the office space in the Building between the hours of 6:00 P.M. and 6:00 A.M. is through a sign-in/sign-out procedure at the security desk in the lobby of the Building. Heat and smoke detectors and one-way voice communication systems are maintained in all of the common areas. The Demised Premises shall have smoke detectors and a two-way voice communication system.

                  (b) The Demised Premises shall be separately metered for electrical use. Electricity shall be distributed to the Demised Premises by the electric utility company serving the Building. Lessor shall permit Lessor's wire and conduits, to the extent available, to be used for such distribution, provided, that such distribution does not exceed 5 watts of electrical load per square foot. Lessee at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Demised Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Demised Premises, or the operation of any special air conditioning systems serving the Demised Premises shall be paid for by Lessee. Lessee also agrees that all lamps, bulbs, ballast and starters used in the Demised Premises shall be installed by workmen reasonably approved by Lessor and paid by Lessee. Lessor shall not in any way be liable or responsible to Lessee for any damage or loss or expense which Lessee may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Lessee's requirements. Any riser or risers to supply Lessee's electrical requirements, upon written request of Lessee, will be installed by Lessor, at the sole reasonable cost and expense of Lessee, if, in Lessor's reasonable judgment, the same will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or interfere with or unreasonably disturb other tenants or occupants. In addition to the installation of such riser or risers, Lessor will also advise Lessee of other equipment required which will be installed at the sole reasonable cost and expense of Lessee. Lessee covenants and agrees that at all times its use of electrical current shall never exceed 5 watts of electrical load per square foot. Lessee shall make no alteration or additions to the Building electric equipment without the prior written consent of Lessor in each instance. Except for cables under the computer floor, rigid conduit will be allowed, but in no event shall installation of any wiring violate any local governmental building code or ordinance.

                  (c) Lessee shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Lessor acquires ownership of the telephone cables in the Building at any time, Lessor shall permit Lessee to connect to such cables on such terms and conditions as Lessor may prescribe; provided, however, that the costs to be paid by Lessee for such service by Lessor shall not exceed Lessee's pro rata share of Lessor's actual costs and Lessor's administrative costs incurred in connection with providing such service. In no event does Lessor make any representation or warranty with respect to telephone service in the Building, and Lessor shall have no liability with respect thereto.

                  (d) Lessor shall not be obligated to furnish any services other than those stated above. If Lessor elects to furnish services requested by Lessee in addition to those stated above (including services at times other than those stated above), Lessee shall pay Lessor's charges as reasonably established by Lessor from time to time. If Lessee shall fail to make any such payment, Lessor may, without notice to Lessee and in addition to all other remedies available to Lessor, discontinue any additional services. No discontinuance of any such additional service shall result in any liability of Lessor to

         Lessee or be considered as an eviction or a disturbance of Lessee's use of the Demised Premises.

                  (e) Lessor does not warrant that any of the services or any of the equipment used in connection with the above-mentioned services will be free from interruptions. Subject to the provisions of Section 23(b) hereof, Lessee agrees that Lessor shall not be liable for damages for failure or delay in furnishing any service stated above, nor shall any such failure or delay be considered to be an eviction or disturbance of Lessee's use of the Demised Premises or relieve Lessee from its obligation to pay any Rent when due or from any other obligations of Lessee under this Lease.

         6. Rules and Regulations. Lessee shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit D attached hereto and with such reasonable modifications and additions thereto as Lessor may make from time to time. Lessor shall not be liable for failure of any person to obey the Rules and Regulations. Lessor shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Lessor to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Lessee from compliance therewith; provided, however, that Lessor shall enforce the Rules and Regulations against all tenants in a substantially equitable manner.

         7. Certain Rights Reserved to Lessor. Lessor reserves the following rights: (a) to change the name or street address of the Building without notice or liability of Lessor to Lessee, provided, however, that Lessor agrees not to change the name of the Building so as to contain the name of any firm, a substantial part of whose business is in the grain, flour, poultry or feed business; (b) to install and maintain a sign or signs consistent with those signs customarily installed in first class downtown Chicago office buildings on the exterior of the Building, but no sign shall be placed in or over windows of the Building (except the first floor) nor shall any sign be placed on the Building which reflects light into the Demised Premises; (c) to have access for Lessor and the other tenants of the Building to any mail chutes located on all multi-tenant floors according to the rules of the United States Post Office; (d) to disapprove any source furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies used on the Demised Premises, which source has previously created a nuisance in the Building; (e) during the last thirty (30) days of the Term or any part thereof, if during or prior to that time Lessee vacates the Demised Premises, to decorate, remodel, repair, alter or otherwise prepare the Demised Premises for occupancy; (f) to retain at all times pass keys to the Demised Premises; (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided said right, in Lessor's reasonable judgment, does not conflict with Lessee's business. Lessor represents that no such exclusive right has been granted which conflicts with Lessee's business; and (h) to exhibit the Demised Premises, by appointment, to others with a legitimate interest in the Building upon reasonable notice to Lessee. Except as otherwise expressly provided herein, upon reasonable notice to Lessee (except in the event of an emergency, in which event no notice from Lessor shall be required), Lessor may enter upon the Demised Premises at any reasonable time to inspect the Demised

Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Lessee's use or possession.

         8. Default under other Lease. If the term of any lease, other than this Lease, made by Lessee for any premises in the Building shall be terminated or terminable after the making of this Lease because of any default by Lessee under such other lease, such fact shall empower Lessor, at Lessor's sole option, to terminate this Lease by notice to Lessee.

         9. Insurance. In consideration of the leasing of the Demised Premises at the Rent stated herein, Lessor and Lessee agree to provide insurance and allocate the risks of loss as follows:

                  (a) Lessee's Insurance.

                           (i) Lessee, at its sole cost and expense but for the
                  mutual benefit of Lessor and Lessee (when used in this Section 9(a) the term "Lessor" shall include Lessor's partners, beneficiaries, officers, agents, servants and employees and the term "Lessee" shall include Lessee's partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the term hereof, insurance which is available at commercially reasonable rates and otherwise carried by tenants in the area, under policies issued by insurers of recognized responsibility licensed to do business in the state of Illinois with a Bests' Key Rating Guide (or comparable levels of any comparable insurance rating service) of A- or better on all alterations, additions, and improvements to the Demised Premises (including all improvements included in the Lessee's Work), on all personal property located in the Demised Premises, and the Antenna Equipment (as such term is hereinafter defined), protecting Lessor and Lessee from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Lessor with respect to losses payable under such policies.

                           (ii) Lessee also agrees to maintain commercial
                  general liability insurance covering Lessee as the insured party, and naming Lessor as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Demised Premises, with limits of not less than One Million Dollars ($1,000,000.00) for each injury or death to a person and Three Million Dollars ($3,000,000.00) for each occurrence and, in case of property damage, not less than One Million Dollars ($1,000,000.00) for any one occurrence.

                           (iii) All insurance required under this Section 9(a),
                  except insurance carried by Lessee covering Lessee's personal property located in the Demised Premises, shall name Lessor, its management agent, Premisys Real Estate Services, Inc., any mortgagee of the Building, and any landlord under any Superior Lease (as such term is defined in Section 20 hereof) as additional insureds. Lessee shall, prior to the Commencement Date, furnish to Lessor certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Lessor and Lessee. In the event Lessee shall fail to procure such insurance, Lessor may at its option after giving Lessee no less than fourteen (14) days prior written notice of its election to do so procure the same for the account of Lessee and the cost thereof shall be paid to Lessor as additional Rent upon receipt by Lessee of bills therefor.

                  (b) Lessor's Insurance. From and after the date hereof, Lessor shall maintain, with commercially reasonable deductible amounts and with insurance companies having ratings of not less than A- according to Bests' Key Rating Guide (or comparable levels of any comparable insurance rating service):

                           (i) "all risk" extended coverage replacement cost
                  property insurance on the Building (excluding coverage for Lessee's alterations, additions or improvements) in an amount sufficient to prevent Lessor from being deemed a co-insurer of the risks insured under the policy, but in no event less than the amount, if any, required by the holder of any Mortgage (as such term is hereinafter defined), which shall include (to the extent the same are available at commercially reasonable premiums) customary rent loss insurance covering loss of rents from Lessee under this Lease and other lessees under other leases in an amount equal to one year's base rent and expenses and taxes payable under this Lease and such other leases, and which shall include, as and to the extent customarily included by prudent landlords of comparable office buildings in downtown Chicago, boiler and machinery and electrical apparatus coverage;

                           (ii) commercial general liability insurance,
                  including contractual liability, in an amount not less than $10,000,000.00 (which may be a combination of primary and umbrella coverages) combined single limit per occurrence, but in no event less than the amount, if any, required by the holder of any Mortgage and the amount carried by prudent landlords of comparable office buildings in downtown Chicago; and

                           (iii) all other insurance required by the holder of
                  any Mortgage or any landlord under any Superior Lease and other insurance customarily carried by prudent landlords of comparable office buildings in downtown Chicago.

         Such insurance shall provide that it is specific and not contributory and shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against Lessee with respect to losses payable under such policies.

                  (c) Risk of Loss. By this Section 9, Lessor and Lessee (including any contractors or subcontractors under contract with Lessor or Lessee) intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Lessor and Lessee hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Lessor and Lessee agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Lessor and Lessee under this Lease in connection with damage resulting from fire or other casualty.

         10. Waiver of Certain Claims and Rights of Subrogation.

                  (a) Neither Lessor nor Lessor's agents, servants, employees, officers or directors shall be liable, and Lessee waives all claims for damage to property sustained by Lessee or by any occupant of the Building or Demised Premises or by any other person resulting from the Building or any part of it or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person. This Section 10 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants of the Building or of any other person, and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature.

                  (b) Lessee shall give immediate notice to Lessor in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment. All personal property belonging to Lessee or any occupant of the Demised Premises in the Building or the Demised Premises shall be there at the risk of Lessee or such other person only, and Lessor shall not be liable for any damage thereto or the theft or misappropriation thereof.

                  (c) Lessor waives any and all rights of recovery against Lessee for or arising out of damage to or destruction of the Building, or the Demised Premises, or any other property of Lessor, from causes then insurable under standard fire and extended coverage insurance policies or endorsements, business interruption and rent insurance (but excluding coverage of damage to plate glass windows) whether or not such damage or destruction shall have been caused by the negligence of Lessee, its agents, servants, or employees, or otherwise. Lessor agrees to obtain a waiver of any right of subrogation from its insurance carrier with respect to any such right of recovery.

                  (d) Lessee waives any and all rights of recovery against Lessor for or arising out of damage to or destruction of any property of Lessee, from causes then insurable under standard fire and extended coverage policies or endorsements, or business interruption policies, whether or not caused by the negligence of Lessor, its agents, servants or employees or otherwise. Lessee agrees to obtain a waiver of any right of subrogation from its insurance carrier with respect to any such right of recovery.

                  (e) If at any time during the Term either party shall give at least five (5) days' prior written notice to the other certifying that any insurance carrier which shall have issued any such policy covering any of the property above-mentioned shall refuse to consent to the waiver of subrogation and the right of recovery with respect to any loss payable under such policy, or if such carrier shall consent to such waiver only upon payment of an additional premium (and such additional premium is not paid by the other party hereto), or such carrier shall cancel a consent previously issued and then in force and effect because of such waiver of subrogation, then in any of such events the waiver of this Section shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy, provided, however, that if at any time thereafter such consent shall be obtained therefor without additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

         11. Holding Over. If Lessee retains possession of the Demised Premises or any part thereof after the termination of the Term by lapse of time or otherwise, Lessee shall pay to Lessor as rent for each day Lessee retains possession of the Demised Premises or any part thereof an amount equal to (a) 150% of Base Rent plus (b) Additional Payments attributable to all or the portion of the Demised Premises on any floor of the Demised Premises containing any space to which Lessee so retains possession, for the time Lessee thus remains in possession. Notwithstanding the foregoing, if such retention of possession continues for more than sixty(60) days, Lessee shall pay for each day of such retention of possession exceeding sixty (60) days an amount which is 200% of the amount of Base Rent and 100% of Additional Payments attributable to all or the portion of the Demised Premises on any floor of the Demised Premises containing any space to which Lessee so retains possession, for the time Lessee thus remains in possession. In addition to the foregoing amounts due from Lessee, if Lessee retains possession beyond such sixty (60) day period, Lessee shall pay Lessor all damages, consequential as well as direct, sustained by reason of Lessee's retention of possession, whether sustained for periods before or after such sixtieth (60th) day. Acceptance by Lessor of Rent after the expiration of the Term shall not of itself constitute a renewal. The foregoing shall be in addition to any other remedy that Lessor may have under this Lease, at law or in equity which is not inconsistent with the foregoing.

         12. Assignment and Subletting.

                  (a) Lessee may not assign, convey, mortgage or otherwise transfer this Lease or sublet all or any part of the Demised Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed; provided, however, Lessee may assign this Lease, or sublet all or any part of the Demised Premises, without the consent of Lessor to (i) any successor by merger or consolidation,
         (ii) any parent corporation that owns at least 51% of the capital stock of Lessee, (iii) any subsidiary corporation at least 51% of whose capital stock is owned by Lessee, or (iv) any affiliated corporation at least 51% of whose capital stock is owned by a common parent (as defined in clause (ii) above) of Lessee (any such entity being referred to herein as a "Lessee Affiliate"). Lessor shall not be deemed to have unreasonably withheld its consent if, by way of illustration and without limitation, in the judgment of Lessor: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Lessor in leasing the Building; (ii) the transferee is a tenant of the Building or is negotiating for space in the Building and other space in the Building suitable to accommodate such tenant's needs is available for lease to such tenant or potential tenant, as the case may be, by Landlord; (iii) the transferee is a governmental unit; or (iv) Lessee is in Default under this Lease. No assignment of this Lease otherwise permitted hereunder shall be effective unless and until the assignee shall have executed an appropriate instrument, in form reasonably satisfactory to Lessor, assuming all obligations of Lessee hereunder to the extent of the Demised Premises assigned, and shall have delivered a copy thereof, or an executed counterpart thereof, to Lessor. Notwithstanding any assignment of this Lease, the original Lessee named herein, and all subsequent assignees, shall continue to be liable (unless released in writing by Lessor) to Lessor for the payment of all Rent due hereunder and performance of all obligations and agreements to be performed on the part of Lessee under this Lease. Any purported assignment in violation of the provisions of this Section 12 shall be null and void.

                  (b) If Lessee shall, by notice in writing, advise Lessor of its intention, from, on and after a stated date (which shall not be less than sixty (60) days after the date of Lessee's notice), to offer for sublease, for substantially the unexpired balance of the Term (hereby defined as 75% or more of the period remaining in the Term), all or any part of the Demised Premises, then, in such event, Lessor shall have the right, to be exercised by giving written notice to Lessee within thirty (30) days after receipt of Lessee's notice, to recapture the space described in Lessee's notice, and such recapture shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Lessee's notice, but no such cancellation and recapture shall become effective without the prior written consent, to be obtained within thirty (30) days of the date of said recapture notice, of the holder of each Mortgage. If Lessee's notice shall cover all of the Office Space, and Lessor shall give the aforesaid recapture notice with respect thereto, the Term shall expire and end on the date stated in Lessee's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be cancelled pursuant to the foregoing with respect to less than the entire Office Space, the rental and the escalation percentage herein reserved shall be adjusted on the basis of the number of square feet of Office Space retained by Lessee in proportion to the rent and escalation percentage reserved in this Lease and this Lease, as so amended, shall continue thereafter in full force and effect. If Lessor, upon receiving Lessee's said notice with respect to any such space, shall not exercise its right to cancel as aforesaid, Lessor will not unreasonably withhold or delay its consent to Lessee's subletting the space covered by its notice.

                  (c) Any subletting hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable hereunder. With respect to any sublease, the subtenant(s) shall agree, for the benefit of Lessor, not to do, suffer to be done, or omit to do, any act or thing the doing or omission of which would constitute by itself or with notice and lapse of time to cure, a default hereunder. Said agreement of compliance may be incorporated into such sublease.

                  (d) In the event of any sublease of all or any part of the Demised Premises for more than seventy five percent (75%) of the remaining Term, Lessor may elect, by giving written notice to Lessee within ten (10) days of receipt of Lessee's notice to Lessor of such sublease, to require Lessee to execute an assignment of such sublease to Lessor in which case Lessor shall assume in writing all of Lessee's obligations thereunder and Lessee shall be relieved of its liabilities and obligations under this Lease with respect to such space subleased, for the duration of said sublease.

                  (e) If Lessee assigns this Lease or sublets all or any part of the Demised Premises other than to a Lessee Affiliate, or other than in conjunction with a sale of Lessee's business assets, and if Lessor does not exercise its right to recapture the space in accordance with
         Section 12(b), or to require Lessee to execute an assignment of sublease pursuant to Section 12(d), Lessee shall pay to Lessor fifty percent (50%) of the amount calculated by subtracting from any portion of the rentals or other consideration received by Lessee (a) the amount of Rent payable by Lessee to Lessor relative to the portion of the Demised Premises subject to the assignment or sublease, plus (b) any consideration actually paid by the assignee or sublessee reasonably attributable to reimburse Lessee for (i) Lessee's personal property, or
         (ii) Lessee's alterations, additions or improvements, which are paid for by Lessee from sums other than any allowance paid by Lessor and which pursuant to Section 14(b) hereof, may, at Lessee's option, be removed from the Demised Premises upon expiration or termination of this Lease, plus (c) costs and expenses actually incurred by Lessee in connection with such assignment or sublease. The net amount shall be paid as and when received by Lessee.

                  (f) Lessee shall pay to Lessor reasonable attorney's fees and expenses and other fees and expenses of third-party professionals incurred by Lessor in connection with any proposed assignment or sublease, whether or not Lessor consents to the same.

         13. Condition of Demised Premises. No promise of Lessor to alter, remodel or improve the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building have been made by Lessor to Lessee, except as contained herein or in the Workletter. Lessee's taking possession of the Demised Premises shall be conclusive evidence that the Demised Premises was in good order and satisfactory condition when Lessee took possession, except for any punchlist items, latent defects, or other obligations of Lessor under this Lease which are to be fulfilled prior to date Lessor delivers possession of the Demised Premises to Lessee and which Lessor has not so fulfilled, to the extent that Lessee delivers to Lessor written notice of such unfulfilled matters within thirty (30) days after the date Lessor delivers possession of the Demised Premises to Lessee. This Lease does not grant any rights to light or air over property, except over public streets kept open by public authority. At the termination of this Lease by lapse of time or otherwise, Lessee shall return the Demised Premises in good condition, ordinary wear and loss by fire or other casualty or injury Lessee is not required to repair hereunder excepted, failing which Lessor may restore the Demised Premises to such condition and Lessee shall pay the reasonable cost thereof.

         14. Alterations.

                  (a) Lessee shall not make any alterations in or additions to the Demised Premises without Lessor's advance written consent which shall not be unreasonably withheld in each and every instance, provided, however, that no such consent shall be necessary for alterations or additions which cost $50,000 or less and which do not affect the structure or systems of the Building. If Lessee is permitted to make any alterations in or additions to the Demised Premises, before commencement of the work or delivery of any materials onto the Demised Premises or into the Building, Lessee shall furnish Lessor for Lessor's approval with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and security in form and amount reasonably satisfactory to Lessor against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions. Whether Lessee furnishes Lessor the foregoing or not, Lessee hereby agrees to hold Lessor harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. All such work, alterations, decorations, installations, additions or improvements shall be done only by contractors or mechanics reasonably approved by Lessor, which approval shall not be unreasonably withheld, at such times and in such manner as Lessor may from time to time reasonably designate. Any mechanics lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Lessee, shall be discharged of record by Lessee within thirty (30) days thereafter, at Lessee's expense, unless Lessee insures over any such claims or furnishes Lessor a bond or other reasonable security in an amount at least equal to 150% of the claimed indebtedness. Before commencing any work in connection with alterations or additions, Lessee shall furnish Lessor with certificates of insurance from all contractors performing labor or furnishing materials insuring Lessor against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. Lessee shall pay (i) the cost of all such alterations and additions, (ii) the cost of decorating the Demised Premises occasioned by such alterations and additions and (iii) all third party out-of-pocket costs incurred by Lessor in reviewing all plans and specifications and other materials associated with and inspecting any work done in connection with any proposed alterations or additions. Upon completing any alterations or additions, Lessee shall furnish Lessor with contractor's affidavits and full and final waivers of lien covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All alterations and additions shall be constructed in good and workmanlike manner and only good grades of materials shall be used. Lessee shall permit Lessor to inspect construction operations in connection with alterations or additions if Lessor requests to do so.

                  (b) All additions, decorations, fixtures, hardware, non-trade fixtures and all other permanent improvements in or upon the Demised Premises, whether placed there by Lessee or by Lessor, shall become Lessor's property and shall remain upon the Demised Premises at the expiration or termination of this Lease without compensation to Lessee; provided, however, that at the written request of Lessee submitted to Lessor at such time as the other documents and instruments described hereinabove are submitted to Lessor, Lessor shall, at the time it grants consent to any alteration pursuant to this Section 14, designate which alterations then contemplated by Lessee, if any, (i) Lessee will be required to remove upon expiration or termination of this Lease, provided that Lessor may only require Lessee to remove improvements or alterations which, in the reasonable opinion of Lessor, either are unconventional alterations or improvements or are alterations or improvements which will be difficult or costly to remove upon expiration or termination of this Lease, and/or (ii) Lessee, at its option, may remove upon the expiration or termination of this Lease. If Lessee so requests that Lessor make such designation and Lessor indicates that any of the alterations will be required to be removed, Lessee shall be required to remove such alterations in a good and workmanlike manner and restore the Demised Premises to its condition prior to the installation of such alterations at Lessee's sole cost and expense. If Lessee does not remove any additions, decorations, fixtures, hardware, non-trade fixtures and improvements required to be removed in accordance with the foregoing, Lessor may remove the same and Lessee shall pay the reasonable cost of such removal to Lessor upon demand. If Lessee does not remove Lessee's furniture, machinery, trade fixtures and all other items of personal property of every kind and description from the Demised Premises prior to the end of the Term, however ended, upon fifteen (15) business days written notice to Lessee, Lessee shall be conclusively presumed to have conveyed the same to Lessor under this

         Lease as a bill of sale without further payment or credit by Lessor to Lessee and Lessor may remove the same and Lessee shall pay the cost of such removal to Lessor upon demand. Anything in this Lease to the contrary notwithstanding, Lessee may remove, at or prior to the expiration or earlier termination of this Lease, any supplementary air-conditioning units, raised flooring, Halon fire protection systems, and closed circuit security systems, if any, installed by Lessee on the Demised Premises in accordance with the provisions of this Lease. The rights and obligations of the parties under this Section 14(b) shall survive the expiration of the Term or the termination of this Lease.

                  (c) Lessee acknowledges that certain fireproofing and insulation materials used in the construction of the Building contain asbestos and that the presence thereof requires Lessor to insure that certain precautions be taken when any work is performed in and around such materials. To that end, Lessor has promulgated Building regulations and procedures governing the manner in which Lessee may undertake alterations, additions modifications and improvements to the Demised Premises in those areas where asbestos-containing materials may be located, and such regulations and procedures may be modified, amended or supplemented from time to time. Prior to undertaking any physical work in or around the Demised Premises, Lessee shall notify Lessor, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Lessor shall request. After receipt of Lessee's notice, Lessor shall, to the extent appropriate, supply Lessee with the Building procedures and regulations relating to working in areas where there is a risk of coming into contact with any asbestos-containing materials. Lessee shall strictly comply with all applicable governmental statutes, ordinances, codes, rules, regulations and all Building procedures and regulations relating to such work established by Lessor. Lessor shall have the right at all times to monitor the subject work for compliance with the Building procedures and regulations. If Lessor determines that any of the Building regulations and/or procedures are not being strictly complied with, Lessor may immediately require the cessation of all work being performed in or around the Demised Premises until such time as Lessor is satisfied that the applicable procedures and regulations will be observed. Lessor's monitoring of any work in or around the Demised Premises shall not be deemed a certification by Lessor of compliance with any applicable statutes, ordinance, code, rule regulation, or of the Building regulations and procedures or a waiver by Lessor of its right to require strict compliance with such Building regulations and procedures, nor shall such monitoring relieve Lessee from any liabilities relating to such work.

         15. Use of Demised Premises. (a) Lessee shall use and occupy (i) the Office Space only as general business offices and for no other purposes, and
(ii) the Storage Space only as storage for supplies and materials customarily used by office building tenants and for no other purposes; (b) Lessee shall not exhibit, sell or offer for sale on the Demised Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Demised Premises, without the advance written consent of Lessor; (c) Lessee will not make or permit to be made any use of the Demised Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any standard risk policy of insurance carried on the Building or covering its operations; (d) Lessee shall not do, or permit to be done, any act or thing upon the Demised Premises which will be in conflict with standard risk fire insurance policies covering the Building; (e) Lessee, at its sole expense, shall comply with all rules, regulations and requirements of the Illinois Inspection and Rating Bureau, or any other similar body performing the same functions thereof, and shall not do, or permit anything to be done upon the Demised Premises, or bring or keep anything thereon in violation of rules, regulations or requirements of the Fire Department, Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such quantity and manner of storage as not to increase the rate of standard risk fire insurance applicable to the Building;
(f) Lessee consents to any fire door, which door shall have an alarm signaling entry, in the wall of the Demised Premises required by the Building Department of the City of Chicago, or by any other authority having jurisdiction, provided, however, that Lessee shall have the right to contest the requirement of such door or any other requirement under this Section 15, upon fully indemnifying Lessor against and from all claims, demands, losses, causes of action, including attorney fees, which Lessor may be required to pay as a result of the failure to install such door; (g) Lessee shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors, or adjoining the door, of the Demised Premises, and then only such name and names and matter, and in such color, size, style, place, material and general appearance, as shall first have been reasonably approved by Lessor in writing; (h) Lessee shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators or stairway of the Building; (i) no bicycle or other vehicle and no dog (other than a seeing eye dog) or other animal or bird shall be brought or permitted to be in the Building or any part thereof; (j) Lessee shall not create or maintain a nuisance on the Demised Premises and shall not solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building; (k) Lessee shall not install any piano, phonograph, or other musical instrument, or radio or television set outside the Demised Premises, or any antennae, aerial wires or other equipment outside the Demised Premises, without, in each and every instance, prior approval in writing by Lessor. The use thereof, if permitted, shall be subject to control by Lessor to the end that other tenants of the Building shall not be disturbed or annoyed;
(l) Lessee shall not place or permit to be placed any article of any kind on any interior window ledges or on the exterior walls, and shall not throw or permit to be thrown or dropped any article from any window of the Building; (m) Lessee shall not undertake to regulate any thermostat, other than those serving induction units, and shall not waste water by tying, wedging or otherwise fastening open any faucet; (n) no additional locks or similar devices shall be attached to any door or window; no keys for any door other than those provided by Lessor shall be made; if more than two keys for one lock are desired by Lessee, Lessor my provide the same upon reasonable payment by Lessee; upon termination of this Lease or of Lessee's possession, Lessee shall surrender all keys of the Demised Premises and shall make known to Lessor the explanation of all combination locks on safes, cabinets and vaults; (o) Lessee shall be responsible for the locking of doors and the closing of transoms and windows in and to the Demised Premises; any damage resulting from neglect of this clause shall be paid for by Lessee; (p) if Lessee desires telegraphic, telephonic, burglar or signal service, Lessor will promptly, upon request, reasonably direct where and how connections and all wiring for such service shall be introduced and run; without such direction, no boring, cutting or installation of wires or cables is permitted except that, Lessee shall be allowed a reasonable number of floor cores, and Lessee shall also have the right, subject to applicable provisions of law, the provisions of this Lease and such other reasonable restrictions (including, but not limited to, requirements that work be done after normal business hours if it is to be done in space occupied by others) as Lessor may impose, to perform each electrical, telephone, telegraph and plumbing work between the ceiling in the Demised Premises and the floor slab above such ceiling, and between the ceiling of the story below and the floor slab of the Demised Premises; (q) if Lessee desires and Lessor permits blinds, shades, or other form of inside or outside window covering or window ventilators or similar devices other than the window coverings provided to Lessee as part of the base building improvements, they shall be furnished, installed and maintained at the expense of Lessee and must be of such building standard shape, color, material and make as reasonably approved by Lessor; (r) Lessor may exclude or expel any peddler, solicitor or beggar at any time; (s) Lessee shall not load any floor in the Demised Premises in excess of fifty (50) pounds per square foot of floor area. Lessor may direct the routing and location of safes and other heavy articles. Safes, furniture and all large articles shall be brought through the Building and into the Demised Premises at such times and in such manner as Lessor shall direct and at Lessee's sole risk and responsibility. Lessee shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the office of the Building or by a designated person before Building employees will permit any article to be removed; (t) unless Lessor gives advance written consent in each and every instance, Lessee shall not install or operate any steam or internal combustion engine, boiler, machinery (other than office and computer machinery), refrigerating (other than food refrigerators), heating device, air conditioning apparatus in or about the Demised Premises (except as may be required for computer areas), or carry on any mechanical business therein, or use the Demised Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein which requires direct venting pursuant to any rule or regulation of any governmental authority having jurisdiction, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzine, or any explosive or other articles deemed extra hazardous to life, limb or property; (u) Lessee shall not place or allow anything to be against or near the glass partitions or doors of the Demised Premises which may diminish the light in, or be unsightly from, public halls or corridors; (v) except with respect to equipment shown on Lessee's plans to be submitted in accordance with the terms of the Workletter or Section 14 hereof, Lessee shall not install in the Demised Premises any equipment which uses a substantial amount of electricity without the advance written consent of Lessor. The maximum amount of electrical current that can safely be used in the Demised Premises is 5 watts of electrical load per square foot of floor area. Accordingly, Lessee shall not use more than 5 watts of electrical load per square foot of floor area. Lessor's consent to the installation of electric equipment shall not relieve Lessee from the obligation not to use more electricity than such safe capacity; (w) Lessee shall not lay linoleum or other similar floor covering so that such floor covering shall come in direct contact with the floor of the Demised Premises, and if linoleum or other similar floor covering is used, an interliner of builder's deadening felt shall first be affixed to the floor by paste or other material soluble in water, except that Lessee may use vinyl floor tile. The use of cement or other similar material is prohibited; (x) Lessee shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Demised Premises without the prior written consent of Lessor and then only in compliance with all applicable environmental laws; provided, however, Lessor hereby permits (and acknowledges that there will be present in the Demised Premises) hazardous or toxic substances normally and customarily utilized in an office environment (including but not limited to those materials contained or use in photostatic copying machines and cleaning solutions) if and so long as such substances are used in the normal and customary manner for offices and in compliance with all applicable environmental laws; and (y) in addition to all other liabilities for breach of any covenant of this Section 15, Lessee shall pay to Lessor all damages caused by such breach and shall also pay to Lessor an amount equal to any increase in insurance premium or premiums caused by such breach. Any violation of this Section 15 may be restrained by injunction. Lessee shall be liable to Lessor for all damages resulting from a violation of any provision of this Section 15. Nothing in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce the rules or regulations contained herein or hereafter adopted, or the terms, covenants or conditions of any other Lease as against any other Lessee, and Lessor shall not be liable to Lessee for violation of the same by any other Lessee, its servants, employees, agents, visitors or licensees, but the enforcement of such rules and regulations shall be uniform.

         16. Repairs.

                  (a) Subject to the provisions of Section 17, Lessee shall, at Lessee's own expense, keep the Demised Premises in good condition and repair, other than structural, during the Term, including the replacement of all interior broken glass and all exterior glass broken through Lessee's negligence, with glass of the same size and quality, with signs thereon, under the supervision and with the approval of Lessor. Except with respect to insurable risks as set forth in Section 10 hereof, Lessee, at its cost and expense shall make all repairs of any kind or nature whatsoever, required by reason of any damage or injury to the Demised Premises from any cause whatsoever due to the carelessness, omission, neglect, improper conduct or other cause of Lessee, its servants, employees, agents, visitors or licensees. Such repairs shall be made to the reasonable satisfaction of Lessor.

                  (b) Except as provided in Section 17, there shall be no allowance to Lessee for a diminution of rental value and no liability on the part of Lessor by reason of inconvenience, annoyance or injury to business arising from Lessor making any repairs, alterations, additions or improvements in or to any portion of the Building or, if permitted herein, in the Demised Premises; provided, however, in the case any work not done for the benefit of Lessee, such work shall not unreasonably interfere with Lessee's business and scheduling shall be subject to Lessee's reasonable approval. If Lessee does not make repairs as required hereunder promptly and adequately, Lessor may, after thirty

         (30) days notice (except in the case of imminent danger to person or property) to Lessee, but need not, make repairs, and Lessee shall pay promptly the reasonable cost thereof. At any time or times, Lessor, either voluntarily or pursuant to governmental requirement, may, at Lessor's own expense, make repairs, alterations or improvements in or to the Building or any part thereof, including, if permitted herein, the Demised Premises, without undue interference, and, during operations, may close entrances, doors, corridors, elevators or other facilities, provided Lessee shall at all times leave reasonable access to the Demised Premises, all without any liability to Lessee by reason of interference, inconvenience or annoyance which in Lessor's reasonable opinion is required. Lessor shall not be liable to Lessee for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

                  (c) Lessee shall pay Lessor for overtime (unless Lessor is paid by another tenant) and for any other expense incurred in the event repairs, alterations, decorating or other work in the Demised Premises required for Lessee's benefit, or required for another tenant's benefit but which work would not unreasonably interfere with Lessee's operations, are, at Lessee's request, not made during ordinary business hours. Lessor or Lessor's agent shall have the right to make such repairs as Lessor may deem necessary, and such alterations as may be required by law, and Lessor shall be allowed to take all material into and upon said Demised Premises that may be required therefor without the same constituting an eviction of Lessee in whole or in part.

                  (d) Nothing herein contained, however, shall be deemed or construed to impose upon Lessor any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part hereof, other than as herein provided.

         17. Destruction by Fire or Other Cause.

                  (a) If the Demised Premises shall be partially damaged by fire or other cause insurable as a standard risk the damages shall be diligently repaired by and at the expense of Lessor within six (6) months after such damage and the Rent until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is usable by Lessee; provided, however, that if the Demised Premised shall be damaged during the last year of the Term and Lessor reasonably estimates that the cost of repairing such damage to the Demised Premises would exceed 30% of the total Base Rent scheduled to be paid for the balance of the Term, Lessor shall not be required to repair any such damage and Lessor shall have the right to terminate this Lease by giving notice thereof to Lessee within sixty (60) days after the date of the casualty. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Lessor and/or Lessee, and for reasonable delay on account of "labor troubles", or any other cause beyond Lessor's reasonable control. In addition to the right granted to Lessor hereinabove to terminate this Lease, if (i) the Demised Premises are totally damaged or are rendered totally untenantable for Lessee's continued use, or

         (ii) the Building in which the Demised Premises are located shall be substantially damaged by fire or other casualty, or (iii) Lessor determines that it will be unable to repair and restore the damage for an amount equal to the sum of (A) the insurance proceeds actually received as a result of the casualty and (B) any additional amounts Lessor elects, in its sole discretion, to contribute to the cost of the repair and restoration of the damage, then Lessor may, in any such instance, no later than sixty (60) days following the damage, give Lessee a notice in writing electing either (x) to terminate this Lease or (y) to repair and restore the Demised Premises (including leasehold improvements) including, at Lessor's option, demolishing and rebuilding the same, and to continue this Lease in full force and effect. If Lessor elects to terminate this Lease, the Term of this Lease shall expire upon the ninetieth (90th) day after such notice is given. Lessee shall vacate the Demised Premises and surrender the same to Lessor on or before said expiration date. Lessee's liability for future Rent shall cease as of the day following such damage and all prepaid Rent shall be refunded.

                  (b) If Lessor notifies Lessee within the aforementioned sixty
         (60) day period of its election to repair and restore the Demised Premises or the Building in which the Demised Premises are located, and indicates in said notice that such repair or restoration can be substantially completed, in the reasonable judgment of Lessor's architect, within six (6) months from the date of Lessor's notice, then this Lease shall not terminate and the Demised Premises and/or the Building shall be promptly and diligently repaired and restored by and at the expense of Lessor. If Lessor notifies Lessee in said notice that such repair or restoration cannot be substantially completed within such six (6) month period, then Lessee shall have the option to terminate this Lease effective upon the sixtieth (60th) day after receipt of said notice. If Lessee wishes to exercise such option it shall give Lessor written notice at least thirty (30) days prior to the effective date of such termination. Without limiting Lessor's or Lessee's duty of repair and restoration, the Rent shall be abated until the date that Lessor has, to the extent required by this Section 17, substantially completed the Demised Premises to a condition in which it is reasonably usable by Lessee in the conduct of its usual business (without prejudice to Lessee's right to the timely completion of the repair and restoration of the Demised Premises and Lessee's remedies for Lessor's failure to so complete) and Lessee has repaired and restored to its reasonable satisfaction, all of the tenant improvements and alterations to the Demised Premises to the condition existing on the day prior to such casualty; provided, however, that Lessee shall begin to pay Rent to Lessor not later than ninety (90) days following the date which the Demised Premises has been substantially completed by Lessor. If any restoration and repair required to be completed by Lessor is not substantially completed within a six (6) month period (or other longer time period agreed to by Lessee), then, upon notice to Lessor within thirty (30) days after the lapse of said period, Lessee may terminate this Lease, provided that said restoration and repair required to be completed by Lessor is not completed within a thirty
         (30) day period from said notice, and provided further, that if Lessor's inability to complete the restoration is caused by any Excusable Delay (as such term is defined in the Workletter), then Lessee shall have no such right to terminate until the expiration of the duration of the delay caused thereby, or an additional ninety (90) day period after said period, whichever is earlier. In the event of any termination hereunder all prepaid Rent for the period prior to such termination shall be refunded to Lessee.

                  (c) Lessor shall not be liable for any loss of business, inconvenience or annoyance arising from any repair, restoration or rehabilitation of any portion of the Demised Premises or the Building as a result of any damage from fire or other casualty. Furthermore, in the event of such damage from fire or other casualty, Lessor shall have no obligation to repair any of Lessee's equipment, furniture, furnishings, personal property, or any alterations, additions, or improvements to the Demised Premises (including any improvements included in the Lessee's Work). Notwithstanding anything contained in this Section 17 to the contrary, Lessor shall have no obligation to expend, for any repair, restoration, or rehabilitation of the Demised Premises or the Building, an amount greater than the insurance proceeds actually received by Lessor as a result of the fire or other casualty causing such loss, damage or destruction and in the event Lessor determines that it will be unable to repair and restore the damage for an amount equal to the sum of (i) the insurance proceeds actually received as a result of the casualty and (ii) any additional amounts Lessor elects, in its sole discretion, to contribute to the cost of the repair and restoration of the damage, Lessee shall have the right to terminate this Lease within thirty (30) days after notice thereof from Lessor.

                  (d) Both Lessor and Lessee agree that, if this Lease is not terminated as provided herein as a result of any casualty, both Lessee and Lessor shall commence any repairs and restoration required by the terms of this Section 17 to be completed by such party as soon as reasonably practicable and shall diligently prosecute such repairs and restoration to completion.

         18. Eminent Domain. If the Building, or any portion thereof which includes a substantial part of the Demised Premises, shall be taken or condemned by any competent authority for any public use or purpose, the Term shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award. Current Rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, or the land under it, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Lessor shall have the right, if required to perform said work, to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Lessor to Lessee for the right of cancellation, and Lessee shall have no right to share in a condemnation award to Lessor, or in any judgment to Lessor for damages caused by the change of grade.

         19. Lessor's Remedies.

                  (a) If at any time prior to the Commencement Date any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Lessee, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Lessee insolvent or unable to pay Lessee's debts, and the same is not dismissed within sixty (60) days, or if Lessee makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, this Lease shall ipso facto be cancelled and terminated and in such event neither Lessee nor any person claiming through or under the Lease or by virtue of any statute or of an order of any court, shall be entitled to possession of the Demised Premises and Lessor in addition to the other rights and remedies given herein or elsewhere in this Lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages, any Rent, security, deposit or monies received by Lessor from Lessee or others in behalf of Lessee upon the execution hereof. If on the Commencement Date or if at any time during the Term any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Lessee, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Lessee insolvent or unable to pay Lessee's debts, and in the case of an involuntary petition the same is not dismissed within sixty (60) days, then and in any such event Lessor may, if Lessor so elects but not otherwise, and with notice of such election, and with or without entry or other action by Lessor, forthwith terminate this Lease, and, notwithstanding any other provisions of this Lease, Lessor shall forthwith upon such termination be entitled to recover as damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the Term and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Lessor to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                  (b) If Lessee defaults in the payment of Rent, and does not cure said default within ten (10) days after written notice thereof, or in the prompt and full performance of any covenant, condition or other provision of this Lease, and does not cure or commence the process of curing, said default within thirty (30) days after written notice thereof, or if the leasehold interest of Lessee be levied upon under execution or be attached by process of law which levy, execution or attachment is not vacated within sixty (60) days thereof, or if Lessee makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of Lessee, which appointment or assignment is not vacated within sixty (60) days thereof, or if any default occurs under the Existing Lease (as such term is hereinafter defined) and such default is not cured prior to the expiration of any applicable grace or cure period set forth in the Existing Lease, then and in any such event Lessor may, if Lessor so elects but not otherwise, upon serving an additional five (5) days written notice upon Lessee specifying the nature of said default and upon the expiration of said five (5) days if Lessee has not cured such default, either forthwith terminate this Lease and Lessee's right to possession of the Demised Premises or, without terminating this Lease, forthwith terminate Lessee's right to possession of the Demised Premises.

                  (c) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Lessee's right to possession without termination of the Lease, Lessee shall immediately surrender possession to Lessor and vacate the Demised Premises. Lessee hereby grants to Lessor the full and free license to enter into and upon the Demised Premises in such event with process of law and to repossess Lessor of the Demised Premises and to expel or remove Lessee and any others who may be occupying the Demised Premises and to remove any and all property therefrom, using such lawful force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Lessor's rights to rent or any other right given to Lessor hereunder or by operation of law.

                  (d) If Lessor is entitled and so elects to terminate Lessee's right to possession only, without terminating this Lease, Lessor may, at Lessor's option, under due process of law, enter into the Demised Premises, remove Lessee's signs and other evidences of tenancy, and take and hold possession thereof as in provided in Section 19(c) hereof, without such entry and possession terminating the Lease or releasing Lessee, in whole or in part, from Lessee's obligation to pay the rent hereunder for the full term. Upon and after entry into possession without termination of this Lease, Lessor may, but need not so long as there is other vacant office space in the Building, relet the Demised Premises or any part thereof for the account of Lessee to any person, firm or corporation other than Lessee for such rent with such concessions or free rent, for such time and upon such terms as Lessor shall determine, and Lessor shall not be required to accept any tenant offered by Lessee or to observe any instructions given by Lessee about such reletting. In any such case, Lessor may make repairs, alterations and additions in or to the Demised Premises, and redecorate the same to the extent deemed by Lessor necessary or desirable, and Lessee shall, upon demand, pay the cost thereof, together with Lessor's expenses of the reletting. If the consideration collected by Lessor upon any such reletting for Lessee's account is not sufficient to pay monthly the full amount of the rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Lessor's expenses, Lessee shall pay to Lessor the amount of each monthly deficiency upon demand.

                  (e) Lessor may but shall not be obligated to perform any obligation of Lessee under this Lease; and, if Lessor so elects, all costs and expenses paid by Lessor in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Lessee to Lessor on demand. The exercise of any remedy by Lessor shall not be deemed an election of remedies or preclude Lessor from exercising any other remedies in the future.

                  (f) If Lessee becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Lessor expressly reserves all of its rights, claims, and remedies thereunder.

                  (g) In any proceeding to enforce the other party's obligations under this Lease, the losing party shall pay to the prevailing party upon demand all of the prevailing party's reasonable costs, fees and expenses (including the reasonable fees and expenses of counsel, agents and others retained by the prevailing party).

                  (h) All rights and remedies of Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. The exercise of any remedy by Lessor shall not be deemed an election of remedies or preclude Lessor from exercising any other remedies in the future.

         20. Superior Leases and Mortgages. This Lease is and shall be expressly subject and subordinate at all times to (i) any air rights or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease (hereinafter, "Superior Leases"), and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate under any Superior Lease (hereinafter, "Mortgages"), unless such Superior Lease or the lessor thereunder, or Mortgage or mortgagee thereunder, expressly provides or elects that this Lease shall be superior to such Superior Lease or Mortgage. The subordination of this Lease to any Mortgage shall be conditioned on Lessor obtaining a recognition and non-disturbance agreement in a form reasonably satisfactory to all parties thereto. Lessor agrees to use reasonable efforts to obtain a recognition and non-disturbance agreement from any lessor under the Superior Leases in a form reasonably satisfactory to all parties thereto (it being explicitly understood that Lessor shall have no obligation to provide any monetary consideration to said lessor in exchange for any such recognition and non-disturbance agreement); provided, however, that it shall not be a condition to the effectiveness of this Lease that any such recognition and non-disturbance agreement be obtained from any such lessor. It is further agreed:

                  (a) If Lessor's interest in the Building or any portion thereof is sold or conveyed upon the exercise of any remedy provided for in any Mortgage or Superior

         Lease, pursuant to a transfer in lieu of foreclosure, or otherwise by operation of law, the person or entity succeeding to the interest of Lessor in the Building or any portion thereof (i) shall not be liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance; provided, however, that the foregoing is not intended and shall not be construed as a waiver by Lessee of any defense of Lessee or offset, abatement or reduction of Rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance, and (ii) shall not be liable for the return of any security deposit paid by Lessee except to the extent that the security deposit has actually been paid to such person or entity.

                  (b) If Lessor's interest under this Lease is terminated by foreclosure (judicially or by exercise of any power of sale) of any Mortgage, the holder of any such Mortgage (or purchaser at any sale pursuant thereto) shall have the option (i) supplementing the foregoing terms of this Section 20, to require Lessee to attorn to such holder or purchaser, and to enter into a new lease with such holder or purchaser (as landlord) for the balance of the Term then remaining upon the same terms and conditions as those herein provided, or (ii) notwithstanding the terms of this Section 20, to elect that this Lease become or remain, as the case may be, superior to said Mortgage. Lessee shall, upon request by any such holder or purchaser, execute and deliver any and all instruments desired by such holder or purchaser evidencing the superiority of this Lease to any Mortgage.

                  (c) If Lessor's interest under this Lease is terminated by termination of any Superior Lease, Lessee agrees that, at the option of the landlord under any Superior Lease, Lessee shall attorn to said landlord and if requested by said landlord, enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein provided.

                  (d) Lessee shall give written notice to the holder of any Mortgage whose name and address have been previously furnished to Lessee of (i) any act or omission by Lessor which Lessee asserts as giving Lessee the right to terminate this Lease or to claim a partial or total eviction or any other right or remedy under this Lease or provided by law and (ii) of any other matter or event with respect to which Lessee is required or permitted to give written notice to Lessor.

                  (e) The foregoing provisions of this Section 20 are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Lessee agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of any Superior Lease or Mortgage, should the lessor or mortgagee elect such superiority. If Lessee fails to execute and deliver any such instrument or document within ten (10) days after request, Lessee shall be deemed to have irrevocably appointed Lessor as Lessee's attorney-in-fact to execute and deliver such instrument or document in Lessee's name.

         21. Notices. All notices and demands to be given by one party to the other party under this Lease shall be given in writing to the following addresses:

         If to Lessee:

                  Continental Grain Company
                  222 South Riverside Plaza
                  Chicago, Illinois  60606
                  Attention:  Vice President
                              Finance and Administration,
                              North American Grain Division

                  with a copy to:

                           Continental Grain Company
                           North American Grain Division
                           277 Park Avenue
                           New York, N.Y.
                           Attention:  General Counsel

                  and to:

                           Jenner & Block
                           One IBM Plaza
                           41st Floor
                           Chicago, Illinois  60601
                           Attention:  Sidney G. Saltz, Esq.

         If to Lessor:

                  222 RIVERSIDE PLAZA CORP.
                  c/o New York State Teachers'
                     Retirement System
                  10 Corporate Woods Drive
                  Albany, New York  12211-2395
                  Attention:  Mr. James M. Keenan

                  with a copy to:

                           PREMISYS REAL ESTATE SERVICES, INC.

                           222 South Riverside Plaza
                           Chicago, Illinois  60606
                           Attention:  General Manager

In addition, Lessee shall also send a copy of any notices to any holder of a Mortgage to the extent required by the terms of Section 20(d) hereof. Notices shall be delivered by hand, by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given when received or delivery refused.

         22. Access to Demised Premises. Lessee shall permit Lessor to erect, use and maintain, pipes and conduits in and through the Demised Premises through the regular facilities provided therefor. If Lessor shall have the right to enter the Demised Premises and Lessee shall not be personally present to open and permit an entry into said Demised Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Lessor or Lessor's agent may enter the same by a master key, or may forcibly enter the same if locks have been improperly altered, without rendering Lessor or such agents liable therefor (if during such entry Lessor or Lessor's agent shall accord reasonable care to Lessee's property), and without in any manner affecting the obligations and covenants of this Lease, but, unless a situation involving imminent danger to person or property exists, Lessor shall enter only with an appointment. Lessor shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Lessee therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided said changes are reasonably required for operation of the Building and do not substantially or materially interfere with Lessee.

         23. Inability To Perform.

                  (a) This Lease and the obligation of Lessee to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Lessee to be performed shall in no way be affected, impaired or excused nor shall it be deemed an eviction or disturbance of Lessee's use and possession, nor render Lessor liable for damages because Lessor is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Lessor is prevented or delayed from so doing by reason of strike or labor troubles or any cause beyond Lessor's reasonable control including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply which have been or are affected by war or national emergency.

                  (b) Notwithstanding the foregoing provisions of this Section 23, upon any interruption of the services provided in Section 5 hereof, except interruption arising from the negligent or more culpable act of Lessee or its employees and agents resulting in a loss not insurable by Lessor in accordance with Section 10 hereof, which materially interferes with Lessee's use of the Demised Premises for a period of five (5) continuous business days, then, from and after the date of such failure and until the obligations are performed or cured by Lessor, Rent shall abate according to the portion of the Demised Premises which are rendered unusable and shall completely abate if Lessee is unable to continue the operation of its business in the Demised Premises in essentially the manner said business was conducted prior to the date of the failure or interruption of services.

         24. Additional Payments.

                  (a) Definitions.

                           (i) Base Year. The term "Base Year" shall mean the
                  calendar year designated in Item 5 of the Schedule.

                           (ii) Comparison Year. The term "Comparison Year"
                  shall mean any particular calendar year or portion thereof during the Term. The first Comparison Year shall be calendar year 1997.

                           (iii) Ownership Taxes. The term "Ownership Taxes"
                  shall mean all taxes and assessments, of every kind and nature, special or otherwise, levied upon or with respect to the air rights parcel on which the Building is situated as legally described on Exhibit A-3 attached hereto (the "Property") and the Building located thereon, together with Lessor's interest therein, including without limitation general real property taxes, imposed by federal, state, or local governments and taxing bodies (excluding income, franchise, capital stock, federal and state estate and inheritance taxes, and taxes based on receipt of rentals) and any personal property taxes imposed upon fixtures, machinery, apparatus systems and appurtenances in, upon or used in connection with the Building for the operation thereof.

                           If at any time during the Term the prevailing method
                  of taxation shall be altered so that any tax, assessment, levy, imposition or charge or any part thereof, shall be imposed upon Lessor in place, or partly in place, of any such taxes or increase therein, heretofore described in this Subsection (a)(iii), and shall be measured by or be based in whole or in part upon the Property or the rents or other income therefrom, then all such taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured, or based, shall be included in Ownership Taxes, to the extent that such items would be payable if the Property were the only property of Lessor subject thereto and the rent and other income received by Lessor from the Property were the only income of

                  Lessor. Notwithstanding the foregoing, no such tax, assessment, levy, imposition or charge (other than general real estate taxes) shall be included in Ownership Taxes unless such inclusion shall conform with general practices then prevailing in other comparable office buildings in the downtown area of Chicago.

                           All references to Ownership Taxes "for" a particular
                  year shall be deemed to refer to Ownership Taxes payable during such year without regard to when such taxes are levied, assessed or otherwise imposed.

                           (iv) Operating Expenses. The term "Operating
                  Expenses" shall mean all expenses, costs and disbursements (other than Ownership Taxes) of every kind and nature, including, without limitation (i) those expenses incurred during a calendar year in respect of the operation and maintenance of the Building in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of non-institutional first-class downtown Chicago office buildings, including premiums for insurance carried by Lessor and personal property taxes in connection with personal property used in the operation and maintenance of the Building (except to the extent included in Ownership Taxes), and (ii) those additional expenses which Lessor reasonably determines it would have incurred during such year had the Building been fully occupied; provided, however, that for each Comparison Year, Lessor shall adjust (a) Operating Expenses for the Comparison Year and (b) Operating Expenses for the Base Year pursuant to the foregoing terms of clause (ii). Operating Expenses shall not include those items described on Exhibit E attached hereto and made a part hereof.

                           (v) Lessee's Proportionate Share. The term "Lessee's
                  Proportionate Share" shall mean the percentage set forth in
                  Item 6 of the Schedule which has been determined by dividing the rentable square feet of the Office Space by the rentable square feet of the Building. If changes are made to this Lease or the Building changing the number of square feet contained in the Office Space or in the Building, Lessor shall make an appropriate adjustment to Lessee's Proportionate Share.

                  (b) General. In determining the amount of Base Rent, Lessor and Lessee have taken into account Lessee's anticipated proportionate share of Operating Expenses and Ownership Taxes for the Base Year, with the understanding that Lessee shall pay Lessee's Proportionate Share of any future increase in such taxes and expenses for Comparison Years. Accordingly, Lessee agrees to pay to Lessor an annual amount to cover Lessee's Proportionate Share of Ownership Taxes and Operating Expenses in excess of the Ownership Taxes and Operating Expenses for the Base Year (herein called "Additional Payments"), computed, and payable, as provided below.

                  (c) Computation of Additional Payments. The Additional Payments, if any, payable by Lessee for any Comparison Year shall be computed as follows:

                           (i) Lessor shall determine the sum of Ownership Taxes
                  and Operating Expenses for the Comparison Year.

                           (ii) If the Ownership Taxes for a Comparison Year are
                  greater than the Ownership Taxes for the Base Year, an amount equal to Ownership Taxes for the Base Year shall be subtracted from the Ownership Taxes for the Comparison Year. If Operating Expenses for a Comparison Year are greater than Operating Expenses for the Base Year, an amount equal to Operating Expenses for the Base Year shall be subtracted from the Operating Expenses for the Comparison Year.

                           (iii) The differences, if any, obtained in Subsection
                  (c)(ii), shall be multiplied by Lessee's Proportionate Share, which is Lessee's agreed pro rata share of increases in Ownership Taxes and Operating Expenses. The product so obtained shall be the Additional Payments payable by Lessee for said Comparison Year.

                  (d) Statements Furnished to Lessee. As soon as reasonably practicable after the end of each Comparison Year but, in any event, on or before April 15 of the succeeding Comparison Year, Lessor shall deliver to Lessee a "Comparison Year Statement", in reasonable detail, showing the actual Ownership Taxes, Operating Expenses, and Additional Payments (as computed in accordance with Subsection (c) hereof) for the previous Comparison Year, the Estimated Additional Payments (as such term is defined in Subsection (e)(1) below) for the then current Comparison Year, and Lessee's Proportionate Share and the change therein, if any, during such previous Comparison Year.

                  (e) Payment of Additional Payments - Estimated Additional Payments. The amount of Additional Payments payable by Lessee for each Comparison Year (as computed in accordance with Subsection (c) hereof) shall be reasonably estimated by Lessor and paid in advance by Lessee in the following manner:

                           (i) Lessor shall estimate Lessee's share of the
                  increase in Ownership Taxes and Operating Expenses for each Comparison Year (such estimate shall hereafter be referred to as "Estimated Additional Payments") based on the particular previous year's Ownership Taxes and the Operating Expenses budgeted for the Building for such Comparison Year.

                           (ii) On the first day of the month next following the
                  thirtieth (30th) day after Lessor furnishes Lessee with a Comparison Year Statement, Lessee shall pay Lessor the amount, if any, by which the Additional Payments specified in such Statement for the previous Comparison Year exceed the aggregate Estimated

                  Additional Payments actually paid by Lessee for said Year, plus one twelfth (1/12th) of the Estimated Additional Payments specified in such Statement for the then current Comparison Year multiplied by the number of months elapsed during the period commencing with January 1 of that year (including the then current month) reduced by any Estimated Additional Payments paid during such period. If the aggregate Estimated Additional Payments actually paid by Lessee during the previous Comparison Year are in excess of Additional Payments specified in the Comparison Year Statement for such year, then Lessee shall be entitled to a rent credit against the Rent next due hereunder, equal to the amount of such excess, plus an additional credit equal to the amount, if any, by which the Estimated Additional Payments for the then current Comparison Year actually paid by Lessee exceed the product of one-twelfth (1/12th) of the Estimated Additional Payments specified in the Comparison Year Statement for that year multiplied by the number of months (including the then current month) elapsed in the then current Comparison Year. On the first day of each month thereafter, until the next Comparison Year Statement is furnished to Lessee, Lessee shall pay one-twelfth (1/12th) of the Estimated Additional Payments specified in the current Comparison Year Statement to Lessor. In the event of the expiration or termination of this Lease prior to the determination of any Additional Payments, Lessee's agreement to pay any such sums and Lessor's obligation to refund any such sums (provided Lessee is not in default hereunder) shall survive the termination of this Lease.

                  (f) Lessee's Right to Contest. If Lessee shall dispute in writing any specific item(s) or the amount(s) thereof included by Lessor in determining the expenses for maintaining and operating the Building or the additional expenses which would have been incurred had the Building been one hundred percent (100%) occupied, and such dispute is not amicably settled between Lessor and Lessee within six (6) months after statements therefor have been rendered, either party may during the sixty (60) days next following the expiration of such six (6) month period refer such disputed item or items to any reputable independent certified public accounting firm reasonably satisfactory to both Lessor and Lessee, which firm shall not otherwise have been retained by Lessor or Lessee for any substantial accounting work, for decision and the decision of such accounting firm shall be final, conclusive and binding upon Lessor and Lessee. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by said accounting firm provided that if more than one item is disputed and a decision shall be rendered against each party in respect to any item or number of items so disputed then the expenses shall be apportioned according to the number of items decided against each party. If Lessee shall not so dispute any item or items of any such statement within six
         (6) months after such statement has been rendered, Lessee shall be deemed to have approved such statement. Lessor shall have the right, for a period of twelve (12) months after the rendering of any statements (or for a longer period, if reasonably required in order to ascertain the facts as to any change in the assessed valuation or in any expenses described in Subsection (a) above), to send corrected statements to Lessee, and any rent adjustments required thereby shall be made within thirty (30) days thereafter. Lessee shall have the right to dispute such corrected statements under the same terms and conditions as hereinabove provided with respect to disputes regarding initial statements.

                  (g) Availability of Records. Lessor shall keep and make available to Lessee's accountant for a period of two (2) years after statements are rendered as provided in this Section 24, records in reasonable detail of the general real property tax payments and the expenses for maintaining and operating the Building for the period covered by such statement or statements and shall permit Lessee's accountant to examine and audit such of its records as may reasonably be required to verify such statements, at reasonable times during business hours.

         25. Sprinklers. If there shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Lessee, Lessee's agents, servants, or employees, Lessee shall immediately notify Lessor of such damage or injury and shall pay to Lessor, within thirty (30) days after receipt of an invoice therefor, the cost of restoring the same to good working condition, except as may be provided otherwise in Section 10 hereof, and if the Fire Insurance Exchange or any bureau, department or official of the state or city government, require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Lessee's business, or the location of partitions, trade fixtures, or other contents of the Demised Premises, Lessee shall pay to Lessor, within thirty (30) days after receipt of an invoice therefor, the cost of making and supplying such changes, modifications, alterations, additional sprinkler head or other equipment.

         26. Estoppel Certificate.

                  (a) Request by Lessor. Lessee agrees that, from time to time upon not less than ten (10) days' prior request by Lessor, Lessee shall execute and deliver to Lessor a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Lessee is in possession of the Demised Premises, if that is the case; (iv) that Lessor is not in default under this Lease, or, if Lessee believes Lessor is in default, the nature thereof in detail; (v) that Lessee has no off-sets or defenses to the performance of its obligations under this Lease (or if Lessee believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Demised Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Lessee has accepted the Demised Premises and the condition thereof and of all improvements thereto and has no claims against Lessor or any other party with respect thereto; and (vii) such additional matters as may be reasonably requested by Lessor, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Lessee fails to execute and deliver any such certificate within ten (10) days after Lessor's request, Lessee shall be deemed to have irrevocably appointed Lessor as Lessee's attorney-in-fact to execute and deliver such certificate in Lessee's name.


                  (b) Request by Lessee. Lessor agrees that, from time to time upon not less than ten (10) days' prior request by Lessee, Lessor shall execute and deliver to Lessee a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that the Lessee is not in default under this Lease, or, if Lessor believes Lessee is in default, the nature thereof in detail; (iv) that Lessor has no defenses to the performance of its obligations under this Lease (or if Lessor believes there are any defenses, a full and complete explanation thereof); and (v) such additional matters as may be reasonably requested by Lessee, it being agreed that such certificate may be relied upon by any prospective sublessee or assignee of Lessee's interest in the Demised Premises.


         27. Quiet Enjoyment. As long as no default exists beyond the expiration of any applicable grace or cure period provided in this Lease, Lessee shall peacefully and quietly have and enjoy the Demised Premises for the Term, free from interference by Lessor and any party claiming by, through or under Lessor, subject, however, to the provisions of this Lease. The loss or reduction of Lessee's light, air or view will not be deemed a disturbance of Lessee's occupancy of the Demised Premises nor will it affect Lessee's obligations under this Lease or create any liability of Lessor to Lessee.

         28. Definitions. The term "office", or "offices", wherever used in this Lease, shall not be construed to mean or to permit the Demised Premises to be used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Lessor" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Property and Building, or the owner of a lease of the Building or of the Property and Building of which the Demised Premises form a part, so that in the event of any sale or sales of the Property and Building or of said Lease, or in the event of a lease of said Building, or of the Property and Building, or in the event of an assignment of said Building, or of the Property and Building, the said Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder thereafter accruing, provided such assignee or grantee assumes Lessor's obligations hereunder (which assumption may exculpate any trustee or beneficiaries from personal liability thereunder). The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all holidays. The term "holidays" when used in this Lease shall mean New Year's Day, Memorial Day (as a federal holiday), Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. In the case of Independence Day, Christmas Day and New Year's Day, when such day shall fall on a Saturday or Sunday, holidays shall also include the preceding Friday or succeeding Monday as designated for observance.

         29. Real Estate Broker. Lessee represents that Lessee has dealt directly with (and only with) the broker(s) set forth in Item 9 of the Schedule (collectively, the "Broker") as brokers in connection with this Lease, and that insofar as Lessee knows no other broker negotiated this Lease or is entitled to any commission in connection therewith. Lessee agrees to indemnify, defend and hold Lessor and Lessor's agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Lessee in connection with this Lease. Lessor agrees to pay the Broker a commission in accordance with a separate agreement between Lessor and the Broker. In addition, Lessor agrees to indemnify, defend and hold Lessee and Lessee's agents harmless from and against any claims for a fee or commission made by the Broker and any other broker claiming to have acted by or on behalf of Lessor in connection with this Lease.

         30. Lessor's Title. Lessor's title is and always shall be paramount to the title of Lessee, and nothing herein contained shall empower Lessee to do any act which can, shall or may encumber the title of Lessor.

         31. Miscellaneous.

                  (a) No receipt of money by Lessor from Lessee after the termination of this Lease or after the commencement of any suit, or after final judgment for possession of the Demised Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

                  (b) No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

                  (c) In the absence of fraud, no person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this lease as agent, trustee or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

                  (d) The words "Lessor" and "Lessee" wherever used in this Lease shall be construed to mean Lessors or Lessees in all cases where there is more than one lessor or lessee, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                  (e) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives and successors and assigns in the event this Lease has been assigned with the express, written consent of Lessor or as otherwise permitted herein.

                  (f) Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument becomes effective as a lease upon execution and delivery by both Lessor and Lessee.

                  (g) Each of Lessor and Lessee hereby represent and warrant that such party has full and complete authority to execute this Lease and the other documents executed in connection herewith and to perform the obligations of such party under such documents.

                  (h) Lessor and Lessee agree that to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Demised Premises or any emergency or statutory remedy.

                  (i) This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (j) If Lessee is comprised of more than one party, each such party shall be jointly and severally liable for Lessee's obligations under this Lease.

                  (k) Should any mortgagee, leasehold or otherwise, require modifications of this Lease which will not bring about any increased expense to Lessee or in any other way change the rights and obligations of Lessee or Lessor hereunder, Lessee agrees that this Lease may be so modified.

                  (l) The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

                  (m) This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                  (n) Notwithstanding any provision in this Lease to the contrary, Lessor may, at its election exercised in its sole discretion, waive any and all conditions precedent set forth in this Lease for the exercise by Lessee of any of its rights granted pursuant to the terms of this Lease; provided, however that no such waiver shall be effective unless made in writing by Lessor.

                  (o) If Lessee sends written notice to Lessor of Lessee's employees located at the Building, Lessor shall list all such employees on any computerized building directory maintained by Lessor for the Building.

                  (p) Except as may be otherwise provided in this Lease or the Workletter, if either party fails to perform timely any of the terms, covenants and conditions of this Lease on its part to be performed, other than Lessee's failure to pay Rent, and such failure is due in whole or in material part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or the other party's agents, employees, contractors, licensees, or invitees) or any other cause beyond the reasonable control of such party, then such party shall not be deemed in default under this Lease as a result of such failure and, except as hereinafter provided, any time for performance by Lessor or Lessee, as the case may be, provided for herein shall be extended by the period of delay resulting from such cause; provided, however, that financial inability of Lessor or Lessee, as the case may be, shall not be a cause beyond the reasonable control of Lessor or Lessee, respectively.

                  (q) Lessor and Lessee agree to execute a memorandum of lease, concurrently with the execution and delivery of this Lease, and to amend such memorandum at the request of the other to reflect any future lease of space in the Building and additional options and rights granted Lessee or any reduction in the area of the Demised Premises. Either Lessee or Lessor may record such memorandum and each amendment thereof in the Office of the Recorder of Deeds of Cook County, Illinois.

         32. Existing Lease. Lessee is currently the tenant and Lessor is currently the landlord under that certain Lease, dated as of February 11, 1986, as the same has been amended by that certain First Amendment to Lease, dated as of June 1, 1988 and that certain Second Amendment to Lease, dated as of September 14, 1992 (collectively, the "Existing Lease"), pursuant to which Lessee currently leases space on the 26th and 35th floors of the Building (the "Existing Space"). Lessor and Lessee hereby agree that the Existing Lease is modified as follows:

                  (a) From and after the Effective Date until the termination date of the Existing Lease (as the same may be extended in accordance with subsection (b) hereinbelow), Lessee shall pay to Lessor as the annual Base Rent under the Existing Lease an amount equal to $16.75 per rentable square foot contained in the Existing Space. Such Base Rent shall continue to be paid in accordance with the terms of the Existing Lease.

                  (b) The Existing Lease shall terminate as of March 31, 1996 as though such date were the termination date set forth in the Lease; provided, however, such termination date shall be extended for each day that the Commencement Date is delayed as a result of Lessor's Delay; provided, however, that the termination date of the

         Existing Lease shall not be extended to the extent that any Lessor's Delay results from Lessee Delay. Notwithstanding any provision in the Existing Lease to the contrary, Lessee shall not be required to pay any termination fee in connection with such termination of the Existing Lease.

Notwithstanding any provision in this Section 32 or any other provision in this Lease to the contrary, Lessee shall not be excused from paying Base Rent, Additional Rent and any other sums due and owing or performing any of its other obligations under the Existing Lease accruing through March 31, 1996.

         33. Allowances. Lessor hereby agrees to provide the following allowances to Lessee:

                  (a) the Construction Allowance of $35.00 per rentable square foot of the initial Office Space (as the same may be increased in accordance with the terms of Section 34 hereof) provided for in the Workletter;

                  (b) an allowance (the "Design Allowance") of $4.00 per rentable square foot of the initial Office Space (as the same may be increased in accordance with the terms of Section 34 hereof) as reimbursement to Lessee for the costs incurred in connection with the design and preparation of plans and specifications for Lessee's Work; and

                  (c) an allowance (the "Moving Allowance") of $1.50 per rentable square foot of the initial Office Space (as the same may be increased in accordance with the terms of Section 34 hereof) as reimbursement to Lessee for the costs incurred in connection with moving to the Demised Premises.

The Construction Allowance shall be used and disbursed in accordance with the terms of the Workletter. Lessor shall pay an amount equal to $184,250.00 as an advance on the Design Allowance and the Moving Allowance within ten (10) days after execution of this Lease by both parties and the remainder of the Design Allowance and the Moving Allowance shall be paid by Lessor within ten (10) days after the Commencement Date. Notwithstanding the foregoing, however, if this Lease is terminated prior to the Commencement Date for any reason, Lessee shall be required to refund to Lessor, within ten (10) days after such termination, all amounts advanced by Lessor for the Design Allowance and the Moving Allowance; provided, however, that if this Lease is terminated as a result of the exercise by Lessee of any rights or remedies it may have as a result of Lessor's acts or omissions, Lessee shall only be required to repay such portions of the Design Allowance and Moving Allowance to the extent the same exceed costs and expenses incurred in connection with the design and preparation of plans for Lessee's Work and/or the cost of moving to the Demised Premises actually incurred by Lessee prior to the date of the acts or omissions of Lessor which gave rise to such rights or remedies of Lessee. Lessor shall have no obligation to disburse any portion of Construction Allowance, the Design Allowance or the Moving Allowance at any time that an uncured default by Lessee exists under this Lease.

         34. Right to Adjust Initial Office Space.

                  (a) Lessee shall have the right to elect, by giving notice to Lessor on or before July 31, 1995, time being of the essence, to include as the Office Space up to an additional 20,000 square feet of space on the 14th floor of the Building in the area shown on Exhibit F attached hereto and made a part hereof (the "14th Floor Reserved Space") upon the terms and conditions set forth in this Section 34. Lessor agrees that it shall not enter into any binding agreement to lease any portion of the 14th Floor Reserved Space until after July 31, 1995 except for a lease or agreement which is expressly subordinate to the rights of Lessee under this Section 34.

                  (b) If Lessee so elects to include any additional space in the Office Space, Lessee shall designate in its notice thereof the amount and location of the space to be added; provided, however, that Lessee shall only be entitled to designate additional space so that both the vacant space remaining on the 14th floor of the Building and that portion of the 14th Floor Reserved Space designated by Lessee shall each be a single contiguous space in a reasonably commercially leasable configuration.

                  (c) All space which Lessee elects to lease pursuant to this
         Section 34 (the "Additional Initial Space") shall be leased on the terms, conditions, and provisions of this Lease, except as follows:

                           (i) The rentable area of the Demised Premises shall
                  be increased by the aggregate number of rentable square feet of Additional Initial Space leased by Lessee.

                           (ii) Lessee's Proportionate Share shall increase by
                  an amount equal to the percentage derived by dividing the aggregate number of rentable square feet of the Additional Initial Space by 1,013,000.

                           (iii) The annual Base Rent due under this Lease shall
                  be an amount equal to the product of (A) the rentable square feet of the initial Office Space (as increased by the Additional Initial Space), and (B) the difference between (1) the rent per square foot of the Demised Premises applicable from time to time under this Lease, less (2) $0.05 if the Additional Initial Space is greater than or equal to 5,000 rentable square feet, $0.10 if the Additional Initial Space is greater than or equal to 10,000 rentable square feet, $0.15 if the Additional Initial Space is greater than or equal to 15,000 rentable square feet, and $0.20 if the Additional Initial Space is equal to 20,000 rentable square feet.

                  (d) If Lessee elects to lease Additional Initial Space pursuant to this Section, Lessor and Lessee shall execute a written supplement to this Lease confirming the terms, provisions and conditions of this Lease applicable as a result of such Additional Initial Space (including, without limitation, redefining the term "Office Space" as used in this

         Lease to include the Additional Initial Space), provided that the execution of a written supplement to this Lease shall not be a precondition to the effectiveness of Lessee's election to lease any portion of the 14th Floor Reserved Space in accordance with this
         Section 34.

                  (e) Except for the rights granted to Lessee pursuant to the terms of Section 36 hereof, Lessee shall have no right or interest in any of the 14th Floor Reserved Space to the extent that Lessee fails to exercise its rights under this Section 34 on or before July 31, 1995 and, after such date, Lessee shall be deemed to have waived all of its rights under this Section 34 and, thereafter, the terms of this Section 34 shall be null and void and of no further effect.

         35. Right to Renew.

                  (a) Subject to the terms and conditions of this Section 35, Lessor grants Lessee the options (each such option being referred to herein as a "Renewal Option") to renew this Lease (but only with respect to such portions of the Demised Premises which (y) have not been assigned to a party other than a Lessee Affiliate, and (z) will not be subleased as of the commencement date of any renewal period to any party other than a Lessee Affiliate), for two (2) additional terms of five (5) years each. Such renewal shall be upon the terms, covenants, conditions and provisions contained in this lease (except that (i) Base Rent will be as set forth below, (ii) if any portion of the Office Space has been previously assigned or subleased to a party other than a Lessee Affiliate, appropriate adjustments will be made to reduce the square footage of the Office Space and Lessee's Proportionate Share, and (iii) no additional options to renew will be created by the exercise of such option to renew). Each Renewal Option shall be exercised by Lessee delivering written notice to Lessor at least twelve (12) months prior to the Expiration Date, as extended by any previously exercised Renewal Option. Lessee may, not earlier than fifteen (15) months prior to the Expiration Date, as extended by any previously exercised Renewal Option, request in writing that Lessor advise Lessee of Lessor's good faith estimate of the Market Rental Rate (as hereinafter defined) for the next succeeding option period. Lessor shall, within thirty (30) days after any such request, advise Lessee in writing of Lessor's good faith determination of the Market Rental Rate for such option period and the basis therefor. If Lessee, in good faith, disagrees with Lessor's determination of the Market Rental Rate stated in Lessor's response, and, after good faith negotiations, Lessor and Lessee are unable to agree upon the Market Rental Rate within thirty (30) days after the submission of Lessor's determination, then Lessee may elect to have the Market Rental Rate determined in accordance with the terms of subsection (c) hereinbelow, in which event
         (i) Lessee shall be deemed to have irrevocably exercised the applicable Renewal Option, and (ii) such determination of the Market Rental Rate shall be binding on Lessor and Lessee and shall be the Base Rent for the applicable Renewal Period. If Lessee fails to notify Lessor that it, in good faith, disputes Lessor's determination of the Market Rental Rate within thirty (30) days after Lessor submits such determination to Lessee, Lessee shall be deemed to have waived any rights to dispute Lessor's determination and Lessor's determination shall be the Base Rent for the related option period should Lessee elect to exercise the applicable Renewal Option.

                  (b) The Base Rent for the first option period shall be ninety percent (90%) of the Market Rental Rate and the Base Rent for the second option period shall be ninety-five percent (95%) of the Market Rental Rate. The Market Rental Rate is defined as the annual rental rate then being charged by landlords (including Lessor) in the Chicago area to tenants of a similar credit quality to Lessee for space of similar quality and size as the Demised Premises, taking into account all relevant factors, including without limitation, age, extent and quality of tenant improvements, length of term, amenities of the Building and the Property, location and/or floor height and definition of net rentable area, reasonable projections of annual Base Rent, annual Additional Payments to be made by a tenant (including that fact that the Base Year under this Lease will be a year other then the initial year of the applicable option period), and allowances or concessions that have been granted such as abatements, lease assumptions, leasehold improvement and moving allowances. The Market Rental Rate shall be determined by taking into consideration comparable fact situations in the Building and other comparable buildings occurring during the twelve (12) month period prior to the date of Lessee's request that Lessor determine the Market Rental Rate, based on signed leases or renewals or accepted proposals during such period.

                  (c) If Lessee elects to have the Market Rental Rate determined in accordance with the terms of this subsection (c), then Lessor and Lessee shall each simultaneously submit to the other, within fifteen
         (15) business days after such election, in a sealed envelope its good faith estimate of the Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Market Rental Rate shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Lessee may, by notice to Lessor on or before fifteen
         (15) business days after the exchange, require that the disagreement shall be resolved by arbitration. If Lessee does not timely exercise such right, then the Base Rent for the applicable option period shall be the Base Rent set forth in Lessor's notice of the Market Rental Rate for the applicable option period. If Lessee timely exercises such right, Lessor and Lessee shall attempt to agree upon an arbitrator within ten (10) business days after such notice. In the event they fail, after good faith efforts, to agree upon an arbitrator within such ten (10) business day period, then within ten (10) business days thereafter Lessor and Lessee shall each appoint a qualified and impartial person as arbitrator (a qualified person being one who shall have had at least ten (10) years' experience in a profession which directly relates to the leasing of office space in downtown Chicago). In case either party shall fail to appoint an arbitrator within such ten (10) business day period, then the arbitrator appointed by the party not in default hereunder shall be the sole arbitrator. If the arbitrators so appointed shall fail to agree upon the matter submitted within twenty (20) days after submission of the matter to them, an umpire, who shall be a qualified (as described above) and impartial person, shall be appointed by the American Arbitration Association, or its successor, from its qualified panel of arbitrators. The arbitrator or arbitrators and umpire shall proceed to determine the Market Rental Rate with all reasonable dispatch and in any event within twenty (20) days after the appointment of the umpire. Such decision shall be rendered in writing. Such decision shall include selection from the estimates submitted by Lessor and Lessee of the one which is closer to the Market Rental Rate determined by the arbitrator or arbitrators and umpire, which shall be the Market Rental Rate for purposes of the applicable option period. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Illinois law. The decision of the single arbitrator, if the parties have agreed upon a single arbitrator or if a single arbitrator has acted by reason of the failure of a party to appoint a second arbitrator, or of two arbitrators, if two have been appointed, or of a majority of the arbitrators and the umpire, if an umpire shall have been appointed, shall be binding, final and conclusive on the parties. In the event there are two arbitrators and an umpire and a majority of the arbitrators and the umpire are unable or fail to agree, the decision of the umpire shall be binding, final and conclusive on the parties. The decision in the arbitration shall be enforceable by either party in any court of law. The fees of the arbitrator or arbitrators and the umpire and the expenses incident to the proceedings shall be paid by the party whose estimate is not selected by the arbitrator or arbitrators and umpire (if one shall have been appointed). The fees of respective counsel engaged by the parties, and the fees of witnesses called by the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses. Notice of the appointment of an arbitrator or arbitrators shall be given in all instances to any mortgagee who prior thereto shall have given Lessee a written notice specifying its name and address. Such mortgagee shall have the right to be represented, but not to participate, in the arbitration proceeding. If Lessee becomes obligated to pay Base Rent with respect to any space or any period prior to when the Market Rental Rate for such space or period has been determined in accordance with the foregoing, Lessee shall commence paying Base Rent utilizing the Market Rental Rate specified by Lessor in its notice of the Market Rental Rate for such space or period. Following determination of the Market Rental Rate in accordance with the foregoing, Lessor and Lessee shall, by a cash payment within thirty
         (30) days after the date of such determination, adjust between themselves the difference, if any, between the Base Rent paid by Lessee pursuant to the foregoing sentence and the Base Rent actually owed by Lessee pursuant to the terms of this Lease for the period prior to such determination.

                  (d) Lessee's right to exercise a Renewal Option is subject to the following conditions:

                           (i) Lessee has not subleased more than 33,500 square
                  feet of the Demised Premises to a party other than a Lessee Affiliate or assigned this Lease to a party other than a Lessee Affiliate;

                           (ii) Lessee and/or any Lessee Affiliate continue to
                  lease and occupy at least 33,500 square feet of space in the Building pursuant to the terms of this Lease;

                           (iii) Lessee is not in default under this Lease
                  beyond any applicable cure period at the time the applicable Renewal Option may be exercised or on the original Expiration Date (as extended by any previously exercised Renewal Option); and

                           (iv) this Lease or Lessee's possession of the Demised
                  Premises has not been terminated.

                  (e) If Lessee fails to timely exercise either Renewal Option, Lessee shall be deemed to have waived all of its rights under such Renewal Option and, thereafter, such Renewal Option shall be null and void and of no further effect.

                  (f) If Lessee exercises its rights under either Renewal Option and any portion of the Office Space either (y) has been assigned to a party other than a Lessee Affiliate, or (z) will be subleased as of the commencement date of any renewal period to any party other than a Lessee Affiliate, this Lease shall terminate with respect to (and Lessee shall vacate in accordance with the terms of this Lease) any such portion of the Office Space so assigned or sublet as of the commencement of the applicable renewal term.

                  (g) If Lessee exercises either Renewal Option, Lessor and Lessee shall execute a written supplement to this Lease confirming the terms, provisions and conditions of this Lease applicable during the applicable renewal term, provided that the execution of a written supplement to this Lease shall not be a precondition to the effectiveness of Lessee's election to renew the Term in accordance with this Section 35.

         36. Right Of Offer.

                  (a) Lessee shall have the option, subject to the conditions hereinafter set forth, to lease any rentable area of space on floors 3 through 14 of the Building (the "Low-Rise Space") which becomes "available for lease" (as hereinafter defined) after the Commencement Date. After the Commencement Date, Lessor shall notify Lessee in writing (each such notice being referred to as a "Preliminary Offer Notice") not less frequently than every six (6) months (except during the last year of the Term during which time no such notice need be sent by Lessor), of any Low-Rise Space which is "available for lease" (any such space designated in a Preliminary Offer Notice being referred to herein as the "Offered Space"). Lessee may, within ten (10) days after its receipt of any Preliminary Offer Notice, request that Lessor notify Lessee in writing (each such notice being referred to as an "Offer Notice"), as to any or all of the Offered Space, of Lessor's reasonable good faith determinations of Lessor's anticipated rental rate and tenant incentives for such Offered Space, the date that such Offered Space will be available to Lessee, and, if any other tenant of the Building has rights to lease such space in the future, the length of the term for which such Offered Space can be leased to Lessee. Lessee shall be deemed to have waived its right to lease any Offered Space for which Lessee does not request an Offer Notice until Lessor is again required to give a Preliminary Offer Notice to Lessee with respect to such space. Lessee may, within twenty (20) days after its receipt of any Offer Notice, elect to exercise its option to lease all or (subject to the terms of subsection (d) hereinbelow) any portion of the Offered Space described therein on Lessor's proposed rental terms. If Lessee elects to lease only a portion of any Offered Space, Lessee shall designate the approximate rentable area of such Offered Space which Lessee desires to lease and the location and configuration of such space shall be mutually agreed upon by Lessor and Lessee. If Lessee fails to elect to exercise its option within such twenty (20) day period after Lessee's receipt of such Offer Notice as to any Offered Space described therein, Lessee shall be deemed to have waived its right to lease the space described in such Offer Notice until (i) Lessor is again required to give a Preliminary Offer Notice to Lessee with respect to such space, or (ii) Lessor proposes to lease such Offered Space for less than 95% of the net effective rental rate set forth in the Offer Notice (in which case Lessee shall be entitled to another Offer Notice and another 10 days to elect to exercise its option with respect to such Offered Space), and Lessor shall be entitled to lease such Offered Space and/or grant expansion rights and renewal rights with respect thereto and any such rights shall, for all purposes, constitute Permitted Superior Rights (as such term is hereinafter defined). As used herein, the "net effective rental rate" shall mean the average rent per rentable square foot per annum that will be realized by Lessor with respect to the space to be leased (calculated on a present value basis assuming equal annual rental payments), taking into account all incentives and other inducements of a monetary nature to be granted to the tenant and all tax and expense pass-throughs to be paid by the tenant. Except as provided in subsection (d) hereinbelow, Lessor shall not enter into any lease for any Low-Rise Space or grant any rights thereto unless such Low-Rise Space has been identified in a Preliminary Offer Notice given to Lessee during the preceding six (6) months and Lessee has waived or is deemed to have waived its rights thereto.

                  Subject to the following sentence, Low-Rise Space which is subject on the date hereof to a lease shall be "available for lease" when Lessor knows that such space will be available due to the expiration or other termination of such lease, provided that no other tenant then has a Permitted Superior Right to such space and provided, further, that Lessor shall at all times have the right to renew or extend a new lease to the occupant of any portion of the Low-Rise Space. All Low-Rise Space which is not subject on the date hereof to a lease and is not subject on the date hereof to a Permitted Superior Right shall be "available for lease" from and after the Commencement Date, until such space is leased to Lessee pursuant to this Section 36, or is, after compliance with the terms of this Section 36, leased by Lessor to a third party or becomes subject to a Permitted Superior Right. If Low-Rise Space at any time would be "available for lease" except for the existence of a Permitted Superior Right which is exercisable in the future, such Low-Rise Space shall be available for lease for a term ending on or before the effective date of any such Permitted Superior Right, if such right is exercised. A "Permitted Superior Right" means any of the existing rights of other tenants in the Building plus any rights in favor of a third party under any lease entered into after the date hereof with respect to any Offered Space to the extent that Lessee fails to exercise its rights to lease such Offered Space. Any Low-Rise Space which was subject to one or more Permitted Superior Rights which have expired or been waived by the tenants holding such rights and which is not then subject to a lease shall become "available for lease" from and after the date of such expiration or waiver until such space is leased to Lessee pursuant to this Section 36, or is, after compliance with the terms of this Section 36, leased by Lessor to a third party or again becomes subject to a Permitted Superior Right. Lessor shall not be required to offer any Low-Rise Space to Lessee even if it is "available for lease" unless and until Lessor desires to offer such space to others.

                  (b) Lessee's right to exercise the rights granted pursuant to the terms of this Section 36 is subject to the following conditions:

                           (i) Lessee has not subleased any portion of the
                  Demised Premises to a party other than a Lessee Affiliate or assigned this Lease to a party other than a Lessee Affiliate at the time that such right is exercised;

                           (ii) Lessee and/or any Lessee Affiliate continue to
                  lease and occupy at least 67,000 square feet of space in the Building pursuant to the terms of this Lease;

                           (iii) Lessee is not in default beyond any applicable
                  cure period under any of its obligations under this Lease at the time such right is exercised or on the applicable occupancy date set forth in Lessor's Offer Notice;

                           (iv) this Lease or Lessee's possession of the Demised
                  Premises has not been terminated; and

                           (v) no party that has any Permitted Superior Rights
                  in and to the Low-Rise Space (including, without limitation, Kemper Financial Services, Inc., its successors and assigns) has exercised its rights to lease such Low-Rise Space.

                  (c) Notwithstanding any provision in this Lease to the contrary, Lessee shall have no rights under this Section 36 to lease any portion of the Available Expansion Space, as defined in Section 37 below, until after the eighth (8) anniversary of the Commencement Date.

                  (d) Notwithstanding any provision in this Section 36 to the contrary, (i) Lessor shall not be required to offer to Lessee any portion of the Low-Rise Space which contains less than 6,000 rentable square feet of space and shall be entitled to lease any such space (or grant future rights to lease any such space) to any other third party, regardless of whether such space has been identified in a Preliminary Offer Notice;
         (ii) if Lessee elects to lease any Offered Space pursuant to the terms of this Section 36, Lessee shall only have the right to lease such space if Lessee leases (a) at least 6,000 rentable square feet thereof and (b) all of the space contiguous to the Offered Space Lessee desires to lease, and (iii) in the event that any full floor of the Low-Rise Space is described in any Preliminary Offer Notice, Lessee shall only have the right to lease space on such floor pursuant to the terms of this Section 36 if Lessee elects to lease the full floor.

                  (e) Unless Lessor expressly agrees in writing to the contrary, any Offered Space leased by Lessee shall be leased in its "then-existing" condition (it being expressly understood by Lessee that Lessor shall not be required to complete any portion of Lessor's Work with respect to any Offered Space.)

                  (f) If Lessee exercises its rights under this Section 36 by electing to lease any Offered Space, Lessor and Lessee shall execute a written supplement to this Lease confirming the terms, provisions and conditions of this Lease applicable to the space leased by Lessee, provided that the execution of a written supplement to this Lease shall not be a precondition to the effectiveness of Lessee's election to lease any portion of the Offered Space in accordance with this Section 36.

                  (g) During the last year of the Term, Lessee shall have no further rights and Lessor shall have no further obligations under this
         Section 36.

         37. Option For Expansion Space.

                  (a) Subject to the terms and conditions of this Section 37, Lessor grants Lessee the option (the "Expansion Option") to lease up to 10,000 square feet of space on the seventh floor of the Building commencing on the sixth (6th) anniversary of the Commencement Date (the "Acquisition Date"). If Lessee anticipates exercising the Expansion Option, it shall notify Lessor of the same on or before the date ten
         (10) months prior to the sixth anniversary of the Commencement Date and Lessor shall, within fifteen (15) days of such notice, notify Lessee of the location of the space available to Lessee (the "Available Expansion Space"). The Available Expansion Space shall be a part of the space shown on the plan attached hereto as Exhibit G, shall contain no less than 10,000 square feet and shall not be in an unusual configuration. Lessee shall provide Lessor with written notice of the exercise of the Expansion Option on or before the date which is fifteen (15) days after Lessor's designation of the Available Expansion Space, in which notice Lessee shall notify Lessor of what portion of the Available Expansion Space that Lessee elects to Lease (such portion being referred to herein as the "Expansion Space"). The Expansion Space must contain at least 5,000 square feet and may not be in an unusual configuration or in a configuration which would, in the reasonable judgment of Lessor, make the Expansion Space (upon expiration of the Term) or the remainder of the Additional Expansion Space difficult to lease to other parties.

                  (b) Lessee's right to exercise the Expansion Option is subject to the following conditions:

                           (i) Lessee has not subleased more than 33,500 square
                  feet of the Demised Premises to a party other than a Lessee Affiliate or assigned this Lease to a party other than a Lessee Affiliate at the time that the applicable Expansion Option is exercised;

                           (ii) Lessee and/or any Lessee Affiliates continue to
                  lease and occupy at least 33,500 square feet of space in the Building pursuant to the terms of this Lease;

                           (iii) Lessee is not in default beyond any applicable
                  cure period under any of its obligations under this Lease at the time the Expansion Option is exercised or on the Acquisition Date; and

                           (iv) this Lease or Lessee's possession of the Demised
                  Premises has not been terminated.

                  (c) Any Expansion Space leased by Lessee shall be leased in its "then-existing" condition (it being expressly understood by Lessee that Lessor shall not be required to complete any portion of Lessor's Work with respect to any Expansion Space) and otherwise on the terms, conditions, and provisions of this Lease, except as follows:

                           (i) The rentable area of the Demised Premises shall
                  be increased by the aggregate number of rentable square feet of the Expansion Space leased by Lessee.

                           (ii) Lessee's Proportionate Share shall increase by
                  an amount equal to the percentage derived by dividing the aggregate number of rentable square feet of the Expansion Space by 1,013,000.

                           (iii) The annual Base Rent due under this Lease shall
                  be increased by an amount equal to the product of (A) the rentable square feet of the Expansion Space, and (B) the rent per square foot of the Demised Premises applicable from time to time under this Lease.

                           (iv) Lessee shall commence paying Rent for the
                  Expansion Space on the Acquisition Date.

                  (d) If Lessee exercises the Expansion Option, the term for the Expansion Space shall commence on the Acquisition Date and expire on the Expiration Date.

                  (e) If Lessee exercises the Expansion Option, Lessor shall provide Lessee an allowance for the improvements to the Expansion Space ("Expansion Improvement Allowance") equal to (i) the number of rentable square feet of the Expansion Space multiplied by (ii) $20.75. Any Expansion Improvement Allowance shall be payable upon the same terms and conditions as provided in the Workletter.

                  (f) If Lessee exercises the Expansion Option, Lessor and Lessee shall execute a written supplement to this Lease confirming the terms, provisions and conditions of this Lease applicable to the Expansion Space, provided that the execution of a written supplement to this Lease shall not be a precondition to the effectiveness of Lessee's election to lease any portion of the Available Expansion Space in accordance with this Section 37.

                  (g) Except to the extent provided in Section 36 hereof, Lessee shall have no right or interest in any of the Available Expansion Space to the extent that Lessee fails to exercise the Expansion Option on or before the applicable Exercise Date and, after such date, Lessee shall be deemed to have waived all of its rights under the Expansion Option and, thereafter, the Expansion Option shall be null and void and of no further effect.

         38. Termination Option. Subject to the terms of this Section 38, Lessee shall have the option (the "Termination Option") to terminate this Lease effective as of either the fifth (5th) anniversary of the Commencement Date or the tenth (10th) anniversary of the Commencement Date (either such date being referred to herein as the "Termination Date"), if Lessee is not in default under any of its obligations under this Lease at the time it exercises such option. To exercise the Termination Option, Lessee must:

                  (a) give to Lessor written notice of such election at least twelve (12) months prior to the applicable Termination Date; and

                  (b) pay to Lessor a termination fee (the "Termination Fee") in an amount equal to the sum of (i) $1,076,128.57 if Lessee exercises its option to terminate this Lease effective as of the fifth (5th) anniversary of the Commencement Date, or $370,855.08 if Lessee exercises its option to terminate this Lease effective as of the tenth
         (10th) anniversary of the Commencement Date, as the case may be, (ii) the unamortized costs (calculated based upon a rate of 8% per annum) incurred by Lessor in connection with this Lease for any allowances, credits or other tenant incentives (including, without limitation, the Construction Allowance, the Moving Allowance, the Design Allowance, any Expansion Improvement Allowance and any allowance or tenant incentive given in connection with any space leased by Lessee in accordance with the terms of Section 36 hereof) and any brokers' commissions or fees, and (iii) an amount equal to the sum of all Rent due and payable under the terms of this Lease by Lessee to Lessor for the three (3) month period immediately preceding the Termination Date.

The Termination Fee shall be paid by Lessee to Lessor in twelve (12) equal installments on the first day of each month, commencing with April 1 of the calendar year immediately prior to the applicable Termination Date. Exercise of the Termination Option shall be irrevocable but shall not excuse Lessee from paying Rent accruing through the Termination Date. If Lessee fails to timely exercise a Termination Option in accordance with the foregoing terms of this
Section 38, Lessee shall be deemed to have waived all of its rights to terminate this Lease as of the applicable Termination Date.

         39. Drop Space Option. Subject to the terms of this Section 39, Lessee shall have the option (the "Drop Space Option") to eliminate from this Lease all of any space leased by Lessee on one or more floors of the Building, effective as of either the fifth (5th) anniversary of the Commencement Date or the tenth
(10th) anniversary of the Commencement Date (either such date being referred to herein as the "Drop Space Effective Date") if Lessee is not in default beyond any applicable cure period under any of its obligations under this Lease at the time it exercises such option. To exercise the Drop Space Option, Lessee must:

                  (a) give to Lessor written notice of such election at least twelve (12) months prior to the applicable Drop Space Effective Date, which notice must designate the space to be eliminated from this Lease (the "Drop Space"); and

                  (b) pay to Lessor a termination fee (the "Drop Space Fee") in an amount equal to the sum of (i) the product of (a) the unamortized costs (calculated based upon a rate of 8% per annum) incurred by Lessor in connection with this Lease for any allowances, credits or other tenant incentives (including, without limitation, the Construction Allowance, the Moving Allowance, the Design Allowance, any Expansion Improvement Allowance and any allowance or tenant incentive given in connection with any space leased by Lessee in accordance with the terms of Section 36 hereof) and any brokers' commissions or fees and (b) a fraction, the numerator of which shall be the number of rentable square feet in the Drop Space and the denominator of which shall be the number of rentable square feet in the Office Space as of the day prior to the applicable Drop Space Date and (ii) an amount equal to the sum of all Rent due and payable under the terms of this Lease by Lessee to Lessor for the Drop Space for the three (3) month period immediately preceding the Drop Space Effective Date.

The Drop Space Fee shall be paid by Lessee to Lessor in twelve (12) equal installments on the first day of each month, commencing with April 1 of the calendar year immediately prior to the applicable Drop Space Effective Date. Exercise of the Drop Space Option shall be irrevocable but shall not excuse Lessee from paying Rent with respect to the Drop Space accruing through the Drop Space Effective Date. If Lessee fails to timely exercise the Drop Space Option in accordance with the foregoing terms of this Section 39, Lessee shall be deemed to have waived all of its rights to eliminate space from the Demised Premises as of the applicable Drop Space Effective Date. If Lessee desires to eliminate any space it leases on any floor of the Building in accordance with the terms of this Drop Space Option, Lessee must eliminate all of the space leased by Lessee on any such floor. If Lessee exercises the Drop Space Option, Lessor and

Lessee shall execute a written supplement to this Lease to be effective as of the applicable Drop Space Effective Date, setting forth the changes to this Lease applicable as a result of the elimination of the Drop Space (provided that the execution of a written supplement to this Lease shall not be a precondition to the effectiveness of Lessee's election to eliminate any space in accordance with this Section 39), which supplement shall incorporate the following changes:

                  (x) The rentable square feet of the Demised Premises shall be decreased by the Rentable Square Feet of the Drop Space.

                  (y) Lessee's Proportionate Share shall be recalculated by dividing the rentable square feet of the Demised Premises (after giving effect to the elimination of the Drop Space) by 1,013,000.

                  (z) The annual Base Rent due under this Lease shall be an amount equal to the product of (A) the rentable square feet of the Office Space (as decreased by the rentable square footage of the Drop Space), and (B) the sum of (1) the rent per square foot of the Office Space applicable from time to time under this Lease, and (2) $0.05 if the Drop Space is greater than or equal to 5,000 rentable square feet, $0.10 if the Drop Space is greater than or equal to 10,000 rentable square feet, $0.15 if the Drop Space is greater than or equal to 15,000 rentable square feet, and $0.20 if the Drop Space is equal to or greater than 20,000 rentable square feet.

         40. Satellite Dish Installation. Subject to the following provisions of this Section, Lessor grants Lessee the right, in common with Lessor and other parties, to install, operate and maintain, at Lessee's sole expense and risk, a mast for microwave, radio or other antennas and associated equipment (including, without limitation, any connection wiring or conduit (collectively, the "Antenna Equipment") at a location on the roof of the Building:

                  (a) The Antenna Equipment shall be in a location that Lessor, in its reasonable judgment, deems adequate and appropriate for the same, taking into consideration Lessor's anticipated and actual use of the roof and all rights of other tenants to use roof space, and such location shall be reasonably acceptable to Lessee;

                  (b) Lessee shall submit to Lessor for its approval, a full set of engineering plans and specifications for the proposed Antenna Equipment installation, such approval not to be unreasonably withheld, conditioned or delayed;

                  (c) Lessee shall make all required conduit or cable connections between Lessee's equipment in the Demised Premises and the Antenna Equipment utilizing Building services, subject to Lessee's payment of any and all costs and expenses for such services;

                  (d) Lessee shall install the Antenna Equipment in accordance with the terms of Sections 6, 14, and 15 of this Lease and such other requirements as Lessor, in the reasonable exercise of its discretion, deems necessary or appropriate;

                  (e) Any Antenna Equipment installed by Lessee shall be erected so as not to interfere with the operation of any previously erected antenna(e) or other equipment on the Building's roof and Lessor shall not erect or permit the erection of any antenna(e) or other equipment so as to interfere with the operation of any Antenna Equipment previously erected by Lessee;

                  (f) Lessor agrees that it will not give unauthorized persons access to Lessee's Antenna Demised Premises or Antenna Equipment;

                  (g) Lessee shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Antenna Equipment and pay any charges levied by government agencies which are the sole result of Lessee having the Antenna Equipment. Lessor agrees to fully cooperate with Lessee in obtaining all such permits and authorizations, at no cost, expense or liability to Lessor;

                  (h) Lessee agrees to maintain the Antenna Equipment in a good state of repair and to indemnify, defend, and save Lessor harmless from any claims, liability or expenses resulting from the erection, maintenance, existence or removal of the Antenna Equipment, provided that such loss, costs or damages are not due, in whole or in part, to the negligence or willful misconduct of Lessor, its agents, employees or contractors;

                  (i) At the conclusion of the Term, Lessee shall remove the Antenna Equipment and surrender and restore the area where the same was located to Lessor in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, act of God or ordinary wear and tear;

                  (j) The liability insurance to be carried by Lessee pursuant to the provisions of this Lease shall include coverage for the Antennae Equipment and Lessee's activity relating to the installation, maintenance and use thereof. Lessee shall pay any increase in rates for insurance which Lessor carries resulting from the installation, maintenance and use of the Antenna Equipment by Lessee, provided Lessor delivers to Lessee evidence, reasonably satisfactory to Lessee, of such increase and the reasons therefor; and

                  (k) Notwithstanding any provision in this Lease to the contrary, in the event that Lessor is required or elects to restore the Demised Premises or the Building after the occurrence of any fire or other casualty, Lessor shall not be required to restore or replace any portion of the Antenna Equipment or the conduits or wiring thereto.

         41. Exculpatory Clause. Any liability of Lessor under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Lessor, any of its partners or shareholders, as the case may be, in connection with this Lease nor shall any recourse be had to any other property or assets of Lessor, any of its partners or shareholders.

         42. Lessor's Additional Obligations and Agreements.

                  (a) Lessor covenants and agrees with Lessee that Lessor shall take all actions necessary to comply with all Environmental Laws affecting the Building (excluding the Demised Premises and other areas occupied by Lessee and other tenants of the Building, except in the case of Environmental Laws applicable to all premises in the Building, rather than applicable only to the premises of a tenant because of a peculiar aspect of such tenant's business or use and occupancy of its premises), including, without limitation, investigation, removal, containment and remedial actions required by any Environmental Laws or any governmental agencies in the enforcement or implementation of Environmental Laws. For purposes of this subsection, the following terms shall have the respective meanings set forth below:

                           (i) "Environmental Laws" shall mean and include all
                  federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to health, safety, welfare or the environment, contamination or clean-up; and

                           (ii) "Hazardous Substances" shall mean and include
                  all pollutants, contaminants and hazardous and toxic substances, waste or materials, including, without limitation, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any fraction thereof, and natural gas, natural gas liquids and synthetic gas, raw materials that include hazardous constituents, or any other similar substances or materials that are included under or regulated by any Environmental Law or that would pose a health, safety or environmental hazard.

                  (b) Lessor shall keep the Building (excluding the Demised Premises and other areas occupied by Lessee and other tenants of the Building, except in the case of laws, regulations, codes or ordinances applicable to all premises in the Building, rather than applicable only to the premises of a tenant because of a peculiar aspect of such tenant's business or use and occupancy of its premises) in compliance throughout the Term with all governmental laws, regulations, codes or ordinances applicable from time to time to the Building.

                  (c) Lessor covenants and agrees with Lessee that Lessor shall abate (i) the Office Space designated on Exhibit A-1 as initially attached hereto and (ii) any Additional Initial Space leased under
         Section 34, of asbestos in accordance with the provisions of the Workletter attached hereto as Exhibit B.

         43. Exhibits. The following Exhibits are hereby made a part hereof, and incorporated herein by reference:

         Exhibit A-1       -  Office Space
         -----------
         Exhibit A-2       -  Storage Space
         -----------
         Exhibit A-3       -  Legal Description of Air Rights
         -----------
         Exhibit B         -  Workletter
         ---------
         Exhibit C         -  Cleaning Specifications
         ---------
         Exhibit D         -  Rules and Regulations
         ---------
         Exhibit E         -  Operating Expense Exclusions
         ---------
         Exhibit F         -  14th Floor Reserved Space
         ---------
         Exhibit G         -  Possible Expansion Area
         ---------

         IN WITNESS WHEREOF, the parties have executed this Lease the day and year first written above.

                                   222 RIVERSIDE PLAZA CORP., a Delaware
                                   corporation


                                   By: /s/ William C. Hammarstrom
                                      ------------------------------------------
                                      William C. Hammarstrom, its Vice President



                                   CONTINENTAL GRAIN COMPANY, a Delaware
                                   corporation


                                   By: [illegible]
                                      ------------------------------------------
                                      Its Senior Vice President
                                          --------------------------------------

                              EXHIBIT A-1 TO LEASE
                              --------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                            Office Space - 9th Floor
                            ------------------------

                                  [BLUEPRINT]



                                    A-1 - 1

                              EXHIBIT A-1 TO LEASE
                              --------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                            Office Space - 11th Floor
                            -------------------------

                                  [BLUEPRINT]



                                    A-1 - 2

                              EXHIBIT A-2 TO LEASE
                              --------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                                  Storage Space
                                  -------------

                                  [BLUEPRINT]



                                    A-2 - 1

                              EXHIBIT A-3 TO LEASE
                              --------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

THOSE PORTIONS OF PARCELS C-1 AND C-2 DESCRIBED BELOW LYING NORTH OF A LINE WHICH IS THE SOUTH FACE OF THE SOUTHERLY COLUMNS OF THE 222 SOUTH RIVERSIDE PLAZA BUILDING EXTENDED EAST TO THE CHICAGO RIVER AND WEST TO THE EAST LINE OF THE WEST 20 FEET OF LOT 6, TOGETHER WITH THE EASEMENT RIGHTS APPURTENANT TO PARCELS C-1 AND C-2, INCLUDING THOSE SET FORTH IN PARCEL C-3 AND INCLUDING A PORTION OF THE LOADING DOCK AREA DESCRIBED IN PARCEL C-4 NOTWITHSTANDING THAT IT IS LOCATED SOUTH OF THE ABOVE DESCRIBED LINE, TOGETHER WITH THE EASEMENT RIGHTS APPURTENANT THERETO AND IMPROVEMENTS THEREON, INCLUDING THE COLUMNS, FOUNDATIONS AND SUPPORTS THEREOF CONSTRUCTED WITHIN THE EXCEPTED SPACE.

PARCEL C-1:

ALL THAT PARCEL OF LAND, BEING THAT PORTION ABOVE THE SPACE EXCEPTED, HEREINAFTER DEFINED, OF THAT CERTAIN PARCEL OF LAND IN THE COUNTY OF COOK, STATE OF ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

A PARCEL OF LAND COMPRISED OF THAT PART OF LOT 5 LYING ABOVE A HORIZONTAL PLANE THE ELEVATION OF WHICH IS 25.70 FEET ABOVE THE CHICAGO CITY DATUM AND THAT PART OF LOT 6 IN RAILROAD COMPANIES' RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, BLOCK 78, PARTS OF BLOCKS 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS, ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16, AS DOCUMENT 8339751, SAID PARCEL OF LAND BEING BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 5 AND RUNNING THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 5, A DISTANCE OF 203.465 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LOT LINE, A DISTANCE OF 203.34 FEET TO THE SOUTHEAST CORNER OF SAID L0T 5; THENCE WEST ALONG THE SOUTH LINE OF SAID LOTS 5 AND 6, A DISTANCE OF 336.0 FEET TO THE POINT OF INTERSECTION OF SAID SOUTH LINE OF LOT 6 WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 6; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF LOT 6, A DISTANCE OF 396.545 FEET TO ITS INTERSECTION OF THE NORTH LINE OF SAID LOT 6; THENCE EAST ALONG THE NORTH LINE OF SAID LOT 6 AND OF SAID LOT 5, A DISTANCE OF 247.50 FEET TO THE POINT OF BEGINNING;

EXCEPTING, HOWEVER, FROM THE PARCEL OF LAND ABOVE DESCRIBED THE RESPECTIVE PORTIONS THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISH FLOOR SLAB OF THE MEZZANINE FLOOR OF THE 222 SOUTH RIVERSIDE PLAZA BUILDING AND THE TOP OF THE FINISH FLOOR SLAB OF THE PLAZA LEVEL BETWEEN THE CIRCUMSCRIBING WALLS OF THE MEZZANINE OF SAID BUILDING AND THE PROPERTY LINE, BEING DESIGNATED AS PLUS 17.50 FEET AND PLUS 32.50 FEET, RESPECTIVELY, AS SHOWN ON THE TRANSVERSE SECTION AND LONGITUDINAL SECTION OF SAID BUILDING ATTACHED TO LEASE DATED JANUARY 15, 1969 AND RECORDED JANUARY 31, 1969 AS DOCUMENT 20744919 AND REFERRED TO THEREIN AS APPENDIX 'B', WHICH SECTION PLANS ARE MADE A PART OF THIS DESCRIPTION. THE ELEVATION SHOWN ON SAID SECTION PLANS HAVE REFERENCE TO CHICAGO CITY DATUM AS EXISTING ON OCTOBER 21, 1968.

PARCEL C-2:

ALL THAT PARCEL OF LAND, TAKEN AS A TRACT, BEING THAT PORTION ABOVE THE SPACE EXCEPTED HEREINAFTER, DESCRIBED AS FOLLOWS:

A PARCEL OF LAND BEING THAT PART OF LOT 6 IN RAILROAD COMPANIES' RESUBDIVISION LYING BELOW AND EXTENDING DOWNWARD FROM A HORIZONTAL PLANE AT AN ELEVATION OF
32.50 FEET ABOVE CHICAGO CITY DATUM, WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE SOUTH LINE OF SAID LOT 6 WITH THE EAST LINE OF THE WEST 115.75 FEET OF SAID LOT 6, AND RUNNING THENCE NORTH ALONG SAID EAST LINE OF THE WEST 115.75 FEET OF LOT 6, A DISTANCE OF 11.36 FEET TO AN INTERSECTION WITH A LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF THE MOST SOUTHERLY ROW OF COLUMNS SUPPORTING A MULTI-STORY OFFICE BUILDING SITUATED ON SAID LOT 6, SAID POINT OF INTERSECTION BEING THE POINT OF BEGINNING OF SAID HEREINAFTER DESCRIBED PART OF LOT 6; THENCE CONTINUING NORTH ALONG SAID EAST LINE OF THE WEST 115.75 FEET OF LOT 6, A DISTANCE OF 81.50 FEET TO AN INTERSECTION WITH A LINE WHICH IS 24.25 FEET SOUTH FROM AND PARALLEL WITH SAID SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE EAST ALONG SAID LAST DESCRIBED PARALLEL LINE, A DISTANCE OF
18.25 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 134.00 FEET OF SAID LOT 6; THENCE SOUTH ALONG SAID EAST LINE OF THE WEST 134.00 FEET OF LOT 6, A DISTANCE OF 81.50 FEET TO AN INTERSECTION WITH SAID LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; AND THENCE WEST ALONG SAID LAST DESCRIBED PARALLEL LINE, A DISTANCE OF
18.25 FEET TO POINT OF BEGINNING;

EXCEPTING HOWEVER FROM THE NORTH 13.75 FEET OF SAID PARCEL OF LAND THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF THE MERCANTILE EXCHANGE BUILDING WHICH IS AT AN ELEVATION OF

30.83 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM THE SOUTH 18.00 FEET OF THE NORTH 31.75 FEET OF SAID PARCEL OF LAND THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF SAID BUILDING WHICH IS AT AN ELEVATION OF 30.25 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM THE REMAINDER OF SAID PARCEL OF LAND THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF SAID BUILDING IN SAID REMAINDER WHICH IS AT AN ELEVATION OF
28.25 FEET ABOVE SAID CHICAGO CITY DATUM.

ALSO

A PARCEL OF LAND BEING THAT PART OF LOT 6 IN SAID RAILROAD COMPANIES' RESUBDIVISION LYING BELOW AND EXTENDING DOWNWARD FROM A HORIZONTAL PLANE AT AN ELEVATION OF 32.50 FEET ABOVE CHICAGO CITY DATUM, WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE SOUTH LINE OF SAID LOT 6 WITH THE EAST LINE OF THE WEST 161.00 FEET OF SAID LOT 6, AND RUNNING THENCE NORTH ALONG THE EAST LINE OF THE WEST 161.00 FEET OF SAID LOT 6, A DISTANCE OF 11.65 FEET TO AN INTERSECTION WITH A LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF THE MOST SOUTHERLY ROW OF COLUMNS SUPPORTING A MULTI-STORY OFFICE BUILDING SITUATED ON LOT 6, SAID POINT OF INTERSECTION BEING THE POINT OF BEGINNING FOR THE HEREINAFTER DESCRIBED PART OF LOT 6; THENCE CONTINUING NORTH ALONG THE EAST LINE OF THE WEST 161.00 FEET OF LOT 6, A DISTANCE OF 107.08 FEET TO AN INTERSECTION WITH A LINE WHICH IS 1.33 FEET NORTH FROM AND PARALLEL WITH SAID SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE EAST ALONG SAID LAST DESCRIBED PARALLEL LINE, A DISTANCE OF 59.50 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 220.50 FEET OF SAID LOT 6; THENCE SOUTH ALONG THE EAST LINE OF THE WEST 220.50 FEET OF SAID LOT 6, A DISTANCE OF 25.58 FEET TO AN INTERSECTION WITH A LINE WHICH IS 24.25 FEET SOUTH FROM AND PARALLEL WITH SAID SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE EAST ALONG SAID PARALLEL LINE AND ALONG SAID PARALLEL LINE EXTENDED, A DISTANCE OF 57.75 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 278.25 FEET OF SAID LOT 6; THENCE SOUTH ALONG SAID EAST LINE OF THE WEST 278.25 FEET OF LOT 6, A DISTANCE OF 14.25 FEET; THENCE WEST ALONG A LINE PERPENDICULAR TO THE EAST LINE OF THE WEST 278.25 FEET AFORESAID, A DISTANCE OF 45.25 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 233.00 FEET OF SAID LOT 6; THENCE SOUTH ALONG SAID EAST LINE OF THE WEST 233.00 FEET OF LOT 6, A DISTANCE OF 17.00 FEET; THENCE EAST ALONG A LINE PERPENDICULAR TO THE EAST LINE OF THE WEST 233.00 FEET AFORESAID, A DISTANCE OF
45.25 FEET TO AN INTERSECTION WITH SAID EAST LINE OF THE WEST 278.25 FEET OF LOT 6; THENCE SOUTH ALONG THE EAST LINE OF THE WEST 278.25 FEET AFORESAID, A DISTANCE OF 50.25 FEET TO AN INTERSECTION WITH SAID LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL

WITH THE SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE WEST ALONG SAID PARALLEL LINE, A DISTANCE OF 117.25 FEET TO THE POINT OF BEGINNING;

EXCEPTING HOWEVER FROM THAT PART OF SAID PARCEL OF LAND LYING WEST OF THE EAST LINE OF THE WEST 259.79 FEET OF SAID LOT 6 THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF THE MERCANTILE EXCHANGE BUILDING WHICH IS AT AN ELEVATION OF 30.00 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM THOSE PORTIONS OF SAID PARCEL OF LAND LYING EAST OF SAID EAST LINE OF THE WEST 259.79 FEET OF SAID LOT 6 THOSE PORTIONS THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF SAID BUILDING WHICH IS AT AN ELEVATION OF
28.33 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM SAID PARCEL OF LAND THE WEST 1.25 FEET OF THE NORTH 1.33 FEET THEREOF OCCUPIED BY A COLUMN AND ALSO EXCEPTING THOSE PARTS THEREOF OCCUPIED BY SIX OTHER COLUMNS OF SAID MOST SOUTHERLY ROW OF COLUMNS, EACH OF WHICH SIX COLUMNS, MEASURES 2.50 FEET FROM EAST TO WEST AND EXTENDS 1.33 FEET SOUTHWARDLY INTO AND UPON SAID PREMISES FROM THE MOST NORTHERLY LINE THEREOF;

AND ALSO EXCEPTING FROM SAID PARCEL C-1 AND PARCEL C-2 THE RESPECTIVE PORTIONS THEREOF TAKEN BY THE NATIONAL RAILROAD PASSENGER CORPORATION IN CONDEMNATION PURSUANT TO THE CONDEMNATION ACTION FILED IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, CASE NUMBER 89 C 1631.

PARCEL C-3:

NON-EXCLUSIVE EASEMENTS OF USE, INGRESS AND EGRESS AND FOR OTHER PURPOSES AS AN APPURTENANCE TO THE ESTATE AND INTEREST DESCRIBED AS PARCELS C-1 AND C-2 ABOVE, CREATED AND GRANTED BY THAT CERTAIN EASEMENT AND OPERATING AGREEMENT MADE BY AND BETWEEN LASALLE NATIONAL BANK AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 1, 1983 AND KNOWN AS TRUST NUMBER 107363 AND CHICAGO UNION STATION COMPANY, A CORPORATION OF ILLINOIS, DATED APRIL 19, 1989 AND RECORDED APRIL 19, 1989 AS DOCUMENT 89173341, IN, OVER AND ACROSS CERTAIN ADJOINING LAND MORE PARTICULARLY DESCRIBED THEREIN, IN COOK COUNTY, ILLINOIS.

PARCEL C-4:

THAT PORTION OF THE EXISTING DRIVEWAY AREA, TWO PLANTERS (ONE ON EACH SIDE OF THE ENTRANCE TO THE DRIVEWAY AREA AL0NG JACKSON BOULEVARD), ELEVATED LOADING DOCKS AND RAMPS, ENTRANCE WAY AND SERVICE CORRIDOR TO THE FREIGHT ELEVATORS LOCATED IN THE 222 SOUTH RIVERSIDE PLAZA BUILDING TO THE EXTENT THAT THOSE INTERESTS ARE LOCATED ON THE BLACK BOX

PARCEL (THE "LOADING DOCK AREA") ON LOT 6 INCLUDED WITHIN PARCELS C-1 AND C-2 NOT PREVIOUSLY TAKEN BY THE NATIONAL RAILROAD PASSENGER CORPORATION PURSUANT TO THE CONDEMNATION ACTION FILED IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, CASE NUMBER 89 C 1631.

ALL IN COOK COUNTY, ILLINOIS

                               EXHIBIT B TO LEASE
                               ------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                                   Workletter
                                   ----------


         This is the Workletter referred to in the foregoing lease (the "Lease") by and between 222 RIVERSIDE PLAZA CORP., a Delaware corporation ("Lessor"), and CONTINENTAL GRAIN COMPANY, a Delaware corporation ("Lessee"), wherein Lessor has leased to Lessee and Lessee has leased from Lessor certain premises in the building commonly known as 222 South Riverside Plaza, Chicago, Illinois. The words "Demised Premises", "Office Space", "Building", "Commencement Date", and other capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Lease.

         Lessor and Lessee agree as follows:

         1. Lessor's Work. Lessor shall, at its sole cost and expense, perform the work described in Attachments A-1 and A-2 to this Workletter (collectively, "Lessor's Work") with respect to the Office Space. Lessor shall commence Lessor's Work following execution and delivery of the Lease and this Workletter and proceed with the same in order to substantially complete that portion of Lessor's Work described on Attachment A-1 (the "Initial Base Building Work") on or before December 1, 1995 (the "Projected Delivery Date") and substantially complete that portion of Lessor's Work described on Attachment A-2 (the "Remaining Base Building Work") on or before the Commencement Date, provided that Lessor shall have no liability for failure to substantially complete on or before the applicable date required hereinabove or to tender the Office Space to Lessee on or before the Projected Delivery Date except to the extent expressly provided in this Workletter or the Lease. For purposes hereof, (a) the Initial Base Building Work shall be deemed to be "substantially complete" if the same is complete to the extent necessary for Lessee to commence construction of Lessee's Work and the Office Space is free of rubbish and debris and in broom clean condition, and (b) the Remaining Base Building Work shall be deemed to be "substantially complete" if the same is complete to the extent necessary for Lessee to occupy the Office Space for purposes of conducting its business therein.

         Lessor's Work shall be performed in a good and workmanlike manner, using new, high-quality materials, and in compliance with all applicable laws, ordinances and governmental rules and regulations and shall meet or exceed the standards for construction and quality of materials of first-class office buildings in downtown Chicago. Lessor's general contractor and all subcontractors which Lessor or its general contractor uses in the construction of Lessor's Work shall be qualified, insured contractors who are capable of working in harmony with the contractors for Lessee's Work (as hereinafter defined).

         Notwithstanding anything set forth in this Workletter to the contrary, Lessor shall be responsible for complying with (i) any law, ordinance, regulation or requirements in effect as of the date hereof relating to the removal or handling of asbestos as they apply to the asbestos in the rentable areas of the Office Space to be removed as part of the Lessor's Work, and (ii) the Americans with Disabilities Act, as it is in effect as of the date hereof, as it applies to the installation of the unisex washroom in the Office Space as part of the Lessor's Work.

         2. Tender of Possession. On or before the Projected Delivery Date, Lessor shall tender possession of the Office Space to Lessee for Lessee's construction of Lessee's Work, with the Initial Base Building Work being substantially completed. The date upon which Lessor actually tenders possession of the Office Space in such condition shall be deemed to be the "Actual Delivery Date."

         Lessee shall have the right to notify Lessor of any "punchlist" items of Lessor's Work which need to be corrected, repaired or completed within thirty
(30) days of the Actual Delivery Date or, with respect to the Remaining Base Building Work and any other items completed after the Actual Delivery Date, thirty (30) days after the date the same are completed by Lessor. Lessor shall correct, repair or complete such punchlist items as expeditiously as possible, but in any event, subject to any Excusable Delay or Lessee Delay (as such terms are hereinafter defined), within thirty (30) days after the date such punchlist is submitted by Lessee.

         With respect to any of Lessor's Work to be completed after the Actual Delivery Date, Lessor and its agents, contractors, workmen and suppliers shall work in harmony with and not unreasonably interfere with the contractors and workmen for Lessee. Lessor shall cooperate and assist in all reasonable respects in the resolution of any disputes between Lessee's and Lessor's respective contractors.

         3. Lessee's Work. Lessee shall perform all work, other than Lessor's Work, which Lessee desires to perform to prepare the Office Space for occupancy by Lessee ("Lessee's Work"). Notwithstanding the foregoing, however, Lessee shall build-out all of the Office Space to the extent necessary to obtain a certificate of occupancy as part of the initial Lessee's Work. Lessee's Work shall be performed in a good and workmanlike manner using new high-quality materials and in compliance with all applicable laws, ordinances and governmental rules and regulations and shall meet or exceed the standards for construction and quality of materials of first-class office buildings in downtown Chicago. Lessee shall commence Lessee's Work promptly after the Actual Delivery Date and shall diligently prosecute the same to completion.

         4. Lessee's Plans and Specifications. Lessee shall cause an architect reasonably acceptable to Lessor ("Lessee's Architect") to prepare preliminary plans for Lessee's Work (the "Space Plans") and to submit the same to Lessor for Lessor's approval.

         Lessee shall cause Lessee's Architect and mechanical, electrical and other appropriate engineers reasonably acceptable to Lessor (collectively, "Lessee's Engineers") to prepare architectural and engineering plans and specifications for Lessee's Work (the "Plans and Specifications") and to submit the same to Lessor for Lessor's approval. The Plans and Specifications shall include, to the extent applicable,
(a) reflected ceiling plans, (b) dimensioned partition and door location plans,
(c) telephone and electrical plans, (d) environmental design criteria, (e) security and communications information, (f) detail plans, (g) mechanical, plumbing and fire protection plans and (h) structural and engineering drawings and calculations.

         Lessor shall advise Lessee in writing of Lessor's approval or disapproval within ten (10) business days after Lessee's delivery of the Space Plans, the Plans and Specifications, or any changes thereto required to be made by Lessee pursuant to this paragraph. If Lessor does not approve any of such Space Plans or Plans and Specifications, Lessor shall also advise Lessee in writing at the same time of the changes required therein so that they will meet with Lessor's approval. Lessee shall deliver, or cause Lessee's Architect and/or Lessee's Engineers to deliver, to Lessor revised Space Plans or Plans and Specifications, as the case may be, which respond to Lessor's requests for changes. If the revised Space Plans or Plans and Specifications, as the case may be, do not respond to Lessor's requests for changes, Lessee shall make further changes as requested by Lessor until the Space Plans or the Plans and Specifications, as the case may be, have been approved by Lessor. The revised Space Plans and Plans and Specifications, once they have been approved by Lessor are hereinafter referred to as the "Final Plans."

         Lessor's review and approval of the Space Plans or the Plans and Specifications does not constitute a representation or agreement of Lessor regarding the accuracy, adequacy, sufficiency or propriety of the any such plans or that, when Lessee's Work is completed substantially in accordance with the Final Plans, the Office Space complies with any applicable laws, ordinances, regulations or requirements of any governmental entity or authority affecting the Building (including, without limitation, the Americans with Disabilities Act, any interpretations or applications thereof or rules or regulations thereunder and any laws, ordinances, regulations or requirements relating to the removal or handling of asbestos) (all such covenants, laws, ordinances, regulations and requirements being collectively referred to herein as the "Requirements"), the responsibility for the same being solely with Lessee. Any action taken by Lessor, its agents or its employees to review and approve the Space Plans and the Plans and Specifications will be taken by Lessor and its agents and employees for their own protection only and may not be relied upon by Lessee or any other party for any purposes whatsoever, and neither Lessor nor its agents or employees shall be deemed to have assumed any responsibility to Lessee or any other party with respect to the accuracy, adequacy, sufficiency or propriety of the Final Plans or the compliance of the Final Plans and the Office Space (when completed substantially in accordance with the Final Plans) with the Requirements. Except as set forth in the third subparagraph of Paragraph 1 of this Workletter, Lessee hereby agrees to indemnify and to hold Lessor, its partners, and their respective agents and employees harmless from any and all liabilities of every kind and description, including attorney's fees, which may arise as a result of the fact that the Office Space, when completed substantially in accordance with the Final Plans, does not comply with the Requirements.

         5. Construction of Lessee's Work. Lessor shall permit Lessee and Lessee's agents, suppliers, contractors and workmen to take possession of and enter the Office Space (and to have access whenever reasonably required to the Building shafts, core and roof to the extent reasonably necessary to enable Lessee to perform Lessee's Work) from and after the Actual Delivery Date to enable Lessee to commence and complete the construction of Lessee's Work. Lessee's entry into and possession of the Office Space for purposes of constructing and installing Lessee's Work shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except the covenants to pay Base Rent and make Additional Payments.

         Lessee shall have the right to solicit bids for Lessee's Work from contractors selected by Lessee; provided, however, that the general contractor for Lessee's Work shall be subject to Lessor's approval, which shall not be unreasonably withheld or delayed. Lessee's general contractor and all subcontractors which Lessee or its general contractor uses in the construction of Lessee's Work shall be qualified, insured contractors who are capable of working in harmony with Lessor's contractors. The selection of subcontractors from among qualified subcontractors shall be made by Lessee. Notwithstanding any of the foregoing to the contrary, any structural work shall be performed by Lessor or contractors hired by Lessor unless Lessor elects to permit contractors hired by Lessee to perform such work; provided, however, that Lessor shall obtain at least three (3) competitive bids for such structural work and shall select the lowest responsive bid. Lessee shall cause all of its contractors and subcontractors to be bound by Lessor's Supplementary General Conditions attached hereto as Attachment B in performing Lessee's Work. Lessee shall be responsible for obtaining all required building permits for Lessee's Work.

         Prior to the commencement of any portion of the Lessee's Work, Lessee shall provide to Lessor (a) the Final Plans, (b) a budget for Lessee's Work, which shall be satisfactory to Lessor, in its reasonable discretion, (c) copies of all contracts with any contractors and/or subcontractors performing labor or furnishing materials, (d) certificates of insurance evidencing the insurance required by the terms of Paragraph 8 of this Workletter, (e) all necessary licenses and permits, and (f) such other documents as may be reasonably requested by Lessor. In addition, Lessee shall provide to Lessor, and shall obtain from its own architect and contractors to provide to Lessor, from time to time, such information as Lessor shall reasonably request in connection with the construction of Lessee's Work.

         Subject to Section 9(c) of the Lease, if any damage to the Building and/or Lessor's Work occurs during the performance of Lessee's Work, Lessee shall promptly restore and repair, or cause its contractor to promptly restore and repair, such damage, or Lessor or its contractor may, at Lessor's option following reasonable notice to Lessee, restore and repair any such damage at Lessee's sole cost.

         Lessee and its agents, contractors, workmen and suppliers shall work in harmony with and not unreasonably interfere with the contractors and workmen for Lessor. Lessee shall cooperate and assist in all reasonable respects in the resolution of any disputes between Lessee's and Lessor's respective contractors.

         Lessee shall allow Lessor to inspect its work. Lessor may direct Lessee to stop work if other tenants' use and occupancy of their premises is being interfered with or if any of the Supplementary General Conditions are being violated in a respect which will be cured by stopping work and if Lessee does not immediately arrange to cure such interference or violation while work continues.

         With the exception of the negligent or willful acts or omissions of Lessor or its agents, employees, contractors, suppliers, workmen, licensees, invitees, architects, engineers and construction consultants, Lessee agrees to hold Lessor and its officers, directors, agents, employees, architects, engineers and construction consultants harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to persons and damage to property owned by third-parties arising from the performance of Lessee's Work.

         Lessor shall have no responsibility for the adequacy of design of the work to be performed by Lessee or for construction means, methods or techniques or safety precautions or programs in connection with such work.

         Upon not less than five (5) days prior written notice from Lessee to Lessor of Lessee's desire to enter the space of one of the Building's other tenants which is reasonably necessary to complete Lessee's Work (such notice to describe in reasonable detail the reason for Lessee's need to enter such other tenant's space and the anticipated duration of any such work), Lessor shall use reasonable efforts to coordinate and provide Lessee with reasonable access to such other tenant's space for the purpose of expeditiously completing Lessee's Work. Lessor and Lessee understand and agree that (i) Lessor shall have no obligation under this paragraph to provide any monetary consideration to any tenant of the Building to secure the entrance rights contemplated under this paragraph and (ii) any of Lessee's Work which requires entrance into other tenant's space shall be performed outside of normal business hours, unless otherwise agreed by any tenant affected by such entrance rights.

         6. Construction Allowance. Lessor agrees to pay an amount equal to the product of (i) $35.00 multiplied by (ii) the rentable area of the Office Space (the "Construction Allowance") toward the costs of Lessee's Work in accordance with the terms of this Workletter and the Lease.

         Lessee may draw funds against the Construction Allowance at any time after the Actual Delivery Date and until the date four (4) months after the Commencement Date, subject to the following:

                  (a) Lessor shall have no obligation to disburse any portion of the Construction Allowance at any time that an uncured default by Lessee exists under the Lease.

                  (b) The Construction Allowance may only be applied by Lessee to pay, or to reimburse Lessee for all "hard" costs of Lessee's Work (including, without limitation, costs of labor and materials and contractors' charges for overhead, fees, general conditions and insurance premiums).

                  (c) Lessee may not make more than one draw of the Construction Allowance in any calendar month.

                  (d) The minimum amount that may be drawn at any one time (except in case of the final draw) is Twenty Thousand Dollars ($20,000).

                  (e) With each draw request Lessee shall submit to Lessor the following documents:

                           (i) A true and correct copy of the application for
                  payment by Lessee's contractors for the portion of Lessee's Work completed to date, including contractor's affidavits and sworn statements evidencing the cost of such portion of Lessee's Work performed to date (or in the case of subcontractors and materialmen, affidavits and sworn statements for the last preceding draw request);

                           (ii) Partial or final lien waivers with respect to
                  the portion of Lessee's Work performed to date (or in the case of subcontractors and materialmen and except for the final disbursement of the applicable Construction Allowance, partial lien waivers for the last preceding draw request);

                           (iii) Lessee's certification to Lessor that the
                  amounts set forth in all contractor's sworn statements are owed to Lessee's contractors for the portion of Lessee's Work performed to date;

                           (iv) The total cost of Lessee's Work based on
                  Lessee's final plans, as such cost may change from time to time; and

                           (v) With the final draw request, a certificate from
                  Lessee's architect stating that to Lessee's best information, knowledge and belief, Lessee's Work has been substantially completed in accordance with the Final Plans and the Requirements.

                  (f) In the event that the budget submitted to Lessor in accordance with the terms of Paragraph 5 hereinabove or the certificate to be provided in accordance with subparagraph (e)(iv) hereinabove indicates that the total cost of the contemplated Lessee's Work, together with the total cost of any of Lessee's Work previously completed, will exceed the amount of the Construction Allowance, Lessor will pay Lessor's Pro Rata Share (as such term is hereinafter defined) and Lessee shall pay Lessee's Pro Rata Share (as such term is hereinafter defined) of any further costs incurred in connection with Lessee's Work until such time as Lessee has paid towards the costs of Lessee's Work the amount (the "Estimated Overage") by which the cost of the contemplated Lessee's Work is estimated to exceed the Construction Allowance; provided, however, in the event that the Estimated Overage, if any, exceeds ten percent (10%) of the total Construction Allowance, Lessor shall not be required to disburse any additional portion of the Construction Allowance until such time as Lessee provides Lessor evidence reasonably satisfactory to Lessor that Lessee has segregated available funds in an amount equal to the Estimated Overage which will be used solely to pay Lessee's Pro Rata Share of the costs of the contemplated Lessee's Work not yet paid for. As used herein, "Lessor's Pro Rata Share" shall mean a percentage equal to (i) the undisbursed amount of the Construction Allowance, divided by (ii) an amount equal to the costs of the contemplated Lessee's Work not yet paid for. As used herein, "Lessee's Pro Rata Share" shall mean a percentage equal to (i) the Estimate Overage, divided by (ii) an amount equal to the costs of the contemplated Lessee's Work not yet paid for.

                  (g) Lessor will disburse the portion of the Construction Allowance allocable to each draw request to Lessee within thirty (30) days after Lessee has submitted the required information for such draw and has otherwise complied with the requirements hereof.

         No credits against Rent due under the Lease or refunds of any kind, whatsoever shall be paid by Lessor to Lessee in the event that the entire Construction Allowance is not used to pay for the costs of Lessee's Work.

         7. Services. Commencing upon tender of possession of the Office Space to Lessee and thereafter during construction of Lessee's Work, Lessor shall, at Lessee's sole cost and expense, provide to the Office Space such services and building systems described in Section 5 of the Lease as shall be reasonably necessary or desirable for the construction of Lessee's Work. Lessee shall pay, as part of the costs of Lessee's Work (which may, with Lessee's prior approval, be paid out of the Construction Allowance), the charges described in the Lease for freight elevator service outside of the hours provided for in the Lease and for any other services provided by Lessor or Lessor's contractor.

         8. Insurance. Prior to the initial entry into the Building or the Office Space by Lessee or any contractor or subcontractor for Lessee, Lessee shall obtain, or shall cause any of its contractors to obtain, the insurance which is to be maintained by Lessee pursuant to Section 9 of the Lease. In addition, Lessee's contractors (or Lessee, on behalf of any of Lessee's contractors) shall secure and maintain insurance during the continuance of their respective work within the Building and/or the Office Space, naming, in the case of insurance required under clauses (a) and (d) below, Lessor and Lessor's agents as additional insureds, as follows:

                  (a) commercial general liability insurance, including insurance against assumed or contractual liability with respect to operations which may arise under this Workletter by Lessee, its contractors or any servant, agent or employee of any independent contractor of Lessee, in an amount not less than $1,000,000.00, combined single limit per occurrence and annual aggregate. Such insurance shall include broad form contractual liability, broad form property damage, premises/operations, independent contractors liability, and products/completed operations;

                  (b) comprehensive automobile liability insurance, including owned, hired and non-owned vehicles, with a combined single limit of $1,000,000.00 per occurrence and annual aggregate covering bodily injury, personal injury and property damage;

                  (c) worker's compensation insurance in statutory limits and employers' liability insurance with limits of liability of not less than $500,000.00; and

                  (d) for Lessee's general contractor, excess liability insurance, which shall, except as hereinafter provided, specifically identify the policies of insurance for each of the coverages described above in this Paragraph 8 on the schedule of underlying coverages, and shall provide coverage at least as broad as each of the underlying policies. Such insurance shall have a limit of not less than $10,000,000.00 each occurrence and annual aggregate, excess of the underlying policy limits.

         9. Delays in Lessor's Work.

         Lessee now occupies certain premises at 10 South Riverside Plaza in Chicago, Illinois (the "10 South Riverside Space") under a lease which is hereinafter sometimes referred to as the "10 South Riverside Lease." Lessee hereby represents and warrants to Lessor that the term of the 10 South Riverside Lease will expire on March 31, 1996. Lessor further acknowledges that the 10 South Riverside Lease provides that if Lessee remains in possession of the 10 South Riverside Space after the expiration date of the term of the 10 South Riverside Lease (the "10 South Riverside Termination Date"), Lessee will be required to pay rent to the landlord under the 10 South Riverside Lease (the "10 South Riverside Lessor") for the time Lessee remains in possession at One Hundred Fifty percent (150%) of the rate which would otherwise be payable pursuant to the 10 South Riverside Lease. Lessor further acknowledges that any delay in the performance or completion of any of Lessor's Work which is necessary for Lessee to commence, proceed with or complete Lessee's Work (a "Lessor's Delay") could result in Lessee holding over in the 10 South Riverside Space. Accordingly, Lessor and Lessee hereby agree as follows with respect to the 10 South Riverside Lease and the 10 South Riverside Space:

                  (a) If and to the extent that as a result of any Lessor's Delay, Lessee retains possession of any portion of the 10 South Riverside Space after the applicable 10 South Riverside Termination Date and is liable for Excess 10 South Riverside Lease Rental (as such term is hereinafter defined), Lessor agrees to pay directly to the 10 South Riverside Lessor or, in the event the 10 South Riverside Lessor refuses to accept payment from Lessor, to reimburse Lessee for Excess 10 South Riverside Lease Rental, which Lessee is liable for under the 10 South Riverside Lease as a result of retention of possession, to the extent such retention of possession is attributable to Lessor's Delay. Payments by Lessor on account of Excess 10 South Riverside Lease Rental shall be made not later than the due date thereof under the 10 South Riverside Lease.

                  (b) The term "Excess 10 South Riverside Lease Rental" shall mean the difference between (i) the amount of rent accruing under the 10 South Riverside Lease for the period, if any, from and including the day following the 10 South Riverside Lease Termination Date (as such date shall be extended, if and to the extent that any Lessor's Delay results from Lessee Delay or Excusable Delay, by the aggregate number of days of such Lessee Delay or Excusable Delay) to and including the date which is fifteen (15) days after the date on which Lessee's Work is completed to the extent required to permit Lessee to occupy the Office Space for the conduct of its business, which date shall not, however, exceed one hundred twenty (120) days after the Actual Delivery Date, and (ii) rent at the rate which would otherwise be payable pursuant to such 10 South Riverside Lease during such period without regard to the holdover provisions of the 10 South Riverside Lease.

                  (c) In addition to the obligations of Lessor under subparagraph (a) hereinabove, if, as a result of any Lessor's Delay, the Commencement Date of the Lease does not occur prior to October 1, 1996 (as such date shall be extended, if and to the extent that any Lessor's Delay results from Lessee Delay or Excusable Delay, by the aggregate number of days of such Lessee Delay or Excusable Delay) (such date, as extended, being referred to herein as the "Damages Start Date"), Lessor shall protect, defend, indemnify and hold Lessee harmless from and against any and all claims, liabilities, losses, costs, damages or expenses, including reasonable attorneys' fees, if and to the extent that the same arise or accrue with respect to any period of time from and after the Damages Start Date; provided, however, that Lessor shall have no obligations or liability under this subparagraph (c) with respect to any such claims, liabilities, losses, costs, damages or expenses which arise or accrue with respect to any period of time from and after the date one hundred twenty (120) days after the Actual Delivery Date.

                  (d) Lessee agrees, at Lessor's expense, to cooperate with Lessor in connection with any efforts which Lessor may undertake to mitigate and minimize the amounts becoming due to the 10 South Riverside Lessor or otherwise to be paid by Lessor under this Paragraph 9, such as the negotiation of an extension of the term of the 10 South Riverside Lease; provided, however, that any such extension shall be conditioned upon Lessor indemnifying and holding Lessee harmless from any additional liability under the 10 South Riverside Lease; provided further, however, that if Lessee is occupying the 10 South Riverside Space, such liability shall exclude rent at the rate which would otherwise be payable pursuant to such 10 South Riverside Lease without regard to the holdover provisions of the 10 South Riverside Lease as long as Lessee remains in occupancy. Lessee also agrees to consult with Lessor concerning action which Lessee proposes to take. However, nothing contained herein shall be construed to require Lessee to move from the 10 South Riverside Space to alternate premises prior to moving into the Office Space.

Notwithstanding the foregoing terms of this Paragraph 9, Lessor shall not be obligated to pay any Excess 10 South Riverside Lease Rental if and to the extent that Lessee actually occupies the Office Space for purposes of conducting its business therein on or before April 1, 1996, regardless of whether any Lessor's Delays occurred.

         If possession of the Office Space is not tendered to Lessee in the condition described in Paragraph 1 hereof on or before May 31, 1996, as such period shall be extended by any delay in such tender of possession resulting from Lessee Delay, Lessee may elect to terminate the Lease by notice from Lessee to Lessor given at any time thereafter but prior to tender of possession of the Office Space to Lessee in the condition described in Paragraph 1 hereof. Any termination of the Lease by Lessee pursuant to this Paragraph 9 shall be effective fifteen (15) days after notice of such termination is given by Lessee to Lessor; provided, however, that such termination shall not become effective if possession of the Office Space is tendered to Lessee in the condition described in Paragraph 2 hereof within such fifteen (15) day period. If the Lease is so terminated, Lessor shall have no obligation to pay any undisbursed portion of the Construction Allowance to Lessee.

         10. Lessee Delay. If and to the extent that Lessor's Work or tender of possession of the Office Space to Lessee is delayed by any act or omission of Lessee, Lessee's Architect or Lessee's Engineers, Lessee's agents or contractors, or persons employed by any of them, the period of delay resulting therefrom (excluding any period of delay resulting from Excusable Delay) shall constitute Lessee Delay.

         For purposes of the Lease and this Workletter, any Lessee Delay which delays tender of possession of any portion of the Office Space to Lessee in the condition described in Paragraph 1 hereof or which delays substantial completion of any portion of Lessor's Work, tender of possession of the Office Space to Lessee or substantial completion of Lessor's Work, as the case may be, shall be deemed to have occurred on the date when the same would have occurred but for Lessee Delay.

         11. Excusable Delay. If Lessor or Lessee fails to timely perform any of the terms, covenants and conditions of this Workletter to be performed by Lessor or Lessee, as the case may be, then to the extent that such failure is due to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, riot, insurrection, war, fuel shortage, accident, casualty, severe and unusual weather conditions, act of God or any other cause beyond the reasonable control of Lessor or Lessee, as the case may be (delay resulting from any of the foregoing being herein referred to as "Excusable Delay"), Lessor or Lessee, as the case may be, shall not be deemed in default under this Workletter as a result of such failure, and each time or date for performance by Lessor or Lessee, respectively, set forth herein shall be extended by the period of said Excusable Delay. Financial inability of Lessor or Lessee, as the case may be, shall not be considered to be a cause beyond the reasonable control of Lessor or Lessee, respectively. It shall be a condition to reliance by Lessor or Lessee, as the case may be, on the provisions of this Paragraph 11 in any instance that such party shall have used efforts reasonable under the circumstances to attempt to remove the cause of delay as soon as possible.

         12. Authorizations and Approvals by Lessee.

         Lessee hereby designates Gerald Maupin and Marty Higgins (together called the "Lessee Representatives") to represent Lessee in connection with all matters related to this Workletter and the work contemplated hereby. Lessee agrees that any authorization, approval or disapproval given by any of the aforesaid Lessee Representatives, acting singly, shall be deemed to be the authorization, approval or disapproval, as the case may be, of Lessee. Lessor shall direct requests to Lessee for authorizations or approvals to a Lessee Representative. Lessee may, from time to time, change any of the Lessee Representatives by notice to Lessor.

         13. Authorizations and Approvals by Lessor.

         Lessor hereby designates Richard H. Needham and James E. Walter, Jr. (together called the "Lessor Representatives") to represent Lessor in connection with all matters related to this Workletter and the work contemplated hereby. Lessor agrees that any authorization, approval or disapproval given by any of the aforesaid Lessor Representatives, acting singly, shall be deemed to be the authorization, approval or disapproval, as the case may be, of Lessor. Lessee shall direct requests to Lessor for authorizations or approvals to a Lessor Representative. Lessor may, from time to time, change any of the Lessor Representatives by notice to Lessee.

         14. Miscellaneous.

         (a) Lessor has no obligation to do any work with respect to the Demised Premises except for Lessor's obligations to complete the Lessor's Work as provided herein.

         (b) Any work or alterations to the Office Space desired by Lessee after the completion of Lessee's Work shall be subject to the provisions of Section 14 of the Lease.

         (c) Time is of the essence under this Workletter.

         (d) Each party hereto shall have all of the rights and remedies hereunder as are granted to such party under the Lease for failure of the other party to perform any of its obligations hereunder.

         (e) Certain provisions of this Workletter shall also apply to review and approval of plans and specifications for Expansion Space and space taken by Lessee in accordance with the terms of Section 36 of the Lease and to the construction by Lessee of tenant improvements in such space, but only to the extent consistent with the terms and provisions of the Lease regarding such matters. Notwithstanding the foregoing, in no event shall Lessor be required to perform any aspect of Lessor's Work with respect to any portion of the Demised Premises other than the Office Space designated on Exhibit A-1 as initially attached to the Lease and any Additional Initial Space leased under Section 34 of the Lease.

         (f) Except as otherwise set forth in this Workletter, wherever Lessor's approval or consent is required under this Workletter, Lessor agrees not to unreasonably withhold or delay its consent in response to any request by Lessee.

         IN WITNESS WHEREOF, the parties have caused this Workletter to be executed concurrently with the execution of the Lease.

                                            Lessor:

                                            222 RIVERSIDE PLAZA CORP.


                                            By: /s/ William Hammarstrom
                                               ---------------------------------
                                               Its Vice President


                                            Lessee:

                                            CONTINENTAL GRAIN COMPANY


                                            By: [illegible]
                                               ---------------------------------
                                               Its Senior Vice President
                                                  ------------------------------

                                  ATTACHMENT A
                                  ------------

                                  Lessor's Work
                                  -------------

GENERAL

*Total demolition of existing tenant improvements

*Asbestos-free fireproofing on structural steel columns and beams outside of core

*Unisex ADA-compliant washroom and refurbished base building washrooms

CONCRETE
*All concrete floors provided smooth and level within 1/2" vertical (in general) over each 10' radius horizontal. Landlord will fill and seal all abandoned through-floor cored penetrations, and shall provide all concrete floors smooth and broom clean.

DRYWALL AND PAINT
*Perimeter walls, core walls, interior columns, perimeter columns and soffits drywalled, taped, sanded, and ready for painting

WINDOW TREATMENT
*Building standard mini-blinds

*Window film replaced as necessary

FIRE PROTECTION
*Sprinkler system including riser, flow sensor, and tamper sensor, and main loop

*ADA fire annunciation riser with excess capacity for tenant use

PLUMBING
*Four (4) wet columns per floor

HVAC
*Thermostatic controlled perimeter induction system

*Primary ductwork and hot water reheats

ELECTRICAL
*Five (5) watts of power per square foot for tenant lighting, equipment and convenience receptacles.

VERTICAL TRANSPORTATION
*After hours card access system on two elevator cabs serving each floor

                                  ATTACHMENT A
                                  ------------

                             Timing of Lessor's Work
                             -----------------------

The following portions of Lessor's Work will be completed on or before December
-------------------------------------------------------------------------------
1, 1995:
--------

*Total demolition of existing tenant improvements

*Asbestos-free fireproofing on structural steel columns and beams outside of core

*All concrete floors provided smooth and level within 112" vertical (in general) over each 10' radius horizontal. Landlord will fill and seal all abandoned through-floor cored penetrations, and shall provide all concrete floors smooth and broom clean.

*Perimeter walls, core walls, interior columns, perimeter columns and soffits drywalled, taped, sanded, and ready for painting

*Sprinkler system including riser, flow sensor, and tamper sensor, and main loop

*ADA fire annunciation riser with excess capacity for tenant use

*Four (4) wet columns per floor

*Thermostatic controlled perimeter induction system

*Primary ductwork and hot water reheats

*Five (5) watts of power per square foot for tenant lighting, equipment and convenience receptacles.

The following portions of Lessor's Work may be completed after December 1, 1995:
--------------------------------------------------------------------------------

*After hours card access system on two elevator cabs serving each floor

*Unisex ADA-compliant washroom and refurbished base building washrooms

*Building standard mini-blinds

*Window film replaced as necessary

                                  ATTACHMENT B
                                  ------------

                        SUPPLEMENTARY GENERAL CONDITIONS
                            222 SOUTH RIVERSIDE PLAZA
                                 (THE BUILDING)

1.       Quality of Work
--       ---------------

The Quality of the Work must follow the drawings, general conditions, specifications and addenda.

2.       General Rules Regarding Alterations
--       -----------------------------------

Prior to commencing construction, the Tenant will submit to Landlord for written approval:

         i.)      detailed plans and specifications;
         ii.)     the names, addresses and copies of contracts for all
                  contractors and subcontractors;
         iii.)    all necessary permits evidencing compliance with all
                  applicable governmental rules, regulations and requirements;

A copy of these Supplementary General Condition is to be provided to the subcontractors.

3.       Insurance
--       ---------

All contractors and subcontractors on the job must have furnished, prior to the commencement of work, evidence of insurance, naming 222 Riverside Plaza Corporation and PREMISYS Real Estate Services, Inc., as Additional Insureds, at the following minimum levels:

         a.       General Liability and Property Damage
                  (1) Personal          $1,000,OOO/$3,000,000
                  (2) Property          $1,000.000
         b.       Vehicular             $300,000/$5,000
         c.       Workmen's Comp        Statutory

222 South Riverside Plaza
Supplementary General Conditions
Page 2 of 10

4.        Building Permits
--        ----------------

The Contractor will secure and pay for all necessary Building Permits within the bid price. To obtain permits, the following Building information should be presented to the Department of Inspectional Services:

         a. Building Owner: 222 Riverside Plaza Corp., 10 Corporate Woods Drive, Albany, New York.
         b. Building Information: Steel/concrete construction, 34 stories, width = 162', length = 216', height = 473'8" from plaza.
         c.       Building Volume: 16,574,310 cubic feet.
         d.       Use of Building: General office occupancy.
         e.       Classification by Occupancy: Class E Business
         f.       Permanent Real Estate Index Numbers: There are two (2), as
                  follows:
                          17-16-115-003-6002         17-16-115-004-6002
         g. Fire Prevention: The Building is undergoing a comprehensive retrofit program to provide a sprinkler system to all current full floor vacancies.

5.       Code Compliance and Standards for Work
--       --------------------------------------

All work will comply with the Building Codes of the City of Chicago and other country, state and federal guidelines as appropriate. Work will meet generally accepted industry standards, especially those of UL, NFPA, NEC, OSHA, EPA and ANSI.

6.        Documentation
--        -------------

All revisions to the work as submitted must be authorized in writing in advance by Landlord.

7.       Protection and Care of the Premises
--       -----------------------------------

Contractor shall protect adjacent areas of the Building. Adequate temporary lighting, as required, must be in place at all times. No conditions posing an unreasonable risk to workers, tenants, property or the Building, eg. obstructed corridors, dirty or slippery floors, tripping hazards, dangling conduit or framing, etc., shall be allowed to exist. Caution signs and wet paint signs must be posted when necessary.

222 South Riverside Plaza
Supplementary General Conditions
Page 3 of 10

Protection of all public corridor surfaces is the responsibility of the Contractor. Masonite floor and wall protection will be required throughout the job. Protection devices must be removed daily to facilitate cleaning.

The Contractor and all subcontractors will use rubber wheeled carts when moving material through the building or removing trash from the building.

The Contractor is responsible for having "walk-off' mats at the exit(s) from the tenant construction area. Mats are to be dampened to reduce the tracking of dust and debris outside the construction area.

The Contractor is responsible for vacuuming public corridors as necessary (at least daily). Contractor shall provide its own vacuum cleaner.

Staging of all materials must be within the Work Area at designated storage areas and so coordinated as not to use Building Corridors, lobbies, adjacent vacant space or other public areas except for passage and the immediate conduct of work, if any, in those areas.

The Contractor is responsible for delivering the Work Area at completion in a "broom clean" condition.

8.       Safety Procedures
--       -----------------

The Contractor shall make workman aware of Building evacuation procedures in case of emergency.

9.       Keying
--       ------

The Contractor must coordinate the keying of all doors through Landlord.

10.      Restroom and Other Keys
---      -----------------------

Keys to certain Building areas will be provided to Contractor as necessary for the duration of the construction period. Failure to return these keys to Landlord prior to final payout will result in a deduction from payout of $30.00 per key.

222 South Riverside Plaza
Supplementary General Conditions
Page 4 of 10

11.      Material and Equipment Delivery
---      -------------------------------

The delivery of materials and equipment to the Construction Area must take place at the dock on the South side of the Building which is open weekdays, except holidays, from 7:30 a.m.- 4:30 p.m. Special arrangements for deliveries of greater than twenty minutes' duration, early, late or weekend deliveries, or dedicated use of a freight elevator, must be made at least 12 hours in advance through the Office of the Building, telephone 312-551-6600.

The Contractor must have its own supervisor on-site at any time material is delivered or moved. The Office of the Building will not coordinate any deliveries or be responsible for signing for or accepting any materials. At no time will material be allowed to be unloaded unless receiving party is present.

12.      Removal of Equipment
---      --------------------

Please note that contractors must obtain a parcel pass from the Office of the Building to remove equipment and tool boxes from the Premises. The contents of boxes may be checked by building staff.

13.      Instructions of Building Personnel
---      ----------------------------------

The Premises are served by and effect a number of critical building services and systems. From time to time, building personnel may provide reasonable instructions relating to the safety of the building, its occupants and contents, which the contractor is obligated to follow.

222 South Riverside P1aza
Supplementary General Conditions
Page 5 of 10

14.      Contractors Workmen
---      -------------------

a. Conduct of Workmen: A professional manner is expected in all public areas and inappropriate language or comments will not be tolerated. Offensive behavior or language shall be a basis for person or persons being dismissed from the Building.

         While on site, construction workers will be confined to the construction area only. The security guards will periodically inspect all areas of the building. Any construction workers found in an unauthorized place will be subject to dismissal from the Building.

         The Building property and dock area are not to be used for parking by contractors.

b. Identification: All workmen on the job will be required to obtain I.D.'s from Landlord and visibly display these I.D.'s at all times while on the job.

         The Contractor will be responsible for submitting a CONSTRUCTION I.D. AUTHORIZATION FORM for itself and for each subcontractor, containing the names for which I.D.'s should be issued and the duration for which I.D.'s should be valid, and for returning these I.D.'s at the end of the job or upon termination of any worker. Authorization forms are available at the Office of the Building.

         The Contractor will be charged $10.00 for each lost or unreturned I.D. The Contractor will notify Landlord immediately upon the termination of any employee who has been issued an I.D.

15.      Noisy or Disruptive Work
---      ------------------------

Chopping, cutting or other noisy or disruptive procedures, or any work that must be done in adjoining tenant spaces, are to be done outside the hours of Monday through Friday, 8:00 a.m. - 5:00 p.m., without additional cost, and, in any event, must be scheduled in advance and approved by Landlord.

222 South Riverside P1aza
Supplementary General Conditions
Page 6 of 10


16.      Fire and Other Corridor Doors
---      -----------------------------

No doors outside of the construction area (i.e., electrical, or telephone closet, restroom or stairwell doors) shall be propped open at any time. The propping of these doors is a serious security and fire safety violation and the Contractor supervisory staff will be held responsible for any such condition.

17.      Trash Removal
---      -------------

The contractor will remove all abandoned or unnecessary pipes, ducts, wire or other construction and building material, packing or debris related to demolition, trade work or the administration of General Conditions. Floor surfaces will be protected, as necessary, to prevent damage by removal of this material. Daily cleaning of the Construction Area is required.

Except for demolition debris, all waste materials should be deposited by the contractors directly in the Building compactor or roll-off containers provided by the Building. These containers shall be provided at no cost to the contractor and their cost should not appear in the bid. If material is deposited in the roll-off containers, the contractors shall tightly pack and compact the material so it takes up the minimum room, failing which the contractor will be backcharged for any underutilized container space at the prevailig rates. Arrangements to order roll-off boxes should be made through the Office of the Building.

18.      HVAC Systems
---      ------------

The Contractor is responsible for balancing the HVAC systems including the Base Building system to the satisfaction of Landlord and must provide a written report of the balanced test results.

222 South Riverside P1aza
Supplementary General Conditions
Page 7 of 10


19.      Demolition Notes
---      ----------------

Prior to any demolition, the Contractor will walk through the space with the building Chief Engineer to review items unique to that space. Demolition is to be complete except as particularly noted otherwise. Plans of existing partitions are available in the Office of the Building.

All demolition hauling must be done outside normal business hours and must be scheduled in advance with the Office of the Building. Office of the Building must be notified before 3:00 p.m.. the previous day of dumpster needs for the next evening. The Building may tag or otherwise identify certain items to be salvaged from demolition and returned to the custody of the Building. These items will be placed by the contractor in the location stipulated by Landlord.

20.      Public Corridor, Washroom Work
---      ------------------------------

Concurrent with the Work, the Building may be constructing public corridors and remodeling restrooms on the floor. The Contractor will be responsible for avoiding any undue interference with or damage to this work.

21.      Asbestos Procedures (unabated floors)
---      -------------------

All Contractors working within the 222 South Riverside Plaza building have been notified and acknowledge that non-friable asbestos is present in the Premises. Specifically, columns and the beams and floor underside above the dropped ceiling are coated with an asbestos-containing fire protection material. Asbestos may also be present in existing pipe wrap and insulation, floor tile, and other areas within the building. As a result, access to the ceiling plenum is controlled. Every attempt should be made to minimize the amount of work to occur above the dropped ceiling.

In the event that any alterations are made to the Premises under this agreement which affect any area where asbestos is located, Contractor shall, at its sole cost and expense, comply with: i) all laws, ordinances, regulations or requirements of any governmental entity or authority concerning or regulating the handling or removal of asbestos, and; ii) any asbestos abatement, management or removal program adopted by Landlord. Landlord will identify asbestos work needed when

222 South Riverside P1aza
Supplementary General Conditions
Page 8 of 10


reviewing tenant's plans for such alterations, assuming typical conditions in the building apply to the Premises uniformly.

The Landlord retains an outside consultant to do periodic air quality monitoring to assure that the occupied spaces stay well below present regulatory limitations for the concentration of asbestos fibers in the air. This consultant is also charged with the review of tenant's alteration plans and specification of work procedures for areas where tenant's work will impact the asbestos in place. Contractor is obligated to follow any and all procedures established by the consultant.

Asbestos Procedures for Minor Renovation:
-----------------------------------------

The following is a brief partial list of requirements applicable to all minor work above the ceiling at 222 South Riverside Plaza. For purposes of this policy, minor work is defined as follows:

         A. Not more than ten square feet of ceiling tile removed in any 200 square foot area.
         B.       Existing asbestos-containing insulation will not be disturbed:
                  1.       No hangers connected to underside of the slab above.
                  2. No demising partitions constructed or removed which would require attachment or detachment of metal pan from the underside of the slab above.
         C.       Drywall column cladding not disturbed or demolished.

In a construction situation where ALL of the above conditions apply, procedures are as follows:

         A. Medical approval required for each employee of Contractor and all subcontractors.
         B.       All Workers must be trained for work around asbestos.
         C. Ropes and stanchions must be set up restricting all areas within twenty feet of any ceiling opening. Signs on the ropes should identify the restriction and state that respirators are required for entry into the area.
         D. NIOSH - Approved Respirators must be worn at all times by all workers working above the ceiling or within a restricted area.
         E.       A vacuum cleaner with a HEPA filter is required within the

222 South Riverside P1aza
Supplementary General Conditions
Page 9 of 10


                  restricted area; the entire area, including all equipment, furniture and workers should be vacuumed upon completion and before leaving the area.
         F. Compliance with OSHA, EPA and other applicable regulations is required at all times.
         G. Waste and debris from the restricted area should be wetted, double bagged, labeled, drummed and disposed of as hazardous waste.
         H. All debris carrying equipment shall be sealed at any time it enters the freight elevators, whether full or empty.

Asbestos Procedures for Major Renovations:
------------------------------------------

The following is a brief partial list of requirements applicable to all major work above the ceiling at 222 South Riverside Plaza. For purposes of this policy, major work is defined as follows:

         A. More than ten square feet of ceiling tile removed in any 200 square foot area.
         B.       Existing asbestos-containing insulation will be disturbed:
                  1.       Hangers connected to underside of the slab above.
                  2. Demising partitions constructed or removed which would require attachment or detachment of metal pan from the underside of the slab above.
         C.       Drywall column cladding disturbed or demolished.

In a construction situation where ANY of the above conditions apply, procedures are as follows:

         A. Medical approval required for each employee of Contractor and all subcontractors.
         B.       All Workers must be trained for work around asbestos.
         C. Respirators must be worn by all workers; NIOSH-approved, cartridge type or better; disposable types not acceptable.
         D.       Ventilation system must be sealed off.
         E. Area must be draped off with two layers of poly; double seal entry.
         F. Exhaust fan and HEPA filter to maintain negative pressure in containment area.

222 South Riverside Plaza
Supplementary General Conditions
Page 10 of 10

         G. No smoking, eating, drinking or bringing of food or beverages into the containment area.
         H.       Protective clothing, including head cover, required at all times by all people entering the containment area.
         I.       All Waste and debris must be wetted, double bagged, labeled, drummed and disposed of as hazardous waste.
         J. A Vacuum cleaner with HEPA filter is required; no dry sweeping within the work area is permitted.
         K. Cooperation required with environmental consultant for air sampling and personnel sampling.
         L. Power tools contacting asbestos to be properly cleaned at the end of each day.
         M.       Warning signs to be posted and personnel access restricted.
         N. Area to be cleaned with wet cloths and HEPA vacuum until certified by consultant as satisfactory to release from asbestos control and occupancy by others.
         0. Compliance with OSHA, EPA and other applicable regulations required.
         P.       Suits will not be work outside of space.
         Q. All debris-carrying equipment shall be sealed at any time they enter the freight elevators.

                               EXHIBIT C TO LEASE
                               ------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                             Cleaning Specifications
                             -----------------------

1.       OFFICE AREAS


         A.       Nightly Schedule.

         - Nightly cleaning operations will be scheduled to commence at 5:30 P.M. insofar as possible.

         - Dust sweep hard surfaced flooring with specially treated cloths to insure dust-free floors.

         - Spot vacuum carpeted areas and rugs four (4) nights each week and completely vacuum once each week moving light furniture other than desks.

         - Empty and clean wastepaper baskets and waste receptacles, etc.; damp wipe as necessary.

         - Remove waste paper and waste materials to designated areas in the building using special janitor carriages.

         - Dust and wipe clean desk equipment, window sills, desk tops, chairs, filing cabinets, tables, bookcases, shelves, ledges, and any other furniture or fixtures within reach.

         -        Clean and sanitize drinking fountains and water coolers.

         - Spot clean to remove dirt, fingermarks, smudges, etc., from doors, doorframes, switch plates, light switches, wall and glass areas adjacent to doors, push plates, handles railings, etc.

         - Upon completion of the nightly chores, all lights shall be turned off, doors locked, and offices left in a neat, orderly condition. Slop sinks, etc., shall be cleaned thoroughly and cleaning equipment stored in a central location.

         B.       Periodic Schedule.

         - Dust baseboards, chair rails trim, louvers, moldings and other "low-dust" once per week.

         - Do high dusting approximately every three (3) months which includes the following:

         - Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

         - Dust exterior of lighting fixtures, overhead pipes, sprinklers, etc.

         -        Dust partitions, ventilating louvers, vents, walls, trim, etc.
                  not reached in night cleaning.

         - Dust tops of cabinet, files, etc. not reached in nightly cleaning.

         -        Dust venetian blinds and window frames; vacuum draperies.

         - Strip and refinish resilient tile flooring approximately every three (3) months.


2.       PUBLIC LAVATORIES.


         A.       Nightly Schedule.

         - Sweep and wash flooring with approved germicidal detergent solution.

         - Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

         - Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

         - Dust and wipe clean partitions, tile walls, dispensers, doors, receptacles, etc. with special attention to areas behind sinks and around urinals, etc. Remove graffiti.

         - Empty and clean towel and sanitary disposal receptacles and remove waste material and refuse to a designated area in the building using special janitor carriages.

         - Fill toilet tissue, soap, towel and sanitary napkin dispensers to full capacity with supplies.


         B.       Periodic Schedule.

         - Wash partitions, tile walls, ceilings and enamel painted surfaces with approved germicidal detergent solution once per month.

         -        Do high dusting and clean lighting fixtures once per month.

         - Machine scrub flooring with approved germicidal detergent solution as necessary once per month.

                               EXHIBIT D TO LEASE
                               ------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                              Rules and Regulations
                              ---------------------

         1. Lessee shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Demised Premises unless ordinarily included within Lessee's use of the Demised Premises as specified in the Lease.

         2. Lessee shall not make any use of the Demised Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

         3. Lessee shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Demised Premises, and not on any part of the inside of the Demised Premises which can be seen from outside the Demised Premises, except as approved by Lessor in writing.

         4. Lessee shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity.

         5. Lessee shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Lessee shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

         6. Bicycles shall not be permitted in the Building other than in locations designated by Lessor.

         7. Lessee shall not allow any animals, other than seeing eye dogs, in the Demised Premises or the Building.

         8. Lessee shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Demised Premises.

         9. Lessee shall not waste electricity or water and shall cooperate fully with Lessor to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls except for the thermostats within the Demised Premises. Lessee shall keep all doors to the Demised Premises closed.

         10. Unless Lessee installs new doors to the Demised Premises, Lessor shall furnish two sets of keys for all doors to the Demised Premises at the commencement of the Term. All locks must be on building master key system. When the Lease is terminated, Lessee shall deliver all keys to Lessor and will provide to Lessor the means of opening any safes, cabinets or vaults left in the Demised Premises.

         11. Except as otherwise provided in the Lease, Lessee shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Lessor.

         12. Lessee shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Lessor for exclusive use throughout the Building.

         13. Lessor may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Lessor, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Lessee shall assume full responsibility for protecting the Demised Premises, including keeping all doors to the Demised Premises locked after the close of business.

         14. Lessee shall not overload floors; and Lessee shall obtain Lessor's prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Lessee shall not install or operate machinery or any mechanical devices of a nature not directly related to Lessee's ordinary use of the Demised Premises.

         15. In no event shall Lessee bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.

         16. Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Lessor. Lessee shall furnish Lessor with a list of furniture, equipment and other large articles which are to be removed from the Building, and Lessor may require permits before allowing anything to be moved in or out of the Building. Movements of Lessee's property into or out of the Building and within the Building are entirely at the risk and responsibility of Lessee.

         17. No person or contractor, unless approved in advance by Lessor, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Demised Premises.

         18. Lessee shall not use the Demised Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

         19. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

         20. Lessee shall cooperate and participate in all reasonable security and safety programs affecting the Building.

         21. Lessee shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building. Lessee shall not go onto the roof of the Building or any other non-public areas of the Building (except the Demised Premises), and Lessor reserves all rights to control the public and non-public areas of the Building. In no event shall Lessee have access to any electrical, telephone, plumbing or other mechanical closets without Lessor's prior written consent.

         22. Lessee shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Lessor.

         23. Lessee shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Lessee permit such items to be used other than for their intended purposes; and Lessee shall be liable for all damage as a result of a violation of this rule.

         24. In no event shall Lessee allow its employees to use the public areas of the Building as smoking areas. Washrooms are considered to be public areas.

                               EXHIBIT E TO LEASE
                               ------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                          Operating Expense Exclusions
                          ----------------------------

1. Expenses for painting, redecorating or other work which Lessor performs at its expense for Lessee or any other tenant in tenant areas of the Building, other than painting, redecorating or other work which is standard for or periodically performed in the Building.

2. Expenses for repairs or other work occasioned by fire, windstorm or other casualty (other than damages to plate glass) normally insured under standard risk insurance.

3. Expenses incurred in leasing or procuring new tenants (including lease commissions, advertising expenses and expenses of renovating space for new tenants).

4.       Legal expenses in enforcing the terms of this Lease.

5. Interest or amortization payments on any mortgage or mortgages and rental under any ground or underlying lease or leases.

6. Wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Lessor.

7. Any expenditure deemed to be a capital expenditure under generally accepted accounting principles, including, without limitation, the cost of replacing the HVAC system for the Building (collectively, "Capital Costs"), except for costs of any improvement(s): (a) required by changes in applicable laws or regulations enacted after the date of this Lease; (b) designed to enhance life safety (unless required by a law or regulation which is enacted prior to the date hereof), and (c) designed to produce savings in other Operating Expenses provided, that
         (i) such cost is evenly amortized by Lessor over the useful life of the capital improvement, with interest on the unamortized amount at the corporate base rate of The First National Bank of Chicago in effect on the date of installment of the capital improvement, or in the event The First National Bank of Chicago is not then in existence, the corporate base rate of the largest Chicago-based commercial bank in effect on the date of installment of the capital improvement, (ii) such amortized costs (including interest as aforesaid) are only included in Operating Expenses for that portion of the useful life of the capital improvement which falls within the Term, and (iii) all elements of such projection are computed in accordance with generally accepted accounting principles and practices in effect at the time the capital improvement is proposed to be made; provided, however, notwithstanding the foregoing, Capital Costs such as adding or deleting floors, developing or improving plazas, or replacing the materials located on the exterior walls or surfaces of the Building shall not be included as Operating Expenses under any circumstances.

8. Costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art.

9. Expenses for replacement of any item covered under a warranty, but only to the extent of net proceeds actually received by Lessor in connection with any such warranty.

10. Fines or penalties incurred by Lessor due to Lessor's violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Lessor of any of the Operating Expenses.

11. Costs of correcting defects in or inadequacy of the initial design or construction of the Building.

12. Costs arising from the negligence or fault or intentional act or omission of Lessor or its employees or agents.

13. Costs for which Lessor is reimbursed directly by Lessee or any other tenant or occupant of the Building or by its insurance carrier or by any tenant's carrier or by anyone else.

14.      Expenses for any item or service which Lessee pays directly.

15. The expense of services provided to other tenants in the Building which services are not made available to Lessee or which are made available to Lessee at a cost or for which Lessee is separately charged.

16. Executive salaries above the grade of building/general manager, and the wages and benefits of any employee (a) who is not under the direct control of the manager, property operations, or (b) who is under the direct control of the building manager but who does not devote substantially all of his or her time to the Building unless in the case of clause (b) such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building.

17. Costs associated with the operation of the business entity which constitutes Lessor (as the same are distinguished from the costs of operation of the Building) including partnership accounting and legal matters, and land trust fees.

18. The cost of insurance carried by Lessor in excess of the coverage and amounts of insurance typically carried by prudent landlords in Chicago for first class office buildings.

19. Any expenses of bringing the Building into compliance with the Americans with Disabilities Act, as it exists as of the date of this Lease.

20. The cost of services provided to, or other expenses incurred in connection with, any specialty facility, such as an observatory, broadcast facility, luncheon club, athletic or recreational club, cafeteria or other facility (a) if such facility is operated by Lessor or an affiliate of Lessor with the intent of producing a profit or intended primarily as a marketing inducement, (b) to the extent, if any, such facility is provided services materially in excess of services of the same nature provided to, or costs incurred in connection with, Lessee, or (c) if the square footage occupied by such facility is not included in the computation of the Rentable Area of the Building. Notwithstanding the foregoing, the costs of providing the concierge service for the Building shall be included in Operating Expenses.

21. Costs arising from the removal or abatement of asbestos in the Building.

22. Any amounts paid to Lessor or to subsidiaries or affiliates of Lessor for goods supplied to the Building or services in the Building to the extent the same exceed the costs of such goods or services rendered by unaffiliated third parties on a competitive basis; including without limitation management fees paid to such subsidiaries or affiliates to the extent the same exceed the market rate from time to time for comparable office buildings in downtown Chicago.

                               EXHIBIT F TO LEASE
                               ------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                            14th Floor Reserved Space
                            -------------------------

                                  [BLUEPRINT]

                               EXHIBIT G TO LEASE
                               ------------------

                            222 SOUTH RIVERSIDE PLAZA
                                CHICAGO, ILLINOIS

                       Possible Expansion Area - 7th Floor
                       -----------------------------------

                                  [BLUEPRINT]


                                      G-1